  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1998
                                                     REGISTRATION NO. 333-49839
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                        SATELLINK COMMUNICATIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------
         GEORGIA                     4812                    58-1850580
     (State or other     (Primary Standard Industrial     (I.R.S. employer
     jurisdiction of      Classification Code Number)  identification number)
     incorporation or
      organization)
                           1325 NORTHMEADOW PARKWAY
                                   SUITE 120
                            ROSWELL, GEORGIA 30075
                                (770) 625-2599
  (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)
                              DANIEL D. LENSGRAF
                            CHIEF FINANCIAL OFFICER
                        SATELLINK COMMUNICATIONS, INC.
                           1325 NORTHMEADOW PARKWAY
                                   SUITE 120
                            ROSWELL, GEORGIA 30075
                             PHONE: (770) 625-2599
                           FACSIMILE: (770) 625-2651
 (Name, address, including zip code and telephone number, including area code, of agent for service)
                                ---------------
                                  COPIES TO:

        M. HILL JEFFRIES, ESQ.                  JAMES WALKER IV, ESQ.
       SCOTT D. DICKINSON, ESQ.               TERRESA R. TARPLEY, ESQ.
           ALSTON & BIRD LLP             NELSON MULLINS RILEY & SCARBOROUGH,
          ONE ATLANTIC CENTER                          L.L.P.
      1201 WEST PEACHTREE STREET            FIRST UNION PLAZA, SUITE 1400
      ATLANTA, GEORGIA 30309-3424            999 PEACHTREE STREET, N.E.
         PHONE: (404) 881-7000               ATLANTA, GEORGIA 30309-3464
       FACSIMILE: (404) 881-7777                PHONE: (404) 817-6000
                                              FACSIMILE: (404) 817-6050
                                ---------------
  Approximate date of commencement of proposed sale to public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVENESS OF THE REGISTRATION STATEMENT.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                            PROPOSED
                                                             PROPOSED       MAXIMUM
                                                             MAXIMUM       AGGREGATE      AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO BE    AMOUNT TO BE  OFFERING PRICE    OFFERING     REGISTRATION
                REGISTERED                 REGISTERED(1)   PER SHARE(2)     PRICE(2)        FEE(3)
-----------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value per
  share..................................    4,255,000        $12.00      $51,060,000        $203
-----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1) Includes 555,000 shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(a).

(3) Excludes $14,860 previously paid.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JUNE 29, 1998

PROSPECTUS

                             3,700,000 SHARES

                                      LOGO
                 OF SATELLINK COMMUNICATIONS, INC. APPEARS HERE

                                  COMMON STOCK

  Of the 3,700,000 shares of common stock, par value $0.01 per share (the "Common Stock"), offered hereby, 2,750,000 shares are being offered by Satellink Communications, Inc. (the "Company" or "Satellink"), and 950,000 shares are being offered by certain shareholders of the Company (the "Selling Shareholders"). See "Principal and Selling Shareholders." The Company will not receive any of the proceeds from the sale of shares by the Selling Shareholders. See "Use of Proceeds."

  Prior to this offering (the "Offering"), there has been no public market for the Common Stock. It currently is anticipated that the initial public offering price of the Common Stock will be between $10.00 and $12.00 per share. See "Underwriting" for information relating to the determination of the initial public offering price. The Company has applied for the Common Stock to be listed for quotation on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "STLK."

  SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
   CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    PROCEEDS TO
                                  PRICE TO UNDERWRITING PROCEEDS TO   SELLING
                                   PUBLIC  DISCOUNT(1)  COMPANY(2)  SHAREHOLDERS
--------------------------------------------------------------------------------
Per Share.......................    $          $            $           $
--------------------------------------------------------------------------------
Total(3)........................   $          $            $           $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) The Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting estimated expenses of $900,000 payable by the Company.

(3) The Company has granted the Underwriters a 30-day over-allotment option to purchase up to 555,000 additional shares of Common Stock on the same terms and conditions as set forth above. If all such shares are purchased by the
    Underwriters, the total Price to Public will be $   , the total
    Underwriting Discount will be $    and the total Proceeds to Company will
    be $   . See "Underwriting."

                                  -----------

  The shares of Common Stock are offered subject to receipt and acceptance by the several Underwriters, to prior sale and to the Underwriters' right to reject orders in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that certificates for the shares of Common Stock
will be available for delivery on or about       , 1998.

                                  -----------

J.C.Bradford&Co.                                   Morgan Keegan & Company, Inc.

                                       , 1998

         [DESCRIPTION OF U.S. MAP SHOWING THE COMPANY'S COVERAGE AREA]





  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE COMMON STOCK, AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless the context indicates otherwise, all references to the "Company" or "Satellink" include Satellink Communications, Inc. and its subsidiaries. Unless otherwise indicated, all information contained herein: (i) reflects the conversion of all outstanding shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), into Common Stock upon the completion of the Offering; (ii) reflects a 1.3-for-one stock split to be effected immediately prior to the effectiveness of the Offering; (iii) assumes that the Company redeems all outstanding shares of Series D Redeemable Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock") between June 30, 1998 and December 31, 1998 as described in "Certain Transactions;" and (iv) assumes no exercise of the Underwriters' over-allotment option. The Company's fiscal year ends on July 31, and references to particular fiscal years of the Company refer to the twelve months ended on July 31 of the year indicated.

                                  THE COMPANY

  Satellink provides paging and enhanced personal telecommunications services to businesses and individuals in smaller metropolitan areas and major cities in the southeastern and southwestern United States. The Company has provided paging and voicemail services since 1988. In 1995, the Company began development of its proprietary Satellink Telecommunications Application Resource Network (the "STAR*Net") in anticipation of increased subscriber demand for a broad spectrum of personal telecommunications services from a single provider. The STAR*Net platform allows the Company to provide an integrated suite of personal telecommunications services to businesses and individuals in markets not generally targeted by major providers. The Company intends to capitalize on its STAR*Net platform by marketing enhanced services to its existing paging and voicemail subscriber base and by attracting new subscribers who would otherwise use multiple providers to fulfill their personal telecommunications needs.

  Through the STAR*Net platform, which integrates carrier grade telephony platform hardware with the Company's proprietary software, Satellink provides its subscribers with single telephone number access to paging, voicemail, long distance and "find me" services. The STAR*Net platform also allows the Company to offer prepaid and postpaid long distance calling cards and inbound 1-800 service. The Company believes that the STAR*Net platform's scalable and flexible architecture and relatively low cost of implementation give the Company a competitive advantage by allowing it to quickly add and customize services and offer enhanced services in smaller markets where the implementation of a more expensive architecture is not economically justified.

  The Company delivers paging services by broadcasting messages over: (i) FM subcarrier frequencies that are leased by the Company in Georgia and Alabama and that are linked with the CUE Paging Corporation ("CUE") nationwide FM paging network, which reaches over 95% of the population of the United States and Canada and covers 60,000 miles of interstate highway; (ii) Company-owned VHF and UHF paging networks in Georgia and Louisiana; and (iii) VHF, UHF, 900 MHz and narrowband personal communications service ("PCS") paging networks operated by third parties from which the Company purchases and resells local, regional and nationwide service. The Company's use of the STAR*Net platform and multiple message distribution networks in its market areas allows the Company to offer its customers an assortment of service and pricing options not readily available from many of the Company's competitors.

  Satellink's paging and voicemail subscriber base has increased through internal growth and acquisitions from approximately 27,000 subscribers as of July 31, 1995 to approximately 165,000 subscribers as of May 31, 1998.

  The Company's primary objective is to become a leading regional provider of enhanced personal telecommunications services. The Company intends to achieve its objective by pursuing the following strategies:

  . Expand Subscriber Base Through Acquisitions. The Company intends to increase its subscriber base and its opportunities to cross-market STAR*Net services by identifying and acquiring other providers of paging, voicemail and other personal telecommunications services. Based on its experience acquiring and integrating 12 paging and voicemail operators since February 1996, the Company believes that it can generate cost savings through integration of acquired companies, particularly from its increased purchasing power for equipment and airtime. Any cost savings would effectively reduce the multiple paid for acquired companies, thereby increasing the Company's return on invested capital. The Company intends to continue to focus on smaller acquisition candidates because it expects larger providers to focus increasingly on internal growth and larger acquisitions, thereby decreasing competition for smaller acquisition candidates.

  . Cross-Market an Integrated Suite of Customized Services to Existing and Acquired Subscribers. The Company intends to cross-market additional STAR*Net services to its existing and acquired paging and voicemail subscribers. The Company believes that its paging and voicemail subscribers are mobile individuals who are likely to use additional personal telecommunications services. The Company believes these subscribers will be more likely to purchase these services from the Company because: (i) the Company owns the subscribers' access numbers and is able to offer them the ability to change service plans and coverage areas without changing access numbers; (ii) the Company is able to provide its subscribers with unified billing for a variety of personal telecommunications services; and (iii) existing subscribers are familiar with the Company and have purchased services from the Company in the past.

  . Expand the Suite of Customized Services. The Company intends to continually develop new STAR*Net services. Current planned services under development include Internet-based voicemail delivery and receipt, local access voicemail between cities, text-to-speech playback of e-mail messages, Internet e-mail pager notification and narrowband PCS connect. The Company believes these services will, when combined with existing STAR*Net service offerings, provide it with additional cross-marketing opportunities to existing and new subscribers.

  . Focus on Niche Markets. Based on its analysis of its target markets, the Company believes that smaller metropolitan markets throughout the Southeast and Southwest are underserved by larger providers of personal telecommunications services who focus on more densely-populated metropolitan areas. These smaller markets are attractive to Satellink because management believes these markets have reduced competition for personal telecommunications services, limited availability of alternative services such as cellular telephones and lower market penetration rates for personal telecommunications services. Approximately 45% of the Company's paging subscribers utilize regional or national paging services compared to approximately 33% of total paging subscribers in the United States who use such services. The Company believes this reflects its ability to serve mobile individuals who require the broad, uninterrupted coverage area provided by the Company. The Company intends to continue implementing its niche market strategy by opening additional offices in smaller metropolitan markets, acquiring other providers of paging, voicemail and other personal telecommunications services in existing and additional markets and utilizing its direct sales force in markets in Georgia, Alabama, Louisiana and Texas.

  The Company was incorporated under the laws of the State of Georgia on June 2, 1988. The mailing address of its principal executive office is 1325 Northmeadow Parkway, Suite 120, Roswell, Georgia 30075, and its telephone number is (770) 625-2599.

                                  ACQUISITIONS

  Acquisitions have contributed significantly to the Company's growth. The following table provides a summary of acquisitions in which the Company acquired more than 5,000 subscribers. The Company has paid an aggregate consideration of approximately $27.0 million in connection with these acquisitions.

                                                               APPROXIMATE NUMBER OF
                                                                    SUBSCRIBERS
                                                     DATE      ------------------------
NAME OF ACQUIRED COMPANY        LOCATIONS          ACQUIRED     PAGING      VOICEMAIL
------------------------  ---------------------- ------------- ----------- ------------
Atlanta Voice Page,       Atlanta                February 1996      11,500          --
 Inc....................
C.R., Inc. .............  Dallas                 May 1996           10,500          --
Message World...........  Atlanta                February 1997         --         5,300
Premier Paging,
 Inc./Premier Paging      Baton Rouge and        April 1998         10,000          --
 of New Orleans, Inc....  New Orleans
Hyde's Stay in Touch,     Shreveport, Monroe and May 1998           39,000          --
 Inc. ..................  Alexandria, Louisiana

  In addition to the above acquisitions, since the commencement of the Company's acquisition program in February 1996, the Company has consummated six acquisitions for an aggregate consideration of $2.9 million, through which it acquired a total of 7,600 paging subscribers. The Company is currently engaged in preliminary discussions with several other acquisition candidates, but it has no binding commitments to acquire any of such candidates. See "Risk
Factors -- Ability to Manage Growth; Acquisition Risks" and "Use of Proceeds."

                                  THE OFFERING

Common Stock offered by the           2,750,000 shares
 Company............................

Common Stock offered by the Selling
 Shareholders.......................

                                        950,000 shares

Common Stock to be outstanding
 after the Offering.................

                                      7,710,251 shares(1)

Use of proceeds.....................  To repay indebtedness and redeem Series D
                                      Preferred Stock. See "Use of Proceeds"
                                      and "Certain Transactions."

Proposed Nasdaq National Market       STLK
 symbol.............................
--------

(1) Reflects the conversion of all outstanding shares of Series A Preferred Stock and Series C Preferred Stock into Common Stock on the closing date of the Offering (the "Closing Date") and the concurrent exercise of warrants to purchase 329,959 shares of Common Stock to be sold in the Offering by a Selling Shareholder. Excludes 1,301,337 shares of Common Stock that will be subject to vested options and warrants and 153,422 shares of Common Stock that will be subject to outstanding but unvested options on the Closing Date. See "Management -- Incentive Plan," "Principal and Selling Shareholders," "Shares Eligible for Future Sale" and note 7 to consolidated financial statements.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA
             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND ARPU)

  The following table sets forth certain historical and pro forma consolidated financial and operating data for the Company. This information should be read in conjunction with "Use of Proceeds," "Selected Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's consolidated financial statements and notes thereto, including the unaudited pro forma consolidated financial information, and the other financial information included elsewhere in this Prospectus.

                                   YEARS ENDED JULY 31,                NINE MONTHS ENDED APRIL 30,
                          ------------------------------------------  ---------------------------------
                                                                                             PRO FORMA
                                                           PRO FORMA                        AS ADJUSTED
                            1995       1996       1997      1997(1)     1997       1998       1998(5)
                          ---------  ---------  ---------  ---------  ---------  ---------  -----------
STATEMENT OF OPERATIONS
 DATA:
Service, rent and
 maintenance revenues...  $   6,885  $   9,839  $  16,308  $  20,478  $  11,899  $  14,577   $  17,877
Product sales...........        526        975      1,264      2,508        856        903       1,967
                          ---------  ---------  ---------  ---------  ---------  ---------   ---------
 Total revenues.........      7,411     10,814     17,572     22,986     12,755     15,480      19,844
Cost of products sold...       (468)      (960)    (1,201)    (2,443)      (840)      (801)     (1,970)
                          ---------  ---------  ---------  ---------  ---------  ---------   ---------
 Net revenues...........      6,943      9,854     16,371     20,543     11,915     14,679      17,874
                          ---------  ---------  ---------  ---------  ---------  ---------   ---------
Service, rent and
 maintenance expenses...      2,718      3,879      6,542      7,149      4,870      5,475       5,799
Selling and marketing
 expenses...............      1,222      1,602      2,314      2,635      1,696      2,261       2,469
General and
 administrative
 expenses...............        887      1,732      3,039      4,396      2,095      2,635       3,487
Engineering expenses....        567        516        638        641        473        631         631
Depreciation and
 amortization...........        845      1,204      2,242      3,279      1,605      2,130       2,793
Fixed asset impairment..        --         --         --         --         --         834         834
                          ---------  ---------  ---------  ---------  ---------  ---------   ---------
Operating income........        704        921      1,596      2,443      1,176        713       1,861
Other income............         90         91         90        151         69        180         450
Interest expense........       (704)      (873)    (1,564)    (2,884)    (1,100)    (1,740)     (1,033)
Accretion of stock
 warrants(2)............       (643)      (854)    (1,773)    (1,773)    (1,252)      (628)        --
(Loss) income from joint
 venture................        --         (96)        26         26         20         99          99
Minority interest.......        --          (2)        (3)        (3)        (2)        (8)         (8)
                          ---------  ---------  ---------  ---------  ---------  ---------   ---------
(Loss) income before
 income tax provision,
 extraordinary item and
 cumulative effect of
 change in accounting
 principle..............       (553)      (813)    (1,628)    (2,040)    (1,089)    (1,383)      1,369
Income tax provision....        --         --         --         --         --         --         (520)
                          ---------  ---------  ---------  ---------  ---------  ---------   ---------
(Loss) income before
 extraordinary item and
 cumulative effect of
 change in accounting
 principle..............       (553)      (813)    (1,628)    (2,040)    (1,089)    (1,383)        849
Extraordinary loss on
 early retirement of
 debt(3)................        --        (132)       --         --         --         --          --
Cumulative effect of
 change in accounting
 principle..............        --         --         --         --         --        (629)        --
                          ---------  ---------  ---------  ---------  ---------  ---------   ---------
 Net (loss) income .....       (553)      (945)    (1,628)    (2,040)    (1,089)    (2,012)        849
                          ---------  ---------  ---------  ---------  ---------  ---------   ---------
Preferred stock
 dividends..............         88        334        438        438        329        361         --
                          ---------  ---------  ---------  ---------  ---------  ---------   ---------
Net (loss) income
 attributable to common
 shareholders...........  $    (641) $  (1,279) $  (2,066) $  (2,478) $  (1,418) $  (2,373)  $     849
                          =========  =========  =========  =========  =========  =========   =========
 Allocation to Class A
  Common Stock..........  $    (599) $  (1,205) $  (2,035) $  (2,441) $  (1,397) $  (2,371)  $     849
 Allocation to Class B
  Common Stock..........        (42)       (74)       (31)       (37)       (21)        (2)        N/A
Net (loss) income per
 share (4):
 Loss from extraordinary
  item--basic:
 Class A Common Stock...  $     --   $   (0.04) $     --   $     --   $     --   $     --    $     --
 Class B Common Stock...        --       (3.79)       --         --         --         --          --
 Loss from cumulative
  effect of change in
  accounting principle:
 Class A Common Stock...  $     --   $     --   $     --   $     --   $     --   $   (0.21)  $     --
 Class B Common Stock...        --         --         --         --         --      (17.97)        --
 Net loss attributable
  to common
  shareholders--basic:
 Class A Common Stock...      (0.21)     (0.43)     (0.69)     (0.83)     (0.47)     (0.79)       0.11
 Class B Common Stock...     (17.61)    (36.68)    (58.24)    (69.86)    (39.96)    (67.10)        N/A
 Net income attributable
  to common
  shareholders--diluted.        N/A        N/A        N/A        N/A        N/A        N/A        0.10
Weighted average common
 shares outstanding--
 basic:
 Class A Common Stock...  2,872,417  2,775,792  2,952,811  2,952,811  2,952,811  3,015,800   7,674,124
 Class B Common Stock...      2,418      2,013        535        535        535         29         N/A
Weighted average common
 shares outstanding--
 diluted................        N/A        N/A        N/A        N/A        N/A        N/A   8,257,378

                                                      AT APRIL 30, 1998
                                               ---------------------------------
                                                                      PRO FORMA
                                                                         AS
                                               ACTUAL   PRO FORMA(1) ADJUSTED(5)
                                               -------  ------------ -----------
BALANCE SHEET DATA:
Working capital............................... $   557    $ 1,354      $ 1,757
Property and equipment, net...................  11,165     11,665       11,665
Total assets..................................  34,994     47,523       48,825
Long-term debt, less current maturities.......  25,263     37,491       14,759
Total shareholders' (deficit) equity..........  (8,233)    (8,233)      28,776

                                YEARS ENDED JULY 31,            NINE MONTHS ENDED APRIL 30,
                          ------------------------------------  ------------------------------
                                                        PRO                         PRO FORMA
                                                       FORMA                       AS ADJUSTED
                           1995      1996     1997    1997(1)    1997      1998      1998(5)
                          -------  --------  -------  --------  -------  --------  -----------
OTHER DATA:
Cash provided by (used
 in) operations.........  $   726  $    896  $ 1,974  $  2,953  $ 1,017  $    645   $  1,834
Cash used in investing
 activities.............   (1,649)  (11,019)  (8,033)   (8,880)  (4,762)  (11,962)   (12,670)
Cash provided by
 financing activities...      959    10,601    5,728     5,255    3,289    11,379     10,782
Adjusted EBITDA(6)......    1,639     2,264    3,951     5,896    2,867     3,949      6,029
Adjusted EBITDA
 margin(7)..............     23.6%     23.0%    24.1%     28.7%    24.1%     26.9%      33.7%
Units in service (end of
 period)................   27,271    65,418   95,172   129,407   90,067   122,569    162,757
Average revenues per
 unit(8)................  $ 24.91  $  17.72  $ 16.99  $  17.57  $ 17.03  $  14.98   $  13.60
Capital expenditures....  $(1,528) $ (1,911) $(3,647) $ (4,231) $(2,870) $ (5,793)  $ (6,037)
Cash dividends and
 distributions(9).......      (77)     (334)    (450)     (935)    (307)     (356)      (526)

--------
(1) The pro forma statements of operations and other data give effect to the acquisition of Message World and of Hyde's Stay in Touch, Inc. and its affiliated company (the "Hyde's Acquisition") and the issuance of $12.2 million in additional debt to finance the Hyde's Acquisition as if they had occurred at the beginning of the period presented, and the pro forma balance sheet data give effect to the Hyde's Acquisition and the related financings as if they had occurred at April 30, 1998. The pro forma financial information does not purport to represent what the Company's results of operations would have been if the acquisition of Message World, the Hyde's Acquisition and the related financing had in fact occurred on such date, nor does it purport to indicate the future financial position or results of future operations of the Company. The pro forma adjustments are based on currently available information and certain assumptions that management believes to be reasonable.
(2) Represents a non-cash expense, calculated pursuant to a formula based on the Company's Adjusted EBITDA, associated with the put feature of warrants (the "Creditanstalt Warrants") issued by the Company to Creditanstalt-Bankverein ("Creditanstalt"), as agent for the lenders under the Company's credit arrangements (the "Credit Facility"). The put feature of the Creditanstalt Warrants will be canceled on the Closing Date.
(3) As a result of early retirement of debt in fiscal 1996, the Company recorded a loss of $132,000, net of income taxes.
(4) Basic and diluted net (loss) income per share under the two class method are computed separately for holders of Class A and Class B Common Stock using the weighted average number of shares of Class A and Class B Common Stock outstanding. Diluted net income per share differs from basic earnings per share only for periods in which earnings are positive. Net loss attributable to Class A and Class B shareholders is allocated based on the extent to which each class shares in the Company's loss. The Company's Class A and Class B common shareholders receive dividends at a ratio of 1:84.5. For the calculation of basic and diluted net loss per share, see the Company's consolidated statements of operations for the periods presented. See also "Capitalization."

(5) Adjusted to reflect the effect of the Hyde's Acquisition, the issuance of $12.2 million in additional debt to finance the Hyde's Acquisition, the exercise of warrants to purchase 329,959 shares of Common Stock to be sold in the Offering by a Selling Shareholder and the sale of 2,750,000 shares of Common Stock offered by the Company hereby at an assumed initial public offering price of $11.00 per share (the midpoint of the price range set forth on the cover page of this Prospectus) and the application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Capitalization."
(6) Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, fixed asset impairment, accretion of stock warrants, extraordinary item and cumulative effect of change in accounting principle. Adjusted EBITDA is a measure of financial performance that is often used in the personal telecommunications industry to compare companies on the basis of liquidity, capital resources and leverage and to determine a company's ability to service debt. Adjusted EBITDA also is one of the financial measurements used to determine whether the Company is in compliance with its covenants under the Credit Facility. However, Adjusted EBITDA should not be considered in isolation or as an alternative to net loss, income from operations, cash flows from operating activities or any other measure of performance under generally accepted accounting principles ("GAAP"). Further, Adjusted EBITDA may be calculated differently by different companies within the personal telecommunications industry. Thus, Adjusted EBITDA as presented herein may not be comparable to Adjusted EBITDA or other similarly titled measures reported by other companies. Adjusted EBITDA for fiscal 1996 excludes $145,000 related to a one-time charge to write off research and development.
(7) Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net revenues.

(8) Average revenues per unit ("ARPU") equals the net revenues for a given period divided by the average number of units in service during such period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview."
(9) For all periods other than the pro forma periods, consists of cash paid as dividends on the Company's Series A Preferred Stock and Series C Preferred Stock. No dividends have been paid on the Company's Common Stock. See "Dividend Policy." For the pro forma periods, represents the cash paid as dividends as noted previously and the distributions to the former owner of Hyde's.

                                 RISK FACTORS

  An investment in the shares of Common Stock offered hereby involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should consider the following factors carefully in evaluating an investment in the Common Stock offered hereby. This Prospectus contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of, assumptions made by and information currently available to the Company's management. Forward-looking statements are identified by the use of words such as "expects," "estimates," "anticipates," "believes," "intends," "plans" and similar expressions and variations thereof. The cautionary statements set forth in this "Risk Factors" section and elsewhere in this Prospectus identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements.

ABILITY TO MANAGE GROWTH; ACQUISITION RISKS

  Demands in managing continued growth, including difficulties in predicting the growth in network usage and required capacity, could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company's systems, procedures, controls and existing space will be adequate to support expansion of the Company's operations. The Company has experienced substantial growth in revenue and personnel in recent years. The Company's growth has placed significant demands on all aspects of the Company's business, including its administrative, technical and financial personnel and systems. Additional expansion by the Company may further strain the Company's management, financial and other resources. The Company's future operating results will substantially depend on the ability of its officers and key employees to manage changing business conditions and to implement and improve its technical, administrative, financial control and reporting systems. If the Company is unable to respond to and manage changing business conditions, then the quality of the Company's services, its ability to retain key personnel and its results of operations could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Growth Strategy" and "Management."

  The Company continually evaluates acquisition opportunities, and a significant portion of the Company's recent growth has been accomplished through acquisitions. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, services, products and personnel of the acquired company, the diversion of management's attention from other business concerns, the entrance into markets in which the Company has little or no prior experience and the potential loss of key employees and subscribers of the acquired company. Acquisitions may also result in potentially dilutive issuances of equity securities, the incurrence of additional debt, the assumption of known and unknown liabilities, the write-off of amortization expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on the Company's business, financial condition and results of operations. If assumptions prove to be incorrect and the potential liabilities ultimately exceed established reserves, the Company's business, financial condition and results of operations could be materially adversely affected. In the future, the Company may take charges in connection with acquisitions. There can be no assurance that the costs and expenses incurred will not exceed the estimates upon which such charges are based. The Company is unable to predict whether any prospective acquisition will occur or the likelihood that any acquisition will be completed. See "Business -- Acquisitions."

HISTORY OF PRIOR LOSSES

  The Company incurred net losses during each of its last five fiscal years, including net losses of $233,000 during fiscal 1993, $245,000 during fiscal 1994, $641,000 during fiscal 1995, $1.3 million during fiscal 1996 and $2.0 million during fiscal 1997, as well as net losses of $1.4 million during the nine months ended April 30, 1997 and $2.4 million during the nine months ended April 30, 1998.

  Although the Company has experienced significant growth in revenues in recent fiscal years and expects to become profitable upon consummation of the Offering due to the elimination of the put feature of the Creditanstalt Warrants and related accretion, there can be no assurance that revenue growth can be sustained or that the Company will become or remain profitable following the consummation of the Offering. The Company's ability to maintain profitability depends on a number of factors, including increasing revenues while reducing costs, maintaining current subscribers, attracting new subscribers, implementing its business strategies and many other factors outside the Company's control. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Growth Strategies."

TECHNOLOGICAL CHANGE; DEPENDENCE ON NEW SERVICES

  The Company's future success will depend in significant part on its ability to anticipate industry standards, continue to apply advances in technologies, enhance its current services, develop and introduce new services in a timely fashion, enhance its software and the STAR*Net platform and compete successfully with products and services based on evolving or new technologies. The market for the Company's services is characterized by rapid technological change, frequent new product introductions and evolving industry standards.

  The Company expects development and introduction of new products and services, along with enhancements to existing products and services, will compete with the services offered by the Company. Among the new and evolving technologies with which the Company expects to compete are notebook computers equipped with sound cards, fax modems and cellular modems, portable Internet appliances which would allow connection to the Internet over wireless networks and personal digital assistants with enhanced communications features. The Company intends to introduce additional services in 1998, several of which are described in this Prospectus. Development of these services has required and will require the implementation of new technologies and the integration of these technologies into the STAR*Net platform. Several of the Company's competitors have developed and introduced services that are functionally identical to the STAR*Net services that the Company currently offers and intends to offer. For example, products currently exist which provide text-to-voice e-mail conversion and "find me" services, and several competitors have developed single number services for all of their communications devices. There can be no assurance that the Company's current and future STAR*Net services will meet with market acceptance or will compete effectively with the services that are currently offered or that will be offered by the Company's competitors. There can be no assurance that the Company will be successful in developing and marketing service enhancements or new services that respond to these or other technological changes or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of its services, or that its new services, and the enhancements thereto, will adequately meet the requirements of the marketplace and achieve market acceptance. Delays in the introduction of new services, the inability of the Company to develop such new services or the failure of such services to achieve market acceptance could have a material adverse effect on the Company's business, financial condition and results of operation. See "Business -- Industry," " -- Services" and "--
 Proprietary Rights and Technology."

RISKS ASSOCIATED WITH THE STAR*NET ROLLOUT

  The Company has limited experience in developing and marketing STAR*Net services. Additionally, the Company has limited experience in establishing new networks and replacing existing networks using the STAR*Net technology. There can be no assurance that the Company will be successful in developing and marketing STAR*Net services, establishing new networks or replacing existing networks in a timely and cost-effective manner. The Company may experience unexpected delays or problems, including system errors or failures, in developing and marketing STAR*Net services or establishing new networks using the STAR*Net technology. Additionally, the Company may experience difficulties, including service interruption or failure, in transferring subscribers from existing networks to the STAR*Net platform. Significant delay or difficulty in establishing the STAR*Net platform or in developing and marketing STAR*Net services could have a material adverse effect on the Company's business, financial condition and results of operations.

RISKS ASSOCIATED WITH JOINT VENTURES

  FM Concepts, Ltd. ("FM Concepts") is a joint venture owned equally by the Company, certain affiliates of C.R., Inc. ("C.R.") and Cape Fear Paging of North Carolina, Inc. ("Cape Fear"). FM Concepts was formed in 1995 for a 40 year term to develop an FM pager (the "FM Concepts Pager") for use by the Company, C.R. and Cape Fear. The Company does not control FM Concepts, and there can be no assurance that FM Concepts will use its resources in a manner consistent with the Company's strategies. Additionally, FM Concepts can require each of the Company, C.R. and Cape Fear to contribute up to an aggregate of $250,000 to FM Concepts, and the Company cannot require FM Concepts to return any or all of its contribution. Although the Company has contributed approximately $227,000 to FM Concepts as of April 30, 1998, the FM Concepts Pager is at an experimental stage, and there can be no assurance that it will ever reach the production stage. There can also be no assurance that the FM Concepts Pager will function in accordance with design specifications or that subscribers will view it as an attractive alternative to traditional pagers or competing FM pagers. FM Concepts intends to outsource the production of the FM Concepts Pager to a third party manufacturer; however, there can be no assurance that FM Concepts will successfully identify a suitable manufacturer or that any manufacturer will be able to produce the FM Concepts Pager according to design specifications in a cost-effective manner. See "Business -- Proprietary Rights and Technology" and "-- Pagers."

  The Company currently purchases FM radio pagers from FM Concepts, L.L.C. ("FM Concepts II"), a joint venture that was formed in 1996 and is owned equally by the Company and Cape Fear. FM Concepts II is not controlled by the Company, and, therefore, there can be no assurance that FM Concepts II will utilize its resources in a manner consistent with the Company's strategies. Additionally, FM Concepts II can require each of the Company and Cape Fear to contribute up to an aggregate of $250,000 to FM Concepts II's capital, and the Company cannot require FM Concepts II to return any or all of its contribution. As of April 30, 1998, the Company had contributed approximately $235,000 to FM Concepts II. FM Concepts II and CUE have been licensed by Nokia Oy AB ("Nokia") to manufacture and distribute pagers using Nokia's FM paging technology throughout North America. FM Concepts II has contracted with Info Telecom S.A. ("Info Telecom"), a French producer, to manufacture FM pagers for distribution in North America. The Company believes that its participation in the FM Concepts II joint venture combined with the outsourcing of production of FM pagers allows it to obtain FM pagers at a more favorable cost than if it purchased such pagers directly from a third party because it will not have to pay the markup ordinarily charged by such manufacturers. See "Business -- Pagers."

COMPETITION

  The telecommunications services industry is intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to increase in the future. Many of the Company's current and potential competitors have longer operating histories, greater name recognition, larger customer bases and substantially greater financial, personnel, marketing, engineering, technical and other resources than the Company. Competition from these competitors could have a material adverse effect on the Company's business, financial condition and results of operations.

  The Company attempts to differentiate itself from its competitors by offering an integrated suite of telecommunications services. Other providers currently offer each of the individual services and certain combinations of the services offered by the Company. For example, Premiere Technologies, Inc. ("Premiere Technologies") offers bundled telecommunications services which are similar to those offered by the Company. Octel Communications Corporation ("Octel") and Microsoft Corporation ("Microsoft") recently announced a service called "Unified Messenger," which places all voicemail, e-mail and fax messages in a single mailbox accessible by computer or telephone. The Company's nationwide mobile communications services and features compete with services provided by companies such as AT&T Corp. ("AT&T"), MCI Communications Corp. ("MCI") and Sprint Corp. ("Sprint") as well as smaller interexchange long distance providers. The Company's voicemail services compete with voicemail services provided by AT&T, certain regional Bell operating companies ("RBOCs") and other service bureaus as well as by equipment manufacturers, such as Octel, Northern Telecom, Inc. ("NorTel"), Siemens Business Communications Systems, Inc. ("Siemens"), Centigram

Communications Corporation ("Centigram"), Boston Technology, Inc. ("Boston Technology") and Digital Sound Corporation ("Digital Sound"). The Company's paging services compete primarily with those offered by Paging Network, Inc. ("PageNet"), the world's largest provider of paging services, AirTouch Communications, Inc. ("AirTouch"), Arch Communications, Inc. ("Arch"), MobileMedia Communications, Inc. ("MobileComm"), SkyTel Corporation ("SkyTel"), a subsidiary of Mobile Telecommunications Technologies Corp. ("MTEL"), PageMart, Inc. ("PageMart") and Metrocall, Inc. ("Metrocall"). The Company expects that other parties will develop and implement information and telecommunications service platforms similar to its platform, thereby increasing competition for the Company's services. See "Business -- Competition."

  On February 8, 1996, President Clinton signed into law the Telecommunications Act of 1996, as amended (the "1996 Act"), which allows the RBOCs, as is the case with other local exchange carriers ("LECs"), to provide long distance telephone service between Local Access and Transport Areas ("LATAs"). The 1996 Act will likely significantly increase competition for long distance services. The new legislation also grants the FCC the authority to deregulate other aspects of the telecommunications industry, which may in the future, if authorized by the FCC, facilitate the offering of an integrated suite of information and telecommunications services by the RBOCs in competition with the Company. Such increased competition could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Legislative Matters" and "-- Government Regulation."

  Telecommunications companies compete for consumers primarily based on price, with major long distance carriers and paging companies conducting extensive advertising campaigns to capture market share. There can be no assurance that a decrease in the rates charged for communications services by the major long distance carriers, major paging companies or other competitors, whether caused by general competitive pressures or the entry of the RBOCs and other LECs into the bundled telecommunications market, would not have a material adverse effect on the Company's business, financial condition and results of operations. The Company expects that the information and telecommunications services markets will continue to attract new competitors and new technologies, possibly including alternative technologies that are more sophisticated and cost effective than the Company's technology. See "Business -- Competition."

UNCERTAINTY OF MARKET ACCEPTANCE OF PERSONAL TELECOMMUNICATIONS SERVICES

  The Company's future success depends upon the market acceptance of its existing and future personal telecommunications products and services. Personal telecommunications services integrate the functionality of telephones and computers and thus represent a departure from standards for information and telecommunications services. Market acceptance of personal telecommunications products and services generally requires that individuals and enterprises accept a new way of exchanging information. The Company believes that broad market acceptance of its personal telecommunications products and services will depend on several factors, including ease of use, price, reliability, access and quality of service, system security, product functionality and the effectiveness of marketing and distribution efforts. There can be no assurance that the Company's personal telecommunications products and services will achieve broad market acceptance or that such market acceptance will occur at the rate which the Company currently anticipates. A decline in the demand for, or the failure to achieve broad market acceptance of, the Company's personal telecommunications product and services would have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Technological Change; Dependence on New Services" and "Business -- Industry" and "-- Services."

DEPENDENCE ON NETWORKS, SWITCHING FACILITIES AND THE STAR*NET PLATFORM; DAMAGE, FAILURE AND DOWNTIME


  There can be no assurance that a fire, act of sabotage, technical failure, natural disaster or a similar event would not cause the failure of all or a portion of the Company's network, a third party network on which the Company relies, or any of the Company's switching facilities or STAR*Net platforms, thereby resulting in an interruption of the Company's services. On May 18 and 19, 1998, the Galaxy 4 satellite, which is owned by

PanAmSat and transmits paging messages for a majority of the pagers in service in the United States, malfunctioned, resulting in an interruption of paging service to up to 40 million paging subscribers in the United States, including approximately 25% of the Company's subscribers. Because the Company uses multiple message distribution networks and the majority of the Company's subscribers are serviced through the CUE nationwide FM paging network and Company-owned VHF and UHF paging networks, most of the Company's subscribers were not affected by the malfunction of the Galaxy 4 satellite. However, there can be no assurance that a technical malfunction such as the one that affected the Galaxy 4 satellite will not affect one or more of the Company's distribution networks, resulting in an interruption of the Company's services. Such an interruption could have a material adverse effect on the Company's business, financial condition and results of operations.

  The Company currently maintains switching facilities and STAR*Net platforms in Atlanta, Albany, Augusta, Cordele, Macon, Savannah and Valdosta, Georgia; Birmingham, Alabama; Baton Rouge and New Orleans, Louisiana; and Dallas, Texas. The Company's network service operations are dependent upon its ability to protect the equipment and data at its switching facilities and STAR*Net platforms against potential damage that may be caused by fire, power loss, technical failures, unauthorized intrusion, natural disasters, sabotage and other similar events. The Company has implemented monitored security systems, controlled access and automated data backup procedures, uninterruptable power supply systems and automated system trouble alerts. Nevertheless, any damage to the Company's switching facilities or STAR*Net platforms could have a material adverse effect on the Company business, financial condition and results of operations. See "Business -- Paging Infrastructure" and "-- The STAR*Net Platform."

LIMITATIONS OF CUE PAGING NETWORK

  The Company's FM subcarrier paging network is located in Alabama and Georgia and is linked with the CUE nationwide FM subcarrier paging network, through which the Company delivers nationwide FM paging service. Accordingly, the Company is dependent upon CUE for continued maintenance and development of its nationwide FM subcarrier paging network. CUE is under no contractual obligation to upgrade or further develop the network to accommodate new technologies or subscribers beyond its current capabilities. The Company estimates that the CUE network is currently operating at approximately 60% of capacity and, assuming the continuation of historical growth rates on the CUE network, that sufficient capacity is available to accommodate the Company's FM subscriber growth for the next five years. There can be no assurance, however, that the Company's estimate of the CUE network capacity or its projection of the Company's subscriber growth are accurate. If CUE fails to maintain its nationwide network, fails to upgrade or further develop the network or if the Company's estimates of network capacity or projections of subscriber growth are inaccurate, the Company may experience a material adverse effect on its business, financial condition and results of operations. See "-- Technological Change; Dependence on New Services" and "Business -- Paging Infrastructure."

LIMITATIONS OF FM PAGING TECHNOLOGY

  There can be no assurance that the Company's potential or existing subscribers will accept the inherent limitations of the FM Concepts Pager or that a third party will not develop a superior FM pager to which the Company does not have access at competitive prices. The cost of pagers varies, based in part on their messaging capability and whether they utilize traditional or FM paging technology. FM radio pagers currently used by the Company are designed to scan the entire FM band in search of paging broadcasts and currently only receive numeric messages. The FM pagers currently purchased by the Company are more expensive and approximately 50% larger than traditional pagers. Reduced acceptance of FM pagers or increased competition from FM and traditional pager providers could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Technological Change; Dependence on New Services," "-- Risks Associated with Joint Ventures," "-- Limited Protection of Proprietary Rights and Technology," "Business -- Pagers" and "-- Proprietary Rights and Technology."

FACTORS AFFECTING OPERATING RESULTS; POTENTIAL FLUCTUATIONS IN QUARTERLY
RESULTS

  The Company's operating results may vary significantly in the future. Certain factors that may cause the Company's future operating results to vary include, without limitation: (i) the timing of new service announcements; (ii) market acceptance of new and enhanced versions of the Company's services;
(iii) potential acquisitions; (iv) competitive pricing pressures; (v) changes in legislation and regulation that may affect the competitive environment for the Company's communications services; and (vi) general economic and seasonal factors. Quarterly revenues are difficult to forecast because the market for the Company's existing and planned services is rapidly evolving. The Company's expense levels are based, in part, on its expectations as to future revenues. If revenue levels are below expectations, the Company may be unable or unwilling to reduce expenses proportionately and operating results would likely be adversely affected. As a result, the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Due to all of the foregoing factors, it is likely that in some future quarter or quarters the Company's operating results will be below the expectations of public market analysts and investors. In such event, the market price of the Company's Common Stock will likely be materially adversely affected. See "-- Ability to Manage Growth; Acquisition Risks" and "-- Risks Associated with the STAR*Net Rollout."

DEPENDENCE ON KEY MANAGEMENT AND PERSONNEL

  The Company's success is largely dependent upon its President and Chief Executive Officer, Jerry W. Mayfield, the loss of whom could have a material adverse effect on the Company. The Company also believes that to be successful it must hire and retain highly qualified engineering, product development and marketing personnel. Competition in the recruitment of highly qualified engineering and product development personnel in the information and telecommunications services industry is intense. Additionally, turnover in marketing personnel is high, and the Company may not be able to recoup its investment in a marketing representative before that person leaves the Company. The inability of the Company to locate, hire and retain such personnel may have a material adverse effect on the Company. No assurance can be given that the Company will be able to retain its key employees or that it will be able to attract qualified personnel in the future. The Company maintains and is the beneficiary of a life insurance policy in the amount of $1.0 million on the life of Mr. Mayfield. See "Management" and "Business -- Employees."

YEAR 2000 RISKS

  The Year 2000 issue is the result of potential problems with computer systems or any equipment with computer chips using dates that have been stored as two digits rather than four (e.g., "98" for 1998). On January 1, 2000, any clock or date recording mechanism, including date sensitive software, which uses only two digits to represent the year may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruption of operations, including, among other things, a temporary inability to process transactions, send invoices or perform similar tasks.

  The Company has assessed the Year 2000 issue with respect to the software used by the Company in providing its services and with respect to its computerized information and operating systems. Based on discussions with its current software vendors and an internal assessment of its in-house computer systems, the Company believes that it has completed substantially all modifications to its affected software programs and computerized systems and that minimal additional work is required to finalize these modifications. The Company expects to fully complete all Year 2000 modifications by early 1999, leaving adequate time to assess and correct any significant issues that may materialize. Management does not believe that the remaining costs to resolve the Company's Year 2000 issues will be material to the Company's results of operations. Management has applied a substantial amount of judgment in arriving at this assessment; consequently, there can be no assurance that this assessment of the remaining costs to be incurred to remediate all Year 2000 issues will prove to be accurate, and actual results could differ materially from such assessment.

  The Company is also discussing the Year 2000 issue with its significant customers and suppliers to determine the extent to which the Company is vulnerable to those third parties' failures to remediate their own Year 2000 issues. The Company is not yet certain as to the extent to which the computer software and business systems of its customers and suppliers are Year 2000 compliant. If systems of third parties on which the Company's systems rely are not timely converted or if such conversions are incompatible with the Company's systems, or if the Company fails to timely complete the remaining modifications to its own systems, the Year 2000 issue could have a material adverse effect on the Company's business, financial condition and results of operations.

RISK OF SOFTWARE FAILURES OR ERRORS

  The software developed and utilized by the Company in providing its services may contain undetected errors. Although the Company tests its software prior to placing the software on its network, there can be no assurance that errors will not be found in the software after the software is placed into use. Any such errors may result in: (i) partial or total failure of the Company's network; (ii) additional and unexpected expenses to fund further product development or to add programming personnel to complete a development project; and (iii) loss of revenues because of the inability of subscribers to use the network or the cancellation by subscribers of their service with the Company, any of which could have a material adverse effect on the Company's business, financial condition and results of operation. See "-- Dependence on Networks, Switching Facilities and the STAR*Net Platform; Damage, Failure and Downtime," "Business -- Paging Infrastructure," "-- Technical Support" and "-- Proprietary Rights and Technology."

DEPENDENCE UPON TELECOMMUNICATIONS PROVIDERS; NO GUARANTEED SUPPLY

  Other than certain local and regional paging networks, the Company does not own a transmission network and, accordingly, depends on MCI and other facilities-based and non-facilities based carriers for transmission of its subscribers' long distance calls and the majority of its paging data. These long distance telecommunications and paging services generally are procured pursuant to supply agreements for terms of up to three years, subject to earlier termination in certain events. Certain of these agreements provide for minimum purchase requirements. Further, the Company is dependent upon LECs for call origination and termination. The Company's ability to maintain and expand its business depends, in part, on its ability to continue to obtain telecommunications services on favorable terms from long distance and paging carriers and the cooperation of both interexchange carriers and LECs in originating and terminating service for its subscribers in a timely manner. The partial or total loss of the ability to initiate or terminate calls would result in a loss of revenues by the Company and could lead to a loss of subscribers, which could have a material adverse effect on the Company's business, financial condition and results of operation. See "Business -- Paging Infrastructure."

RISK OF LOSS FROM RETURNED TRANSACTIONS; FRAUD; BAD DEBT; THEFT OF SERVICES

  From time to time, persons have gained unauthorized access to the Company's network and obtained services without rendering payment to the Company by unlawfully using the access numbers and personal identification numbers ("PINs") of authorized users. No assurance can be given that future losses due to unauthorized use of access numbers and PINs will not be material. The Company attempts to manage these risks through its internal controls and billing system. The STAR*Net platform is designed to prohibit a single access number and PIN from establishing multiple simultaneous connections to the platform, and the Company establishes preset spending limits for each subscriber. Although the Company believes that its risk management and bad debt reserve practices are adequate, there can be no assurance that the Company's risk management practices or reserves will be sufficient to protect the Company from unauthorized or returned transactions or thefts of services which could have a material adverse effect on the Company's business, financial condition and results of operations.

REGULATION

  STAR*Net Services

  Various regulatory factors affect the Company's financial performance and its ability to compete. The Company is subject to regulation by the FCC and to entry and rate regulation by various state public service and public utility commissions ("PUCs") and is otherwise affected by regulatory decisions, trends and policies made by these agencies. FCC rules currently require interexchange carriers to permit resale of their transmission services. FCC rules also require most LECs to provide all interexchange carriers with equal access to local exchange facilities for purposes of origination and termination of local and long distance calls. In the unlikely event that either or both of these requirements are eliminated, the Company could be adversely affected. Moreover, the underlying carriers that provide services to the Company or that originate or terminate the

Company's traffic may increase rates or experience disruptions in service due to factors outside the Company's control, which could cause the Company to experience increases in its costs for telecommunications services or disruptions in transmitting its subscribers' local and long distance calls. See "Business -- Government Regulation."

  In order to provide intrastate long distance service, the Company generally is required to obtain certification from state PUCs, to register with such state PUCs or to be found exempt from registration by such state PUCs. The Company's facilities do not prevent subscribers from using the facilities to make long distance calls in any state, including states in which the Company currently is not authorized to provide intrastate telecommunications services and operator services. Regulatory action against the Company by one or more state PUCs resulting from the availability of long distance telecommunications and operator services through the Company's facilities in states where the Company is not authorized to provide such services could have a material adverse effect on the Company's business, financial condition and results of operations.

  The 1996 Act is intended to increase competition in the long distance and local telecommunications markets. The 1996 Act opens competition in the local services market and, at the same time, contains provisions intended to protect new competitors from unfair competition by incumbent LECs, including the RBOCs. The 1996 Act allows RBOCs to provide long distance service outside of their local service territories but bars them from immediately offering in-region inter-LATA long distance services until certain conditions are satisfied. An RBOC must apply to the FCC to provide in-region inter-LATA long distance services and must satisfy a set of pro-competitive criteria intended to ensure that RBOCs open their own local markets to competition before the FCC will approve such application. The FCC has approved the applications of certain RBOCs to provide in-region inter-LATA long distances services. Moreover, as a result of the 1996 Act, the Company may experience increased competition from others, including the RBOCs. In addition, the Company may be subject to additional regulatory requirements and fees resulting from the implementation of the 1996 Act, including universal service assessments, access charge assessments, payphone compensation surcharges, local number portability and cost recovery assessments. See "Business -- Legislative Matters."

  Paging Operations

  Federal Regulation. The Company's paging operations are subject to regulation by the FCC under the Federal Communications Act of 1934, as amended (the "Communications Act"). The FCC has granted the Company licenses to use the radio frequencies necessary to conduct its paging operations. Licenses issued by the FCC to the Company set forth the technical parameters for each station, such as location, frequency, signal strength, tower height, etc., under which the Company is authorized to operate.

  License Grant and Renewal. The FCC licenses granted to the Company are for varying terms of up to 10 years, at the end of which license renewal applications must be filed with and granted by the FCC. The Company holds various FCC radio licenses which are used in connection with its paging operations. The license expiration dates for these licenses are staggered, with only a portion of the licenses expiring in any particular calendar year. Licensees in the paging service normally enjoy a "renewal expectancy," unless it can be demonstrated by a competitor that the licensee has not operated the station in conformance with the FCC's rules, or that the licensee has not provided adequate service to the public. Such challenges have been rare, and the vast majority of license renewal applications are granted in the normal course. Although the Company is unaware of any circumstances which could prevent the grant of its license renewal applications, no assurance can be given that any of the Company's license renewal applications will be free of competing applications or will be granted by the FCC. Furthermore, the FCC has the authority to restrict the operations of licensed radio facilities or, following a hearing pursuant to the Communications Act, to revoke or involuntarily modify radio licenses. To date, none of the Company's licenses have ever been revoked or modified involuntarily.

  FCC Regulatory Developments. The FCC has enacted regulations regarding auctions for the award of radio licenses. Pursuant to such rules, the FCC may, at any time, require auctions for new or existing services prior to the award of any license. Accordingly, there can be no assurance that the Company will be able to procure additional frequencies, or expand existing paging networks into new service areas.

  In March 1994, the FCC adopted rules pursuant to which the FCC auctions licenses for blocks of spectrum on a "market area basis." The winner of the license is given the right to use a certain frequency or group of frequencies throughout a defined geographic area (such as a Rand-McNalley Basic Trading Area ("BTA") or Major Trading Area ("MTA")), and can construct and operate transmitters throughout this market area without FCC licensing of individual stations. In some cases, existing users of the designated frequencies must be protected from interference or furnished with alternative means of communications. The FCC has completed auctions to license various radio services on a market area basis, including narrowband PCS or two-way paging, broadband PCS, and the first phase of the 800 MHz trunked specialized mobile radio auction, which concluded in December 1997. In these auctions, successful bidders have made significant auction payments in order to obtain spectrum.

  With respect to its paging operations, the Company may choose to participate in the market area licensing auctions for paging services. The first auction for the 900 MHz paging bands is tentatively scheduled for the third quarter of calendar year 1998. The lower paging bands, e.g., the exclusive 150 and 450 MHz frequencies, are likely to be auctioned in 1999. The Company believes that most bidders in the auctions will be larger carriers, with significant resources to build out large regional systems. The FCC is currently not proposing to auction the shared private carrier paging frequencies licensed under its rules.

  On February 8, 1996, the FCC announced a freeze on the acceptance of applications for new or modified transmitter facilities in paging services. This freeze was temporarily lifted to permit the filing of expansion applications by incumbent paging carriers. With respect to applications to expand paging systems licensed on exclusive paging frequencies, the FCC has indicated that it will not process any expansion application filed after July 31, 1996; and that any pending application which is mutually exclusive with another pending application, due to the possibility of harmful electrical interference, will be dismissed. However, with respect to shared paging channels, licensed under the FCC's rules, e.g., 462.850 MHz, the FCC is permitting incumbent licensees to file expansion applications without restriction. Thus, while the Company may be licensed on a particular shared frequency at a particular site in Georgia, it could expand its paging system throughout the southeastern United States, or elsewhere. Such flexibility is not currently available to the Company for its paging system licensed on exclusive frequencies under the FCC's rules. Currently, the only method for expanding its paging system licensed under the FCC's rules is through acquisition of existing stations, with FCC approval, which the Company did during the first quarter of calendar year 1998.

  The FCC has fully implemented its rules regarding the classification of the services offered by paging carriers as either Commercial Mobile Radio Services ("CMRS") or Private Mobile Radio Services ("PMRS"). Previously, paging licensees had been classified either as "common carriers" or "private carrier paging carriers." Pursuant to the FCC's rules, which aim to reduce the disparities in the regulatory treatment of similar mobile services, the Company's paging services are classified as CMRS, since the radio facilities are interconnected to the public switched telephone network and service is provided to the general public on a for-profit basis. The Company believes that such parity will remove certain regulatory advantages which private carriers, such as itself, enjoyed under the previous regulatory scheme. It should be noted that certain disparities still exist between the exclusive frequencies and the shared frequencies licensed under the FCC's rules, which can affect the Company's ability to respond to subscriber demands in a timely manner. In particular, the Company generally cannot expand its exclusive paging channel coverage except by acquisition of another carrier's station on the same channel or by being a winning bidder in the upcoming paging auctions. These auctions will feature "overlay" licenses, with the winning bidder being required to protect existing licensees within the designated service area. If the Company is the successful bidder for its areas of interest, it will be able to expand the coverage of its existing operations without further FCC approval, within the licensed market areas. If instead, the Company is not the successful bidder, then it will be unable to expand its existing coverage unless it obtains the permission of the winning bidder. However, the winning bidder would have to protect the Company's existing coverage areas from interference.

  Separate and distinct from the Company's paging facilities discussed above is the Company's FM subcarrier paging system. While the FCC requires carriers, such as the Company, to file applications prior to initiating service on "leased subcarrier facilities of broadcast stations," such applications are not barred by the FCC's freeze on applications for paging channels. Thus, it would be possible for the Company to expand its FM subcarrier paging system, should the need arise.

  The 1996 Act may affect the Company's paging business. Some aspects of the new statute could have a beneficial effect on the Company's paging business. For example, proposed federal guidelines regarding antenna siting issues may potentially remove local and state barriers to the construction of communications facilities (although such restrictions are now being litigated in the courts and debated in Congress), and efforts to increase competition in the local exchange and interexchange industries may reduce the cost to the Company of acquiring necessary communications services and facilities. On the other hand, some provisions relating to common carrier interconnection, pay phone rates, enhanced 911 (E-911), telephone number portability, equal access, the assignment of new area codes, universal service fund and telephone relay service fund contributions, resale requirements and auction authority may place additional burdens upon the Company or subject the Company to increased competition.

  Paging carriers are indirectly affected by Federal Aviation Administration ("FAA") regulations to the extent that proposed antenna sites may require prior FAA approval. In those circumstances where antenna structure clearance is required, the FCC will not grant an application for new or modified facilities until such clearance is obtained from the FAA. Under the FCC's rules, the tower owner is generally the entity that is required to secure such approval.

  The FCC has recently issued stricter guidelines with respect to radio frequency (RF) radiation hazards. Generally, most paging facilities will be categorically exempt, provided the base station and antenna system meet certain criteria governing power and antenna height. In those circumstances where the base station does not meet the criteria for exemption, it may be necessary for the Company to modify its facility or relocate to another antenna structure. If an exclusive paging channel is involved, the Company's choices for relocation will be limited to certain sites within its service area, since the Company may not expand its composite interference contour. With respect to the shared paging frequencies the Company will be free to relocate upon the receipt of FCC approval. See "Business -- Government Regulation."

LIMITED PROTECTION OF PROPRIETARY RIGHTS AND TECHNOLOGY

  The Company relies primarily on a combination of intellectual property laws and contractual provisions to protect its proprietary rights and technology. These laws and contractual provisions provide only limited protection of the Company's proprietary rights and technology. Despite the Company's efforts to protect its proprietary rights and technology, unauthorized parties may attempt to copy aspects of the Company's software or services or to obtain and use information that the Company regards as proprietary. Although the Company is not aware of any current or previous infringement on its proprietary rights and technology, there can be no assurance that the Company's means of protecting its proprietary rights and technology will be adequate or that the Company's competitors will not independently develop similar technology. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to as great an extent as the laws of the United States See "Business -- Proprietary Rights and Technology."

RISKS OF INFRINGEMENT CLAIMS

  Many patents, copyrights and trademarks have been issued in the general areas of information and telecommunications services and personal telecommunications. In the ordinary course of its business, third parties may claim that the Company's current or future products or services infringe the patent, copyright or trademark rights of such third parties. No assurance can be given that actions or claims alleging patent, copyright or trademark infringement will not be brought against the Company with respect to current or future products or services or that, if such actions or claims are brought, the Company will ultimately prevail. Any such claiming parties may have significantly greater resources than the Company to pursue litigation of such claims. Any such claims, whether with or without merit, could be time consuming, distract management's attention, result in costly litigation, cause delays in introducing new or improved products and services, require the Company to enter into royalty or licensing agreements, or cause the Company to discontinue use of the challenged technology, tradename or service mark at potentially significant expense to the Company associated with the marketing of a new name or the development or purchase of replacement technology, all of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business --
 Proprietary Rights and Technology."

CONCENTRATION OF STOCK OWNERSHIP; VOTING CONTROL BY DIRECTORS AND EXECUTIVE OFFICERS

  On the Closing Date the present directors, executive officers and their respective affiliates will beneficially own 3,633,758 shares (approximately 41.9%) of the Company's Common Stock, including options and warrants that are exercisable as of the Closing Date. In addition, the present directors, executive officers and their respective affiliates hold options to acquire 128,018 shares of Common Stock that are not exercisable within 60 days of the Closing Date, which together with shares currently beneficially owned would represent approximately 42.7% of the Common Stock outstanding after completion of the Offering, giving effect to the exercise of those options. As a result, these shareholders, voting together, will be able to control or exercise significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership also may have the effect of delaying or preventing a change in control of the Company. Purchasers in the Offering will become minority shareholders of the Company and will be unable to control the management or business policies of the Company. See "Principal and Selling Shareholders" and "Description of Capital Stock -- Certain Provisions of the Articles, Bylaws and the Georgia Code."

ABSENCE OF PRIOR PUBLIC MARKET; OFFERING PRICE DETERMINED BY AGREEMENT; VOLATILITY OF MARKET PRICE

  Prior to this Offering, there has been no public market for the Common Stock, although the Company has applied for listing of the Common Stock on the Nasdaq National Market in connection with this Offering. The initial public offering price of the Common Stock will be determined solely by negotiations among the Company and the Underwriters and will not necessarily be related to the Company's book value, net worth or any other established criteria of value and may not be indicative of the market price for shares of Common Stock after the Offering. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price for the Common Stock. From time to time after the Offering, there may be significant volatility in the market price for the Common Stock, and there can be no assurance that the market price of the Common Stock will not decline below the initial public offering price. The stock market has from time to time experienced significant price and volume fluctuations, which have particularly affected the market prices of the stocks of high technology companies, and which may be unrelated to the operating performance of particular companies. Factors such as actual or anticipated operating results, growth rates, changes in estimates by analysts, market conditions in the industry, announcements by competitors, regulatory actions and general economic conditions will vary from period to period. As a result of the foregoing, the Company's operating results and prospects from time to time may be below the expectations of public market analysts and investors. Any such event would likely result in a material adverse effect on the price of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

  All of the outstanding shares of Common Stock, as well as shares of Common Stock issuable upon exercise of outstanding options or warrants, are or will be eligible for future sale in the public market pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Sales of such shares in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock or impair the Company's ability to raise additional capital in the future through the sale of equity securities.

  Immediately following the completion of the Offering, there will be 7,710,251 outstanding shares of Common Stock (8,265,251 shares if the Underwriters' over-allotment option is exercised in full) and options and warrants to purchase an additional 1,454,759 shares of Common Stock. The 3,700,000 shares of Common Stock offered hereby (4,255,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable without restriction under the Securities Act by persons other than "affiliates" of the Company. Of the remaining 4,010,251 shares of Common Stock that will be outstanding upon the completion of the Offering, 125,365 shares will be eligible for immediate sale in the public market without restriction. Beginning 180 days after the date of this Prospectus (or earlier with the written consent of J.C. Bradford & Co.), 3,884,886 additional shares will be available for immediate sale in the public market, subject to the provisions of Rule 144, upon the expiration of certain lock-up agreements between the Underwriters and each of the Company's directors and executive officers, the Selling Shareholders and each holder of more than 5% of the Company's Common Stock (the "Lock-Up Agreements"). If a shareholder should request J.C. Bradford & Co. to waive the 180-day lock-up period as to all or a portion of such shareholder's shares, J.C. Bradford & Co. would take into consideration the number of shares as to which such request relates, the identity of the requesting shareholder, the relative demand for additional shares of Common Stock in the market, the period of time since the completion of the Offering, and the average volume and price performance of the Common Stock during such period.

  The Company has entered into registration rights agreements with several shareholders, option holders and warrant holders (collectively, the "Registration Rights Holders") pursuant to which the Company is obligated to register shares of Common Stock on behalf of the Registration Rights Holders. Pursuant to certain demand registration rights, certain of the Registration Rights Holders are entitled to demand at any time that the Company file a registration statement and register up to an aggregate of 2,153,121 shares of Common Stock. Additionally, pursuant to certain piggyback registration rights, the Registration Rights Holders are entitled to include up to an aggregate of 2,567,821 shares of Common Stock in any registration statement (other than a registration statement on Form S-4 or Form S-8) filed by the Company subsequent to the Offering. All of the Registration Rights Holders will be prevented, however, from exercising any registration rights for a period of 180 days after the completion of the Offering as a result of the Lock-Up Agreements. If, following the expiration of the 180-day lock-up period, the Company were required to file a registration statement upon demand of any Registration Rights Holder or include shares of Common Stock pursuant to the exercise of piggyback registration rights in a registration statement otherwise filed by the Company, all of such registered shares generally would then be eligible for immediate sale in the public market. See "Certain Transactions" and "Shares Eligible for Future Sale."

  The Company intends to file a Registration Statement on Form S-8 as soon as practicable after the completion of the Offering to register 1,000,000 shares of Common Stock, of which 153,422 shares are subject to outstanding but unvested options, that are available for issuance pursuant to the Company's 1997 Long-Term Incentive Plan (the "Plan"). All of such registered shares also generally would then be eligible for immediate sale in the public market unless such sale is contractually restricted. See "Certain Transactions," "Shares Eligible for Future Sale" and "Underwriting."

DILUTION

  The initial public offering price is substantially higher than the tangible book value per share of the outstanding Common Stock. Investors purchasing shares of Common Stock in the Offering therefore will incur immediate and substantial dilution, and existing shareholders will receive a material increase in the tangible book value per share of their shares of Common Stock. At an initial public offering price of $11.00 per share (the midpoint of the price range set forth on the cover page of this Prospectus), the immediate dilution to new investors would be $10.83 per share. In addition, investors purchasing shares of Common Stock in the Offering will incur additional dilution to the extent outstanding options and warrants are exercised. See "Dilution."

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF THE ARTICLES, BYLAWS AND THE GEORGIA CODE

  The Board of Directors of the Company may issue preferred stock without shareholder action. The existence of this "blank check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. Additionally, effective as of the first annual meeting of shareholders held after the completion of the Offering, the Board of Directors will be divided into three classes of directors, with directors to be elected for staggered three year terms. Such staggered terms may delay the ability of the Company's shareholders to change control of the Company through the replacement of directors and therefore inhibit the shareholders' ability to obtain the maximum value for their shares of Common Stock that might otherwise be realized. The Company is subject to certain provisions of the Georgia Business Corporation Code, as amended (the "Georgia Code"), which relate to business combinations with interested shareholders. In addition to considering the effects of any action on the Company and its shareholders, the Company's Restated Articles of Incorporation (the "Articles") permit the Board of Directors and the committees and individual members thereof to consider the interests of various constituencies, including employees, customers, suppliers and creditors of the Company, communities in which the Company maintains offices or operations and other factors which such directors deem pertinent in carrying out and discharging the duties and responsibilities of such positions and in determining what is believed to be in the best interests of the Company. See "Management -- Board of Directors" and "Description of Capital Stock -- Certain Provisions of the Articles, Bylaws and the Georgia Code."

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the 2,750,000 shares of Common Stock offered by the Company at an assumed initial public offering price of $11.00 per share (the midpoint of the price range set forth on the cover page of this Prospectus) are estimated to be approximately $27.2 million (approximately $32.9 million if the Underwriters' over-allotment option is exercised in full) after deducting estimated underwriting discounts and Offering expenses payable by the Company. The Company will not receive any proceeds from the sale of the shares offered by the Selling Shareholders. See "Principal and Selling Shareholders."

  The Company presently intends to use the net proceeds as follows:

                                                        APPROXIMATE
                                                          DOLLAR    APPROXIMATE
                                                          AMOUNT    PERCENTAGE
                                                        ----------- -----------
   To repay outstanding indebtedness and accrued
    interest........................................... $22,700,000      84%
   To redeem all outstanding shares of Series D
    Preferred Stock....................................   4,500,000      16
                                                        -----------     ---
     Total............................................. $27,200,000     100%
                                                        ===========     ===

  The Company currently intends to use approximately $21.8 million of the net proceeds to repay outstanding indebtedness under the Company's Credit Facility with Creditanstalt which indebtedness totaled $37.9 million at June 12, 1998. The Credit Facility carries a variable interest rate based on, at the Company's election: (i) Creditanstalt's prime rate plus an incentive pricing spread based on certain financial ratios of the Company; or (ii) LIBOR plus an incentive pricing spread. The Company has historically utilized the Credit Facility for working capital and to finance acquisitions. As of May 31, 1998, the outstanding balance under the Credit Facility accrued interest at a rate of 9.72%. During the past 12 months, the Company borrowed approximately $20.2 million under the Credit Facility which was used to acquire five companies and for capital expenditures and general corporate purposes

  The Company expects to use approximately $4.5 million of the net proceeds to redeem all shares of its Series D Preferred Stock outstanding prior to the Offering. Such shares of Series D Preferred Stock were issued in April 1998, and the proceeds from such issuance were used to finance a portion of the purchase price of Premier Paging, Inc. and Premier Paging of New Orleans, Inc. (collectively, "Premier Paging"). Additionally, the issuance and sale of shares of Series D Preferred Stock increased the Company's available borrowings under the Credit Facility from $30.0 million to $40.0 million. On the Closing Date, the Company will amend its Articles to eliminate the Series D Preferred Stock. See "Certain Transactions."

  The anticipated reduction in amounts outstanding under the Credit Facility will increase the availability of bank credit for general business purposes, including acquisitions of businesses, products or technologies of strategic importance to the Company. The Company currently is engaged in preliminary discussions with other potential acquisition candidates. Although it has no binding commitments to acquire any of such other potential candidates, management believes that the Company may acquire one or more of these candidates in the future by using available borrowings under the Credit Facility. There can be no assurance that the Company will complete any acquisitions on terms favorable to the Company, if at all. See "Risk Factors -- Ability to Manage Growth, Acquisition Risks," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business -- Acquisitions."

                                DIVIDEND POLICY

  The Company presently intends to employ all available funds for the expansion of its business and, therefore, does not anticipate declaring or paying cash dividends on the Common Stock in the foreseeable future. The Company has not paid cash dividends on its Common Stock in the past, and the payment of cash dividends, if any, in the future will depend upon the Company's earnings, financial condition, capital requirements, cash flow, long range plans and such other factors as the Board of Directors of the Company may deem relevant at that time. The terms of the Credit Facility prohibit the Company, without the prior written consent of the Company's lenders, from paying cash dividends in any fiscal year in an amount exceeding the lesser of 25% of the Company's excess cash flow (as defined in the Credit Facility) for the immediately preceding fiscal year or $350,000. Additionally, the designation of the Company's Series B Preferred Stock provides that dividends and other distributions, payable in cash or other property, shall be paid on the Series B Preferred Stock equally, ratably and on a parity with such dividends and other distributions paid on the Common Stock. See "Description of Capital Stock."

                                CAPITALIZATION

  The following table sets forth the indebtedness and capitalization of the Company at April 30, 1998: (i) on a historical basis; (ii) on a pro forma basis to reflect the Hyde's Acquisition and the issuance of $12.2 million in additional debt to finance the Hyde's Acquisition; and (iii) on a pro forma as adjusted basis to reflect an increase in authorized shares of Common Stock to 50,000,000 shares, the conversion of all issued and outstanding shares of Series A Preferred Stock and Series C Preferred Stock into shares of Common Stock, the exercise of warrants to purchase 329,959 shares of Common Stock to be sold in the Offering by a Selling Shareholder, the sale by the Company of 2,750,000 shares of the Common Stock offered hereby and the application of the estimated net proceeds therefrom to repay indebtedness and redeem Series D Preferred Stock as described in "Use of Proceeds." On the Closing Date, the Company will amend its Articles to redesignate the Class A Common Stock and Series B Preferred Stock as Common Stock and Non-Voting Preferred Stock, respectively, and to eliminate the Class B Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. The following table should be read in conjunction with "Selected Consolidated Financial and Operating Data," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto, including the unaudited pro forma consolidated financial information, included elsewhere in this Prospectus.

                                                      AT APRIL 30, 1998
                                                ------------------------------
                                                                    PRO FORMA
                                                ACTUAL   PRO FORMA AS ADJUSTED
                                                -------  --------- -----------
                                                   (DOLLARS IN THOUSANDS)
Short-term debt (including current portion of
 long-term debt)............................... $ 1,200   $ 1,200    $ 1,200
                                                =======   =======    =======
Long-term debt................................. $25,263   $37,491    $14,759
Stock warrants.................................   5,955     5,955        --
Series C Redeemable Convertible Preferred
 Stock, $0.01 par value; 3,500 shares
 authorized, issued and outstanding, actual and
 pro forma; 0 shares authorized, issued and
 outstanding, pro forma as adjusted............   3,500     3,500        --
Series D Redeemable Preferred Stock, $0.01 par
 value; 4,500 shares authorized, issued and
 outstanding, actual and pro forma; 0 shares
 authorized, issued and outstanding, pro forma
 as adjusted...................................   3,520     3,520        --
Shareholders' (deficit) equity:
  Series A Convertible Preferred Stock, $0.01
   par value; 7,500 shares authorized and 7,360
   shares issued and outstanding, actual and
   pro forma; 0 shares authorized, issued and
   outstanding, pro forma as adjusted..........     --        --         --
  Series B Convertible Preferred Stock, $0.01
   par value; 30,000 shares authorized and 0
   shares issued and outstanding...............     --        --         --
  Class A Common Stock, $0.01 par value;
   5,000,000 shares authorized and 3,054,377
   shares issued and outstanding, actual and
   pro forma; 50,000,000 shares authorized and
   7,380,297 shares issued and outstanding, pro
   forma as adjusted(1)........................      31        31         77
  Class B Common Stock, $0.01 par value; 20,000
   shares authorized and 0 shares issued and
   outstanding, actual and pro forma; 0 shares
   authorized, issued and outstanding, pro
   forma as adjusted...........................     --        --         --
  Additional paid-in capital...................   2,537     2,537     34,605
  Stock warrants...............................     --        --       4,575
  Accumulated deficit.......................... (10,801)  (10,801)   (10,481)
                                                -------   -------    -------
    Total shareholders' (deficit) equity.......  (8,233)   (8,233)    28,776
                                                -------   -------    -------
      Total capitalization..................... $30,005   $42,233    $43,535
                                                =======   =======    =======

--------

(1) Excludes 1,454,759 shares of Common Stock that were subject to outstanding options and warrants at April 30, 1998 at a weighted average exercise price of $1.78 per share. See "Management -- Incentive Plan," "Shares Eligible for Future Sale" and note 7 to consolidated financial statements.

                                   DILUTION

  As of April 30, 1998, the net tangible book value of the Company was approximately $(25,956,000), or $(8.50) per share of Common Stock. "Net tangible book value per share" is defined as the book value of tangible assets of the Company less all liabilities, divided by the number of issued and outstanding shares of Common Stock. After giving effect to the conversion of all outstanding shares of Series A Preferred Stock and Series C Preferred Stock into Common Stock, the exercise of warrants to purchase 329,959 shares of Common Stock to be sold in the Offering by a Selling Shareholder and the sale by the Company of the 2,750,000 shares of Common Stock offered hereby at an assumed initial public offering price of $11.00 per share and after deducting the estimated underwriting discounts and Offering expenses payable by the Company, the pro forma net tangible book value of the Company as of April 30, 1998, would have been approximately $1,276,000 or $0.17 per share. This represents an immediate increase in net tangible book value of $8.67 per share to existing shareholders and an immediate dilution in net tangible book value of $10.83 per share to purchasers of shares of Common Stock in the Offering. The following table illustrates the per share dilution:

   Assumed initial public offering price per share..............         $11.00
                                                                         ------
     Net tangible book value before the Offering................ $(8.50)
     Increase per share attributable to new shareholders........   8.67
                                                                 ------
   Pro forma net tangible book value per share .................           0.17
                                                                         ------
   Dilution per share to new shareholders.......................         $10.83
                                                                         ======

  The following table sets forth, as of April 30, 1998, on a pro forma basis giving effect to the conversion of the Series A Preferred Stock and Series C Preferred Stock into Common Stock and the exercise of warrants to purchase 329,959 shares of Common Stock to be sold in the Offering by a Selling Shareholder, the number of shares of Common Stock acquired from the Company, the total consideration paid and the average price per share paid by existing shareholders and new investors, assuming the sale of 2,750,000 shares of Common Stock hereby at an assumed initial public offering price of $11.00 per share.

                                 SHARES PURCHASED  TOTAL CONSIDERATION  AVERAGE
                                 ----------------- -------------------   PRICE
                                  NUMBER   PERCENT   AMOUNT    PERCENT PER SHARE
                                 --------- ------- ----------- ------- ---------
Existing shareholders........... 4,960,251  64.3%  $ 6,070,438  16.7%   $ 1.22
New investors................... 2,750,000  35.7%   30,250,000  83.3%    11.00
                                 --------- ------  ----------- ------
  Total......................... 7,710,251 100.0%  $36,320,438 100.0%
                                 ========= ======  =========== ======

  The foregoing tables do not take into account the exercise of outstanding options and warrants to acquire 1,454,759 shares of Common Stock. Assuming that all such options and warrants were exercised and that the full amount of cash consideration was received therefrom, dilution per share to new investors would be $10.58. See "Management -- Incentive Plan," "Certain Transactions -- Non-Voting Preferred Stock Warrant Issuance" and note 7 to consolidated financial statements.

              SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND ARPU)

  The following table sets forth selected historical and pro forma consolidated financial and operating information of the Company. The selected historical consolidated financial data as of July 31, 1996 and 1997 and for the fiscal years ended July 31, 1995, 1996 and 1997 have been derived from the consolidated financial statements of the Company included in this Prospectus, which have been audited by Arthur Andersen LLP, independent public accountants. The selected historical consolidated financial data as of July 31, 1993, 1994 and 1995 and for the years ended July 31, 1993 and 1994 have been derived from audited consolidated financial statements of the Company that are not included in this Prospectus. The selected historical consolidated financial data as of and for the nine months ended April 30, 1997 and 1998 have been derived from unaudited consolidated financial statements of the Company and, in the opinion of management, include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of such information. Operating results for the nine months ended April 30, 1998 are not necessarily indicative of the results that may be expected for the entire fiscal year. The selected historical and pro forma consolidated financial data are qualified by reference to, and should be read in conjunction with, the Company's consolidated financial statements and the notes thereto, including the unaudited pro forma consolidated financial information, included in this Prospectus, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                            YEARS ENDED JULY 31,                             NINE MONTHS ENDED APRIL 30,
                         ----------------------------------------------------------------  ---------------------------------
                                                                                                                  PRO FORMA
                                                                                PRO FORMA                        AS ADJUSTED
                           1993       1994       1995       1996       1997      1997(1)     1997       1998       1998(5)
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
STATEMENT OF
 OPERATIONS DATA:
Service, rent and
 maintenance
 revenues..........      $   5,012  $   5,980  $   6,885  $   9,839  $  16,308  $  20,478  $  11,899  $  14,577   $  17,877
Product sales......            367        449        526        975      1,264      2,508        856        903       1,967
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------   ---------
 Total revenues....          5,379      6,429      7,411     10,814     17,572     22,986     12,755     15,480      19,844
Cost of products
 sold..............           (320)      (416)      (468)      (960)    (1,201)    (2,443)      (840)      (801)     (1,970)
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------   ---------
 Net revenues......          5,059      6,013      6,943      9,854     16,371     20,543     11,915     14,679      17,874
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------   ---------
Service, rent and
 maintenance
 expenses..........          2,019      2,335      2,718      3,879      6,542      7,149      4,870      5,475       5,799
Selling and
 marketing
 expenses..........            723        801      1,222      1,602      2,314      2,635      1,696      2,261       2,469
General and
 administrative
 expenses..........            822        842        887      1,732      3,039      4,396      2,095      2,635       3,487
Engineering
 expenses..........            482        453        567        516        638        641        473        631         631
Depreciation and
 amortization......            613        713        845      1,204      2,242      3,279      1,605      2,130       2,793
Fixed asset
 impairment........            --         297        --         --         --         --         --         834         834
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------   ---------
Operating income...            400        572        704        921      1,596      2,443      1,176        713       1,861
Other income.......             62        144         90         91         90        151         69        180         450
Interest expense...           (576)      (523)      (704)      (873)    (1,564)    (2,884)    (1,100)    (1,740)     (1,033)
Accretion of stock
 warrants(2).......           (140)      (350)      (643)      (854)    (1,773)    (1,773)    (1,252)      (628)        --
(Loss) income from
 joint venture.....            --         --         --         (96)        26         26         20         99          99
Minority interest..            --         --         --          (2)        (3)        (3)        (2)        (8)         (8)
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------   ---------
(Loss) income
 before income tax
 benefit,
 extraordinary
 item and
 cumulative effect
 of change in
 accounting
 principle.........           (254)      (157)      (553)      (813)    (1,628)    (2,040)    (1,089)    (1,383)      1,369
Income tax
 benefit...........             41        --         --         --         --         --         --         --         (520)
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------   ---------
(Loss) income
 before
 extraordinary item
 and cumulative
 effect of change
 in accounting
 principle.........           (213)      (157)      (553)      (813)    (1,628)    (2,040)    (1,089)    (1,383)        849
Extraordinary gain
 (loss) on early
 retirement of debt(3)..        68        --         --        (132)       --         --         --         --          --
Cumulative effect
 of change in
 accounting
 principle.........            --         --         --         --         --         --         --        (629)        --
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------   ---------
 Net (loss)
  income...........           (145)      (157)      (553)      (945)    (1,628)    (2,040)    (1,089)    (2,012)        849
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------   ---------
Preferred stock
 dividends.........             88         88         88        334        438        438        329        361         --
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------   ---------
Net (loss) income
 attributable to
 common
 shareholders......      $    (233) $    (245) $    (641) $  (1,279) $  (2,066) $  (2,478) $  (1,418) $  (2,373)  $     849
                         =========  =========  =========  =========  =========  =========  =========  =========   =========
 Allocation to
  Class A Common
  Stock............      $    (215) $    (226) $    (599) $  (1,205) $  (2,035) $  (2,441) $  (1,397) $  (2,371)  $     849
 Allocation to
  Class B Common
  Stock............            (18)       (19)       (42)       (74)       (31)       (37)       (21)        (2)        N/A
Net (loss) income
 per share(4):
 Gain (loss) from
  extraordinary
  item--basic:
  Class A Common
   Stock...........      $    0.02  $     --   $     --   $   (0.04) $     --   $     --   $     --   $     --    $     --
  Class B Common
   Stock...........           1.85        --         --       (3.79)       --         --         --         --          --
 Loss from
  cumulative effect
  of change in
  accounting
  principle:
  Class A Common
   Stock...........      $     --   $     --   $     --   $     --   $     --   $     --   $     --   $   (0.21)  $     --
  Class B Common
   Stock...........            --         --         --         --         --         --         --      (21.69)        --
 Net loss
  attributable to
  common
  shareholders--
  basic:
  Class A Common
   Stock...........          (0.08)     (0.08)     (0.21)     (0.43)     (0.69)     (0.83)     (0.47)     (0.79)       0.11
  Class B Common
   Stock...........          (6.34)     (6.57)    (17.61)    (36.68)    (58.24)    (69.86)    (39.96)    (67.10)        N/A
 Net income
  attributable to
  common shares--
  diluted..........            N/A        N/A        N/A        N/A        N/A        N/A        N/A        N/A        0.10
Weighted average
 common shares
 outstanding--
 basic:
  Class A Common
   Stock...........      2,865,034  2,911,451  2,872,417  2,775,792  2,952,811  2,952,811  2,952,811  3,015,800   7,674,124
  Class B Common
   Stock...........          2,821      2,821      2,418      2,013        535        535        535         29         N/A
 Weighted average
  common shares
  outstanding--
  diluted..........            N/A        N/A        N/A        N/A        N/A        N/A        N/A        N/A   8,257,378

                                      AT JULY 31,                         AT APRIL 30,
                         -----------------------------------------  ---------------------------
                                                                                     PRO FORMA
                                                                                    AS ADJUSTED
                           1993     1994    1995    1996    1997     1997    1998     1998(5)
                         --------  ------  ------  ------  -------  ------  ------  -----------
BALANCE SHEET DATA:
Working (deficit)
 capital................ $ (1,001) $ (635) $ (184) $ (607) $(1,219) $  395  $  557    $1,757
Property and equipment,
 net....................    2,476   2,895   3,773   5,906    8,753   7,437  11,165    11,665
Total assets............    3,980   4,778   5,870  17,935   25,122  21,251  34,994    48,825
Long-term debt, less
 current maturities.....    3,349   3,792   5,826  12,278   18,411  16,359  25,263    14,759
Total shareholders'
 equity (deficit).......   (1,869) (1,802) (3,151) (4,180)  (6,029) (5,374) (8,233)   28,776

                                        YEARS ENDED JULY 31,                     NINE MONTHS ENDED APRIL 30,
                          -----------------------------------------------------  ------------------------------
                                                                                                     PRO FORMA
                                                                      PRO FORMA                     AS ADJUSTED
                           1993    1994     1995     1996     1997     1997(1)    1997      1998      1998(5)
                          ------  -------  -------  -------  -------  ---------  -------  --------  -----------
OTHER DATA:
Cash provided by (used
 in) operations.........  $  461  $   971  $   726  $   896  $ 1,974  $  2,953   $ 1,017  $    645   $  1,834
Cash used in investing
 activities.............    (573)  (1,177)  (1,649) (11,019)  (8,033)   (8,880)   (4,762)  (11,962)   (12,670)
Cash provided by
 financing activities...     193      125      959   10,601    5,728     5,255     3,289    11,379     10,782
Adjusted EBITDA(6)......   1,075    1,726    1,639    2,264    3,951     5,896     2,867     3,949      6,029
Adjusted EBITDA
 margin(7)..............    21.2%    28.7%    23.6%    23.0%    24.1%     28.7%     24.1%     26.9%      33.7%
Units in service (end of
 period)................  15,313   19,179   27,271   65,418   95,172   129,407    90,067   122,569    162,757
Average revenues per
 unit(8)................  $28.67  $ 29.05  $ 24.91  $ 17.72  $ 16.99  $  17.57   $ 17.03  $  14.98   $  13.60
Capital expenditures....  $ (517) $  (971) $(1,528) $(1,911) $(3,647) $ (4,231)  $(2,870) $ (5,793)  $ (6,037)
Cash dividends and
 distributions(9).......    (128)    (100)     (77)    (334)    (450)     (935)     (307)     (356)      (526)

--------
(1) The pro forma statements of operations and other data give effect to the acquisition of Message World, the Hyde's Acquisition and the issuance of an additional $12.2 million in debt to finance the Hyde's Acquisition as if they had occurred at the beginning of the period presented, and the pro forma balance sheet data give effect to the Hyde's Acquisition and the related financing as if they had occurred at April 30, 1998. The pro forma financial information does not purport to represent what the Company's results of operations would have been if the acquisition of Message World, the Hyde's Acquisition and the related financing had in fact occurred on such date, nor does it purport to indicate the future financial position or results of future operations of the Company. The pro forma adjustments are based on currently available information and certain assumptions that management believes to be reasonable.
(2) Represents a non-cash expense, calculated pursuant to a formula based on the Company's Adjusted EBITDA, associated with the put feature of the Creditanstalt Warrants. The put feature of the Creditanstalt Warrants will be canceled on the Closing Date.
(3) As a result of early retirement of debt in fiscal 1993 and fiscal 1996, the Company recorded a gain of $68,000 in fiscal 1993 and a loss of $132,000 in fiscal 1996, net of income taxes.
(4) Basic and diluted net (loss) income per share under the two class method are computed separately for holders of Class A and Class B Common Stock using the weighted average number of shares of Class A and Class B Common Stock outstanding. Diluted net income per share is only applicable for period in which earnings are positive. Net loss attributable to Class A and Class B shareholders is allocated based on the extent to which each class shares in the Company's loss. The Company's Class A and Class B common shareholders receive dividends at a ratio of 1:84.5. For the calculation of basic and diluted net loss per share, see the Company's consolidated statements of operation for the periods presented. See also "Capitalization."

(5) Adjusted to reflect the effect of the Hyde's Acquisition, the issuance of $12.2 million in additional debt to finance the Hyde's Acquisition, the exercise of warrants to purchase 329,959 shares of Common Stock to be sold in the Offering by a Selling Shareholder and the sale of 2,750,000 shares of Common Stock offered by the Company hereby at an assumed initial public offering price of $11.00 per share (the midpoint of the price range set forth on the cover page of this Prospectus) and the application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Capitalization."
(6) Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, fixed asset impairment, accretion of stock warrants, extraordinary item and cumulative effect of change in accounting principle. Adjusted EBITDA is a measure of financial performance that is often used in the personal telecommunications industry to compare companies on the basis of liquidity, capital resources and leverage and to determine a company's ability to service debt. Adjusted EBITDA also is one of the financial measurements used to determine whether the Company is in compliance with its covenants under the Credit Facility. However, Adjusted EBITDA should not be considered in isolation or as an alternative to net loss, income from operations, cash flows from operating activities or any other measure of performance under GAAP. Further, Adjusted EBITDA may be calculated differently by different companies within the personal telecommunications industry. Thus, Adjusted EBITDA as presented herein may not be comparable to Adjusted EBITDA or other similarly titled measures reported by other companies. Adjusted EBITDA for fiscal 1996 excludes $145,000 related to a one-time charge to write off purchased research and development.
(7) Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net revenues.

(8) ARPU equals the net revenues for a given period divided by the average number of units in service during such period. See "Management's Discussion and Analysis of Financial Condition and Results of
    Operations -- Overview."
(9) For all periods other than the pro forma periods, consists of cash paid as dividends on the Company's Series A Preferred Stock and Series C Preferred Stock. No dividends have been paid on the Company's Common Stock. See "Dividend Policy." For the pro forma periods, represents the cash paid as dividends as noted previously and the distributions to the former owner of Hyde's.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  This Prospectus contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations, and projections of revenue and other financial items that are based on the beliefs of, assumptions made by and information currently available to the Company's management. Forward-looking statements are identified by the use of words such as "expects," "estimates," "anticipates," "believes," "intends," "plans" and similar expressions and variations thereof. The cautionary statements set forth in the "Risk Factors" section and elsewhere in this Prospectus identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements. The following discussion should be read in connection with the discussion set forth in "Risk Factors" and with the consolidated financial statements and the notes thereto included elsewhere in this Prospectus.

OVERVIEW

  Satellink provides paging and enhanced telecommunications services to businesses and individuals in smaller metropolitan areas and major cities in the southeastern and southwestern United States. The Company delivers its services through its STAR*Net platform, which is accessible from and provides access to a variety of devices, including pagers, telephones and computers. The STAR*Net platform is modular and scalable, which allows the Company to quickly customize its services to meet the needs of its subscribers and expand system capacity.

  Satellink's revenues consist of: (i) service, rent and maintenance revenues; and (ii) product sales. Service, rent and maintenance revenues consist primarily of recurring revenues from paging and voicemail services. The Company bills the fixed portion of the fees it charges for paging and voicemail services in advance and bills usage-related fees in arrears. The majority of the Company's revenues are recurring in nature (approximately 92.9%, 91.0%, 92.8% and 94.2% for fiscal 1995, 1996 and 1997 and for the nine months ended April 30, 1998, respectively) and are derived from periodic (usually monthly) fixed and usage-related fees charged to paging and voicemail subscribers. While a subscriber continues to use the Company's services, operating results benefit from a recurring revenue stream with minimal requirements for incremental selling expenses. Service, rent and maintenance revenues are recognized during the periods in which the services are provided. Product sales revenues include the revenues derived from the sale of pagers and other subscriber equipment and accessories and are recognized during the periods in which sales occur. Net revenues include service, rent and maintenance revenues and product sales revenues less the cost of products sold. The Company's total revenues have increased from approximately $5.4 million for fiscal 1993 to approximately $17.6 million for fiscal 1997 and were approximately $15.5 million for the nine months ended April 30, 1998. The cost of products sold, which consists of the cost of subscriber equipment sold, has increased from approximately $320,000 for fiscal 1993 to approximately $1.2 million for fiscal 1997. Net revenues have increased from approximately $5.1 million for fiscal 1993 to approximately $16.4 million for fiscal 1997. Net revenues for the nine months ended April 30, 1998 were approximately $14.7 million.

  Service, rent and maintenance expenses include: subcarrier, tower and satellite channel lease cost; data delivery telephone costs; third party carriers' airtime expense; and network maintenance expense. Selling and marketing expenses include salaries, commissions, travel and administrative costs for the Company's sales force and related marketing and advertising expenses. General and administrative expenses include expenses associated with executive management, accounting, billing, customer service, office telephones, office rents and maintenance and employee benefits. Engineering expenses include costs associated with technical support personnel and information services. The Company has experienced a decline in total average operating expenses per unit in service (operating expenses per unit before depreciation, amortization, restructuring and other one-time charges, and accretion of stock warrants) from $22.93 for fiscal 1993 to $12.95 for fiscal 1997. Operating expenses per unit in service was $11.15 for the nine months ended April 30, 1998.

  Depreciation is calculated on a straight line basis over periods ranging from five to 20 years depending on the nature of the asset. Amortization is calculated on a straight-line basis over periods ranging from five to 30 years.

  Other income consists primarily of income from late fees, finance charges and income derived from the sale of used subscriber equipment.

  Interest expense consists primarily of interest paid under the Credit Facility and, to a lesser extent, interest paid in connection with unsecured promissory notes issued by the Company to finance certain acquisitions.

  Accretion of stock warrants is a non-cash expense associated with the put feature of the Creditanstalt Warrants. The expense has been calculated using a formula based on the Company's Adjusted EBITDA. The put feature of the Creditanstalt Warrants is canceled upon completion of a qualified initial public offering of Common Stock which yields net proceeds to the Company of at least $10.0 million.

  Income (loss) from joint venture includes the net income of FM Concepts II, a joint venture that is owned equally by the Company and Cape Fear. FM Concepts II purchases and resells Info Telecom FM pagers. The Company accounts for FM Concepts II under the equity method of accounting.

  Minority interest represents the minority owner's share of the income or loss associated with the operations of DirectLink Communications, L.L.C. ("Direct Link"). Direct Link provides personal telecommunications services to consumers through a retail location in Duluth, Georgia. Until January 1998, the general manager of Direct Link held 15% of the membership interest in Direct Link. In February 1998, the Company acquired the 15% interest. The Company will not report a minority interest associated with Direct Link after fiscal 1998.

  ARPU equals the average net revenues for a given period divided by the average number of units in service during such period. ARPU for fiscal 1993, 1994, 1995, 1996 and 1997 and for the nine months ended April 30, 1998 was $28.67, $29.05, $24.91, $17.72, $16.99 and $14.98, respectively. The downward trend is the result of the acquisitions of paging companies which primarily provide local service, a shift in product mix and increasing competitive pressures. At July 31, 1993, local, regional and nationwide subscribers as a percentage of total subscribers equaled 15.4%, 63.4% and 21.1%, respectively. At April 30, 1998, local, regional, nationwide and voicemail subscribers as a percentage of total subscribers equaled 43.4%, 27.7%, 16.7% and 12.2%, respectively.

  Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, fixed asset impairment and one-time reengineering charges, accretion of stock warrants and extraordinary item. Adjusted EBITDA is a measure of financial performance that is often used in the personal telecommunications industry to compare companies on the basis of liquidity, capital resources and leverage and to determine a company's ability to service debt. Adjusted EBITDA also is one of the financial measurements used to determine whether the Company is in compliance with its covenants under the Credit Facility. However, Adjusted EBITDA should not be considered in isolation or as an alternative to net loss, income from operations, cash flows from operating activities or any other measure of performance under GAAP. Further, Adjusted EBITDA may be calculated differently by different companies within the personal telecommunications industry. Thus, Adjusted EBITDA as presented herein may not be comparable to Adjusted EBITDA or other similarly titled measures reported by other companies.

RESULTS OF OPERATIONS

  The following table sets forth the percentage of net revenues represented by certain items in the Company's statements of operations for the periods indicated:

                                                                NINE MONTHS
                                                                   ENDED
                                     YEARS ENDED JULY 31,        APRIL 30,
                                     ------------------------   -------------
                                      1995     1996     1997    1997    1998
                                      ----     ----     ----    ----    ----
Service, rent and maintenance reve-
 nues...............................   99.2%    99.8%    99.6%   99.8%   99.3%
Product sales.......................    7.6      9.9      7.7     7.2     6.2
                                     ------   ------   ------   -----   -----
 Total revenues.....................  106.8    109.7    107.3   107.0   105.5
Cost of products sold...............   (6.8)    (9.7)    (7.3)   (7.0)   (5.5)
                                     ------   ------   ------   -----   -----
 Net revenues.......................  100.0    100.0    100.0   100.0   100.0
                                     ------   ------   ------   -----   -----
Service, rent and maintenance ex-
 penses.............................   39.1     39.4     40.0    40.9    37.3
Selling and marketing expenses......   17.6     16.3     14.1    14.2    15.4
General and administrative ex-
 penses.............................   12.8     17.6     18.6    17.6    17.9
Engineering expenses................    8.2      5.2      3.9     4.0     4.3
Depreciation and amortization.......   12.2     12.2     13.7    13.5    14.5
Fixed asset impairment..............    --       --       --      --      5.7
                                     ------   ------   ------   -----   -----
Operating income....................   10.1      9.3      9.7     9.8     4.9
Other income........................    1.3      0.9      0.5     0.6     1.2
Interest expense....................  (10.1)    (8.8)    (9.6)   (9.2)  (11.8)
Accretion of stock warrants.........   (9.3)    (8.7)   (10.8)  (10.5)   (4.3)
(Loss) income from joint venture....    --      (1.0)     0.2     0.2     0.7
Minority interest...................    --       --       --      --     (0.1)
                                     ------   ------   ------   -----   -----
(Loss) income before income tax
 provision and extraordinary item...   (8.0)    (8.3)   (10.0)   (9.1)   (9.4)
Income tax provision................    --       --       --      --      --
                                     ------   ------   ------   -----   -----
(Loss) income before extraordinary
 item...............................   (8.0)    (8.3)   (10.0)   (9.1)   (9.4)
Extraordinary loss on early
 retirement of debt.................    --      (1.3)     --      --      --
Cumulative effect of change in
 accounting principle...............    --       --       --      --     (4.3)
                                     ------   ------   ------   -----   -----
 Net (loss) income..................   (8.0)    (9.6)   (10.0)   (9.1)  (13.7)
                                     ------   ------   ------   -----   -----
Preferred stock dividends...........   (1.3)    (3.4)    (2.6)   (2.8)   (2.5)
                                     ------   ------   ------   -----   -----
Net (loss) income attributable to
 common shareholders................   (9.3)%  (13.0)%  (12.6)% (11.9)% (16.2)%
                                     ======   ======   ======   =====   =====
Adjusted EBITDA.....................   23.6 %   23.0 %   24.1 %  24.1 %  26.9 %

NINE MONTHS ENDED APRIL 30, 1998 COMPARED TO NINE MONTHS ENDED APRIL 30, 1997

  Total Revenues. Total revenues increased $2.7 million, or 21.4%, to $15.5 million for the nine months ended April 30, 1998 from $12.8 million for the nine months ended April 30, 1997. This increase was primarily due to an increased number of subscribers resulting from internal growth and acquisitions. Total subscribers increased 33,000, or 36.1%, to 123,000 at April 30, 1998 from 90,000 at April 30, 1997. Of this increase in subscribers, 45.8% resulted from internal growth and 54.2% resulted from acquisitions. During the period from February 1, 1997 through April 30, 1998, the Company completed seven acquisitions which added 17,600 subscribers. Product sales increased $47,000, or 5.5%, to $903,000 for the nine months ended April 30, 1998 from $856,000 for the nine months ended April 30, 1997, but decreased as a percentage of net revenues to 6.2% for the nine months ended April 30, 1998 from 7.2% for the nine months ended April 30, 1997. The increase in product sales was related to subscriber base growth while the decline in product sales as a percentage of net revenues reflects increased voicemail and other services revenues which do not require subscriber equipment.

  Cost of Products Sold. Cost of products sold decreased $39,000, or 4.9%, to $801,000 for the nine months ended April 30, 1998 from $840,000 for the nine months ended April 30, 1997. The gross margin on products sold increased to 11.3% for the nine months ended April 30, 1998 from 1.9% for the nine months ended April 30, 1997. The decrease in cost of products sold and the increase in gross margin were primarily attributable to lower product costs associated with the changing mix of products sold and declining prices for subscriber equipment.

  Service, Rent and Maintenance Expenses. Service, rent and maintenance expenses increased $605,000, or 12.4%, to $5.5 million for the nine months ended April 30, 1998 from $4.9 million for the nine months ended April 30, 1997. This increase reflects an increase in airtime expense paid to third party service providers associated with subscriber base growth and related increased telephone expense. Telephone expense increased due to additional telephone facilities and increased voicemail usage. Service, rent and maintenance expenses decreased as a percentage of net revenues to 37.3% for the nine months ended April 30, 1998 from 40.9% for the nine months ended April 30, 1997. The decrease in service, rent and maintenance expenses as a percentage of net revenues reflects economies of scale as the subscriber base has grown.

  Selling and Marketing Expenses. Selling and marketing expenses increased $565,000, or 33.3%, to $2.3 million for the nine months ended April 30, 1998 from $1.7 million for the nine months ended April 30, 1997. This increase reflects sales staff compensation related to increased sales activity and advertising. Selling and marketing expenses increased as a percentage of net revenues to 15.4% for the nine months ended April 30, 1998 from 14.2% for the nine months ended April 30, 1997.

  General and Administrative Expenses. General and administrative expenses increased $540,000, or 25.8%, to $2.6 million for the nine months ended
April 30, 1998 from $2.1 million for the nine months ended April 30, 1997. This increase reflects higher office costs and customer service staffing levels associated with subscriber base growth. This increase also relates to costs incurred by the Company in connection with the introduction of new STAR*Net products. For these reasons, general and administrative expenses also increased as a percentage of net revenues to 17.9% for the nine months ended April 30, 1998 from 17.6% for the nine months ended April 30, 1997.

  Engineering Expenses. Engineering expenses increased $158,000, or 33.4%, to $631,000 for the nine months ended April 30, 1998 from $473,000 for the nine months ended April 30, 1997. This increase reflects higher staffing levels and costs associated with upgrading the Company's information systems and capabilities and the introduction of new STAR*Net products.

  Adjusted EBITDA. Adjusted EBITDA increased $1.2 million, or 40.3%, to $4.0 million for the nine months ended April 30, 1998 from $2.9 million for the nine months ended April 30, 1997. As a percentage of net revenues, Adjusted EBITDA increased to 27.4% for the nine months ended April 30, 1998 from 24.1% for the nine months ended April 30, 1997.

  Depreciation and Amortization. Depreciation and amortization increased $525,000, or 32.7%, to $2.1 million for the nine months ended April 30, 1998 from $1.6 million for the nine months ended April 30, 1997. This increase reflects an increase in pagers, switches and other depreciable assets associated with the increased subscriber base and increased amortization related to acquired intangible assets.

  Operating Income. Operating income decreased $1.1 million, or 92.8%, to $85,000 for the nine months ended April 30, 1998 from $1.2 million for the nine months ended April 30, 1997. This decrease reflects a $1.5 million one-time charge for the write-down of traditional paging terminals removed from service in connection with the Company's implementation of its STAR*Net platform, write-off of assets associated with the Company's previous billing system which was replaced and a write-off of reengineering cost previously capitalized. Excluding the one-time charge, operating income would have been $1.6 million for the nine months ended April 30, 1998, a 37.7% increase over the nine months ended April 30, 1997.

  Other Income. Other income increased $111,000, or 160.9%, to $180,000 for the nine months ended April 30, 1998 from $69,000 for the nine months ended April 30, 1997. This increase was related to increased sales of used subscriber equipment as the Company accepted more used units as trade-ins and resold such units. This increase also reflects increased late fees associated with the larger subscriber base.

  Interest Expense. Interest expense increased $640,000, or 58.2%, to $1.7 million for the nine months ended April 30, 1998 from $1.1 million for the nine months ended April 30, 1997. This increase primarily reflects an increase in the average level of debt outstanding due to acquisitions completed during the second half of fiscal 1997 and, to a lesser extent, higher bank lending rates during the nine months ended April 30, 1998.

  Accretion of Stock Warrants. Accretion of stock warrants expense decreased $624,000, or 49.8%, to $628,000 in nine months ended April 30, 1998 from $1.3 million for the nine months ended April 30, 1997.

  Income (Loss) From Joint Venture. Income from joint venture increased $79,000, or 395.0%, to $99,000 for the nine months ended April 30, 1998 from $20,000 for the nine months ended April 30, 1997. This increase was related to a decrease in wholesale prices for FM pagers that was not passed on from FM Concepts II to the Company.

  Minority Interest. Minority interest expense increased $6,000 to $8,000 for the nine months ended April 30, 1998 from $2,000 for the nine months ended April 30, 1997. This increase was related to increased profits at Direct Link.

  Net Loss. Net loss increased $923,000, or 84.8%, to $2.0 million for the nine months ended April 30, 1998 from $1.1 million for the nine months ended April 30, 1997. This increase reflects the factors described above. Excluding the effect of the accretion of stock warrants and the one-time charge for the write-down of traditional paging terminals removed from service in connection with the Company's implementation of its STAR*Net platform and the write-off of assets associated with the Company's previous billing system which was replaced, net income decreased $13,000, or 8.0%, to $150,000 for the nine months ended April 30, 1998 from $163,000 for the nine months ended April 30, 1997.

FISCAL YEAR ENDED JULY 31, 1997 COMPARED TO FISCAL YEAR ENDED JULY 31, 1996

  Total Revenues. Total revenues increased $6.8 million, or 63.0%, to $17.6 million for fiscal 1997 from $10.8 million for fiscal 1996. This increase was primarily due to an increased number of subscribers resulting from internal growth and acquisitions. Total subscribers increased 30,000, or 46.2%, to 95,000 at July 31, 1997 from 65,000 at July 31, 1996. Of this increase in subscribers, 63.0% resulted from internal growth and 37.0% resulted from acquisitions. Results for fiscal 1997 include twelve months of operations of C.R. and Atlanta Voice Page, Inc. ("AVP"), which were acquired in February and June, 1996, respectively, through which the Company added 22,000 paging subscribers. Also during fiscal 1997, the Company completed five smaller acquisitions through which it added 11,900 subscribers. Results of operations of the acquired companies were included from the various acquisition dates. Product sales increased $289,000, or 29.6%, to $1.3 million for fiscal 1997 from $1.0 million for fiscal 1996. This increase was related to subscriber base growth. Product sales decreased as a percentage of net revenues to 7.7% for fiscal 1997 from 9.9% for fiscal 1996. The decline in product sales as a percentage of net revenues reflects increased voicemail and other services revenues which do not require subscriber equipment.

  Cost of Products Sold. Cost of products sold increased $241,000, or 25.1%, to $1.2 million for fiscal 1997 from $1.0 million for fiscal 1996. This increase was associated with continued subscriber base growth. Gross margin on products sold increased to 5.0% for fiscal 1997 from 1.5% for fiscal 1996. This increase was primarily attributable to lower product costs associated with the changing mix of products sold and declining prices for subscriber equipment.

  Service, Rent and Maintenance Expenses. Service, rent and maintenance expenses increased $2.7 million, or 68.7%, to $6.5 million for fiscal 1997 from $3.9 million for fiscal 1996. This increase reflects an increase in airtime expense paid to third party service providers and an increase in subcarrier and tower lease expenses primarily associated with the acquisitions of C.R. and AVP. Results of operations for C.R. and AVP are reflected for all of fiscal 1997 but only the last two months and six months, respectively, of fiscal 1996. Telephone expense increased as a result of additional telephone facilities and increased voicemail usage. Service, rent and maintenance expenses increased as a percentage of net revenues to 40.0% for fiscal 1997 from 39.4% for fiscal 1996. The increase in service, rent and maintenance expenses as a percentage of net revenues reflects increases in telephone and airtime costs as a percentage of net revenues.

  Selling and Marketing Expenses. Selling and marketing expenses increased $712,000, or 44.4%, to $2.3 million for fiscal 1997 from $1.6 million for fiscal 1996. This increase reflects sales staff compensation related to increased sales activity and advertising, both of which resulted in subscriber base growth. Selling and marketing expenses decreased as a percentage of net revenues to 14.1% for fiscal 1997 from 16.3% for fiscal 1996.

  General and Administrative Expenses. General and administrative expenses increased $1.3 million, or 75.5%, to $3.0 million for fiscal 1997 from $1.7 million for fiscal 1996. This increase reflects higher staffing levels associated with the subscriber base growth, as well as higher office costs. General and administrative expenses increased as a percentage of net revenues to 18.6% for fiscal 1997 from 17.6% for fiscal 1996.

  Engineering Expenses. Engineering expenses increased $122,000, or 23.6%, to $638,000 for fiscal 1997 from $516,000 for fiscal 1996. This increase reflects higher staffing levels associated with the subscriber base growth and related systems.

  Adjusted EBITDA. Adjusted EBITDA increased $1.7 million, or 74.6%, from $2.3 million for fiscal 1996 to $4.0 million for fiscal 1997. As a percentage of net revenues, Adjusted EBITDA increased from 23.0% for fiscal 1996 to 24.1% for fiscal 1997.

  Depreciation and Amortization. Depreciation and amortization increased $1.0 million, or 86.2%, to $2.2 million for fiscal 1997 from $1.2 million for fiscal 1996. This increase reflects an increase in depreciable assets associated with the increased subscriber base and increased amortization related to acquired intangible assets.

  Operating Income. Operating income increased $675,000, or 73.3%, to $1.6 million for fiscal 1997 from $921,000 for fiscal 1996.

  Other Income. Other income decreased $1,000, or 1.1%, to $90,000 for fiscal 1997 from $91,000 for fiscal 1996.

  Interest Expense. Interest expense increased $691,000, or 79.2%, to $1.6 million for fiscal 1997 from $873,000 for fiscal 1996. This increase primarily reflects an increase in the average level of debt outstanding because of acquisitions during fiscal 1997 and the second half of fiscal 1996 and, to a lesser extent, higher bank lending rates during fiscal 1997.

  Accretion of Stock Warrants. Accretion of stock warrants expense increased $919,000, or 107.6%, to $1.8 million for fiscal 1997 from $854,000 for fiscal 1996.

  Income (Loss) From Joint Venture. Income from joint venture increased $122,000 to $26,000 for fiscal 1997 from ($96,000) for fiscal 1996. This increase represents the Company's share of income earned through the resale of FM pagers by FM Concepts II. Additionally, during fiscal 1996, FM Concepts II recognized a charge for research and development of $436,000, of which the Company's share was $145,000.

  Minority Interest. Minority interest expense increased $300 to $2,800 for fiscal 1997 from $2,500 for fiscal 1996.

  Net Loss. Net loss increased $683,000, or 72.3%, to $1.6 million for fiscal 1997 from $945,000 for fiscal 1996. This increase reflects the factors described above. Excluding the effect of the accretion of stock warrants and a $132,000 extraordinary charge on early retirement of debt for fiscal 1996, net income increased $104,000, or 247.6%, to $145,000 for fiscal 1997 from $41,000 for fiscal 1996.

FISCAL YEAR ENDED JULY 31, 1996 COMPARED TO FISCAL YEAR ENDED JULY 31, 1995

  Total Revenues. Total revenues increased $3.4 million, or 45.9%, to $10.8 million for fiscal 1996 from $7.4 million for fiscal 1995. This increase was primarily due to an increased number of subscribers resulting from acquisitions and internal growth. Total subscribers increased 38,000, or 139.9%, to 65,000 at July 31, 1996 from 27,000 at July 31, 1995. Of this increase, 57.9% resulted from acquisitions and 42.1% resulted from internal growth. Results for fiscal 1996 include the operations of C.R. and AVP, which were acquired in February and June 1996, respectively, and through which the Company added 22,000 paging subscribers. The Company did not complete any acquisitions during fiscal 1995. Product sales increased $449,000, or 85.4%, to $975,000 for fiscal 1996 from $526,000 for fiscal 1995. Product sales increased as a percentage of net revenues to 9.9% for fiscal 1996 from 7.6% for fiscal 1995. The increase in product sales as a percentage of net revenues reflects a shift in product mix from voicemail services to paging services.

  Cost of Products Sold. Cost of products sold increased $492,000, or 105.1%, to $960,000 for fiscal 1996 from $468,000 for fiscal 1995. This increase was primarily attributable to increased product sales associated with subscriber base growth. Gross margin on products sold decreased to 1.5% for fiscal 1996 from 11.0% for fiscal 1995. This decrease was primarily attributable to price decreases designed to encourage increased sales.

  Service, Rent and Maintenance Expenses. Service, rent and maintenance expenses increased $1.2 million, or 42.7%, to $3.9 million for fiscal 1996 from $2.7 million for fiscal 1995. This increase reflects an increase in airtime expense paid to third party service providers and an increase in subcarrier and tower lease expenses primarily associated with the acquisitions of C.R. and AVP. Results of operations for C.R. and AVP are reflected in the last two months and six months, respectively, of fiscal 1996. Telephone expense increased due to additional telephone facilities and increased voicemail usage associated with the C. R. acquisition. Service, rent and maintenance expense increased as a percentage of net revenues to 39.4% for fiscal 1996 from 39.1% for fiscal 1995. The increase in service, rent and maintenance expense as a percentage of net revenues reflects an increase in third party airtime expense as a percentage of net revenues and a lower profit margin on product sales.

  Selling and Marketing Expenses. Selling and marketing expenses increased $380,000, or 31.1%, to $1.6 million for fiscal 1996 from $1.2 million for fiscal 1995. This increase reflects sales staff compensation related to increased sales activity and advertising, both of which resulted in subscriber base growth. Selling and marketing expenses decreased as a percentage of net revenues to 16.3% for fiscal 1996 from 17.6% for fiscal 1995.

  General and Administrative Expenses. General and administrative expenses increased $845,000, or 95.3%, to $1.7 million for fiscal 1996 from $887,000 for fiscal 1995. This increase reflects additions to senior management and higher staffing levels associated with subscriber base growth, as well as higher office costs. General and administrative expenses increased as a percentage of net revenues to 17.6% for fiscal 1996 from 12.8% for fiscal 1995.

  Engineering Expenses. Engineering expenses decreased $51,000, or 9.0%, to $516,000 for fiscal 1996 from $567,000 for fiscal 1995. This decrease reflects lower staffing levels primarily due to a vacancy in the position of manager of management information systems for the majority of fiscal 1996.

  Adjusted EBITDA. Adjusted EBITDA increased $625,000, or 38.1%, to $2.3 million for fiscal 1996 from $1.6 million for fiscal 1995. As a percentage of net revenues, Adjusted EBITDA decreased to 23.0% for fiscal 1996 from 23.6% for fiscal 1995.

  Depreciation and Amortization. Depreciation and amortization increased $359,000, or 42.5%, to $1.2 million for fiscal 1996 from $845,000 for fiscal 1995. This increase reflects a greater number of pagers associated with the increased subscriber base and increased amortization related to acquired intangible assets.

  Operating Income. Operating income increased $217,000, or 30.8%, to $921,000 for fiscal 1996 from $704,000 for fiscal 1995. This increase reflects increased net revenues, partially offset by increased general and administrative expenses.

  Other Income. Other income increased $1,000, or 1.1%, to $91,000 for fiscal 1996 from $90,000 for fiscal 1995.

  Interest Expense. Interest expense increased $169,000, or 24.0%, to $873,000 for fiscal 1996 from $704,000 for fiscal 1995. This increase primarily reflects a decrease in the average level of debt outstanding due to the repayment of debt following the issuance of 3,500 shares of Series C Preferred Stock in November 1995 and, to a lesser extent, lower bank lending rates during fiscal 1996.

  Accretion of Stock Warrants. Accretion of stock warrants expense increased $211,000, or 32.8%, to $854,000 for fiscal 1996 from $643,000 for fiscal 1995.

  Income (Loss) From Joint Venture. Loss from joint venture was ($96,000) for fiscal 1996. As the Company began reporting the equity interest in FM Concepts II in November 1995, there was no equity income or loss for fiscal 1995. During fiscal 1996, FM Concepts II recognized a charge for research and development of $436,000, of which the Company's share was $145,000, which was partially offset by the Company's share of income earned through the resale of FM pagers by FM Concepts II.

  Minority Interest. Minority interest expense was $2,500 for fiscal 1996, reflecting the Company's initial investment in Direct Link during fiscal 1996.

  Net Loss. Net loss increased $392,000, or 70.9%, to $945,000 for fiscal 1996 from $553,000 for fiscal 1995. This increase reflects the factors described above. Excluding the effect of the accretion of stock warrants charge and a $132,000 extraordinary charge on early retirement of debt for fiscal 1996, net income decreased $49,000 to $41,000 for fiscal 1996 from $90,000 for fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

  The Company has met its primary cash requirements from borrowings under the Credit Facility and cash flows from operations. Borrowings under the Company's Credit Facility have been used to fund acquisitions, capital expenditures and general corporate requirements. The Company had outstanding borrowings under the Credit Facility of $5.7 million, $12.6 million, $18.8 million and $25.6 million as of July 31, 1995, 1996 and 1997 and April 30, 1998, respectively. As of June 12, 1998, the Company had outstanding borrowings under the Credit Facility of $37.9 million. The Credit Facility was increased in March 1998 to $40.0 million from $25.0 million. The Credit Facility carries a variable rate of interest based on, at the Company's election: (i) Creditanstalt's prime rate plus 2%; or (ii) LIBOR plus 4%. The Credit Facility is secured by substantially all of the Company's assets.

  The Company's cash balances were $46,000, $525,000 and $193,000 at July 31, 1995, 1996 and 1997, respectively, and $255,000 at April 30, 1998. Net cash provided by operating activities was $726,000, $896,000 and $2.0 million for the years ended July 31, 1995, 1996 and 1997, respectively, and $645,000 for the nine months ended April 30, 1998.

  Net cash used in investing activities was $1.7 million, $11.0 million and $8.0 million for the years ended July 31, 1995, 1996 and 1997, respectively, and $12.0 million for the nine months ended April 30, 1998. Investing activities during fiscal 1995 included $1.5 million net purchases of property and equipment and a $120,000 investment in the FM Concepts II joint venture. Investing activities during fiscal 1996 included $9.0 million for the purchases of businesses, $1.9 million net purchases of property and equipment and $158,000 of further investment in the FM Concepts II joint venture. Investing activities during fiscal 1997 included $4.4 million for the purchases of businesses, and $3.6 million net purchases of property and equipment. Investing activities during the nine months ended April 30, 1998 included $5.8 for the purchases of businesses, $5.8 million net purchases of property and equipment and $341,000 of further investment in the FM Concepts II joint venture.

  Net cash provided by financing activities was $1.0 million, $10.6 million and $5.7 million for the years ended July 31, 1995, 1996 and 1997, respectively, and $11.4 million for the nine months ended April 30, 1998. Included in cash provided from financing activities for fiscal 1995 was $1.6 million of proceeds from issuance of long-term debt and $200,000 of proceeds from subscriptions receivable partially offset by $707,000 for the purchase and retirement of Common Stock, $77,000 of dividends on Series A Preferred Stock and Series C Preferred Stock and $36,000 of other financing activities. Included in cash provided by financing activities for fiscal 1996 was $7.2 million of proceeds from the issuance of long-term debt, $3.5 million proceeds from the issuance of Series A Preferred Stock and Series C Preferred Stock, $250,000 of proceeds from the issuance of Common Stock partially offset by $334,000 of dividends on Series A Preferred Stock and Series C Preferred Stock. Included in cash provided by financing activities for fiscal 1997 was $6.2 million of proceeds from issuance of long-term debt partially offset by $450,000 of dividends on Series A Preferred Stock and Series C Preferred Stock and $60,000 of other financing activities. Included in net cash provided by financing activities in the nine months ended April 30, 1998 was $7.1 million of proceeds from issuance of long-term debt, $4.5 million of proceeds from the issuance of Series D Preferred Stock, and $100,000 of proceeds from the issuance of Common Stock partially offset by $356,000 of dividends on Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

  The Company had a working capital (deficit) of $(184,000) at July 31, 1995, $(607,000) at July 31, 1996, $(1.2 million) at July 31, 1997 and $557,000 at
April 30, 1998.

  On April 3, 1998, the Company issued $4.5 million of Series D Preferred Stock, a portion of the proceeds of which was used to finance a portion of the $4.3 million purchase price (the "Premier Acquisition") of Premier Paging. The Premier Acquisition was also financed with an unsecured four year note in the principal amount of $900,000. The note bears interest at 9% per year. The remaining proceeds from the sale of the Series D Preferred Stock were used for working capital. The Series D Preferred Stock pays a monthly coupon of 8.5% per annum.

  On May 1, 1998, the Company borrowed $11.4 million under the Credit Facility to finance the Hyde's Acquisition and other working capital purposes. The Company intends to repay a portion of amounts outstanding under the Credit Facility and redeem the Series D Preferred Stock with the net proceeds of the Offering. While there can be no assurance, the Company estimates that the proceeds of the Offering, funds to be provided by operations and funds available under the Credit Facility will be sufficient to meet the Company's anticipated needs for working capital for the next twelve months. This estimate is a forward-looking statement that is subject to risks and uncertainties. Actual results and working capital needs could differ materially from those estimated due to a number of factors, including the use of such proceeds to fund acquisitions and the factors discussed under "Risk Factors." In addition, acquisitions may require additional debt and equity financing. The Company has no present plans to make any other significant capital expenditures.

RECENT ACCOUNTING PRONOUNCEMENT

  In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting and presentation of comprehensive income and its components in a full set of general purpose financial statements. This statement is effective for periods beginning after December 15, 1997. The adoption of SFAS 130 is not expected to have an impact on the Company's financial statements.

  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This Statement is effective for financial statements for periods beginning after December 15, 1997. The adoption of SFAS 131 is not expected to have a material impact on the Company's financial statements.

                                   BUSINESS

GENERAL

  Satellink provides paging and enhanced personal telecommunications services to businesses and individuals in smaller metropolitan areas and major cities in the southeastern and southwestern United States. The Company has provided paging and voicemail services since 1988. In 1995, the Company began development of its proprietary STAR*Net platform in anticipation of increased subscriber demand for a broad spectrum of personal telecommunications services from a single provider. The STAR*Net platform allows the Company to provide an integrated suite of personal telecommunications services to businesses and individuals in markets not generally targeted by major providers. The Company intends to capitalize on its STAR*Net platform by marketing enhanced services to its existing paging and voicemail subscriber base and by attracting new subscribers who would otherwise use multiple providers to fulfill their personal telecommunications needs.

  Through the STAR*Net platform, which integrates carrier-grade telephony platform hardware with the Company's proprietary software, Satellink provides its subscribers with single telephone number access to paging, voicemail, long distance and "find me" services. The STAR*Net platform also allows the Company to offer prepaid and postpaid long distance calling cards and inbound 1-800 service. The Company believes that the STAR*Net platform's scalable and flexible architecture and relatively low cost of implementation give the Company a competitive advantage by allowing it to quickly add and customize services and offer enhanced services in smaller markets where the implementation of a more expensive architecture is not economically justified.

  The Company delivers paging services by broadcasting messages over: (i) FM subcarrier frequencies that are leased by the Company in Georgia and Alabama and that are linked with the CUE nationwide FM paging network, which reaches over 95% of the population of the United States and Canada and covers 60,000 miles of interstate highway; (ii) Company-owned VHF and UHF paging networks in Georgia and Louisiana; and (iii) VHF, UHF, 900 MHz and narrowband PCS paging networks operated by third parties from which the Company purchases and resells local, regional and nationwide service. The Company's use of the STAR*Net platform and multiple message distribution networks in its market areas allows the Company to offer to its customers an assortment of service and pricing options not readily available from many of the Company's competitors.

  Satellink's paging and voicemail subscriber base has increased through internal growth and acquisitions from approximately 27,000 subscribers as of July 31, 1995 to approximately 165,000 subscribers as of May 31, 1998.

INDUSTRY

  Recent technological developments in the paging industry include new paging services such as "confirmation" or "response" paging, narrowband PCS voice paging, two-way paging and notebook and sub-notebook computer wireless data applications. Industry sources estimate that there were approximately 43.1 million pagers in service in the United States at December 31, 1996, which were serviced by over 2,000 licensed paging companies. Of these paging companies, the ten largest serve approximately 80% of the total paging subscribers in the United States. From 1990 through 1996, the number of pagers in service in the United States grew at a compound annual rate of 27.0% and the number of pagers in service is projected to grow at a compound annual rate of approximately 9.0% from 1996 through 2001. Factors contributing to this growth include: (i) declining costs of service; (ii) increasing consumer awareness of the benefits of mobile communications; (iii) introduction of new or enhanced paging equipment and services; and (iv) expanding channels of distribution.

  Recent technological developments in the wireless communications industry have allowed providers to offer new and enhanced services. For example, PCS providers are currently offering a variety of personal telecommunications services, many of which are similar to the Company's services. According to a 1998 Price

Waterhouse survey, total PCS subscribers in the United States are projected to grow from less than 1 million in 1997 to approximately 45 million by 2001. These subscribers will use services provided through several different types of PCS technology, including time division multiple access, code division multiple access and newly developed PCS technologies using the 1910 MHz to 1930 MHz band. Current PCS-based service offerings include advanced paging and messaging for voice and data, including two-way messaging and facsimile transmission, next-generation mobile telephone service and two-way voice, data and video communications. Future PCS-based service offerings are expected to include personal digital assistants, portable facsimile machines, wireless replacements for portions of the wireline telephone network and other kinds of short-range communications.

  The Company believes that future developments in the paging and wireless communications industry will include: (i) technological improvements that permit increased service and applications to a wider market on a cost-effective basis; (ii) consolidation of smaller, single-market operators into larger, multi-market paging companies; and (iii) increased numbers of pagers in service, as a result of general expansion into consumer and retail markets.

GROWTH STRATEGY

  The Company's primary objective is to become a leading regional provider of enhanced personal telecommunications services. The Company intends to achieve its objective by pursuing the following strategies:

  . Expand Subscriber Base Through Acquisitions. The Company intends to increase its subscriber base and its opportunities to cross-market STAR*Net services by identifying and acquiring other providers of paging, voicemail and other personal telecommunications services. Based on its experience acquiring and integrating 12 paging and voicemail operators since February 1996, the Company believes that it can generate cost savings through integration of acquired companies, particularly from its increased purchasing power for equipment and airtime. Any cost savings would effectively reduce the multiple paid for acquired companies, thereby increasing the Company's return on invested capital. The Company intends to continue to focus on smaller acquisition candidates because it expects larger providers to focus increasingly on internal growth and larger acquisitions, thereby decreasing competition for smaller acquisition candidates.

  . Cross-Market an Integrated Suite of Customized Services to Existing and Acquired Subscribers. The Company intends to cross-market additional STAR*Net services to its existing and acquired paging and voicemail subscribers. The Company believes that its paging and voicemail subscribers are mobile individuals who are likely to use additional personal telecommunications services. The Company believes these subscribers will be more likely to purchase these services from the Company because: (i) the Company owns the subscribers' access numbers and is able to offer them the ability to change service plans and coverage areas without changing access numbers; (ii) the Company is able to provide its subscribers with unified billing for a variety of personal telecommunications services; and (iii) existing subscribers are familiar with the Company and have purchased services from the Company in the past.

  . Expand the Suite of Customized Services. The Company intends to continually develop new STAR*Net services. Current planned services under development include Internet-based voicemail delivery and receipt, local access voicemail between cities, text-to-speech playback of e-mail messages, Internet e-mail pager notification and narrowband PCS connect. The Company believes these services will, when combined with existing STAR*Net service offerings, provide it with additional cross-marketing opportunities to existing and new subscribers.

  . Focus on Niche Markets. Based on its analysis of its target markets, the Company believes that smaller metropolitan markets throughout the Southeast and Southwest are underserved by larger providers of personal telecommunications services, who focus on more densely populated metropolitan areas. These smaller markets are attractive to Satellink because management believes these markets have reduced competition for personal telecommunications services, limited availability of alternative services such as cellular telephones and lower market penetration rates for personal telecommunications services. Approximately 45% of the Company's paging subscribers utilize regional or national paging services compared to approximately 33% of total paging subscribers in the United States who use such services. The Company believes this reflects its ability to serve mobile individuals who require the broad, uninterrupted coverage area provided by the Company. The Company intends to continue implementing its niche market strategy by opening additional offices in smaller metropolitan markets, acquiring other providers of paging, voicemail and other personal telecommunications services in existing and additional markets and utilizing its direct sales force in markets in Georgia, Alabama, Louisiana and Texas.

ACQUISITIONS

  Acquisitions have contributed significantly to the Company's growth. The following table provides a summary of acquisitions in which the Company acquired more than 5,000 subscribers. The Company has paid an aggregate consideration of approximately $27.0 million in connection with these acquisitions.

                                                               APPROXIMATE NUMBER
                                                                 OF SUBSCRIBERS
                                                     DATE      --------------------
NAME OF ACQUIRED COMPANY        LOCATIONS          ACQUIRED    PAGING    VOICEMAIL
------------------------  ---------------------- ------------- --------- ----------
Atlanta Voice Page,       Atlanta                February 1996    11,500        --
 Inc....................
C.R., Inc...............  Dallas                 May 1996         10,500        --
Message World...........  Atlanta                February 1997       --       5,300
Premier Paging,
 Inc./Premier Paging      Baton Rouge and        April 1998       10,000        --
 of New Orleans, Inc....  New Orleans
Hyde's Stay in Touch,     Shreveport, Monroe and May 1998         39,000        --
 Inc. ..................  Alexandria, Louisiana

  In addition to the above acquisitions, since the commencement of the Company's acquisition program in February 1996, the Company has consummated six acquisitions for aggregate consideration of $2.9 million, through which it acquired a total of 7,600 paging subscribers. The Company is currently engaged in preliminary discussions with several other acquisition candidates, but it has no binding commitments to acquire any of such candidates. See "Risk Factors -- Ability to Manage Growth; Acquisition Risks" and "Use of Proceeds."

SERVICES

  The Company provides an integrated suite of paging, voicemail and enhanced personal telecommunications services. A subscriber can select any single service or combination of services, all of which can be accessed through a single local or 1-800 access number. The following table summarizes each current and planned service offering.

      SERVICE OFFERING                           DESCRIPTION

CURRENT SERVICES

STAR*Paging                    Satellink provides local, regional or national
                               paging service at a variety of price points through traditional, FM and third party networks. Unlike traditional paging technology,
                               FM paging technology utilizes existing FM radio station transmitters to reach 95% of the population of the United States and Canada.

STAR*Message                   The Company provides subscribers with an
                               outsourced voicemail solution that allows subscribers to avoid the capital investment necessary to establish their own standalone voicemail system.

STAR*FindMe                    Satellink can provide a subscriber with a
                               personal local or 1-800 number that serves as a single point of access from which callers can select various messaging options or attempt to locate the subscriber at up to four predetermined phone numbers.

STAR*Calling                   A subscriber can place worldwide long distance
                               calls from the United States while accessing the STAR*Net voicemail box, thereby allowing the customer to return a voicemail message, listen to additional voicemail messages and make additional calls without redialing an access number or PIN. Additionally, a subscriber can use prepaid or traditional calling cards to place long distance calls.

One number services            The STAR*Net platform, combined with the
                               Company's flexibility in network choice, allows a subscriber to change coverage area or type of service without changing the subscriber's local or 1-800 access number.

STAR*Toll Free                 A subscriber can establish a single 1-800
                               number from which the subscriber can forward calls to a different number at a cost that is generally lower than that charged by traditional 1-800 providers.

SERVICES UNDER DEVELOPMENT

STAR*MeetMe                    Without special equipment or operator
                               assistance, a subscriber would be able to initiate a conference call from any telephone in which up to 16 individuals could participate.

STAR*Web A subscriber would be able to access paging, voicemail or e-mail messages through the Internet.

Local access voicemail         A subscriber would be able to leave messages
                               for other subscribers in networked cities without dialing a long distance number.

Text-to-speech playback        A subscriber would be able to access Internet
                               or LAN e-mail messages via the subscriber's voicemail.

Internet e-mail pager          A subscriber would be able to receive a paging
notification                   message to notify the subscriber of the receipt
                               of Internet e-mail messages.

PAGING INFRASTRUCTURE

  The Company operates multiple paging distribution networks and has reseller and other arrangements with third parties which enable the Company to distribute its multiple service offerings in ways that address the needs of a variety of subscribers. The majority of these services utilize the Company's FM and traditional paging networks and traditional paging networks owned and operated by third party carriers. A portion of these services also utilize the CUE FM paging network, which allows the Company to reach over 95% of the population of the United States and Canada and covers 60,000 miles of interstate highway. Despite the Company's multiple distribution networks, there can be no assurance that the Company's subscribers will not experience downtime due to the failure of the Company's network, a third party's network on which the Company relies or any of the Company's switching facilities or its STAR*Net platforms. See "Risk Factors -- Dependence on Networks, Switching Facilities and the STAR*Net Platform; Damage, Failure and Downtime."

 FM Network

  The Company's FM network operates by broadcasting on the sideband of FM radio stations in Georgia and Alabama. The Company has entered into agreements with over 30 FM radio stations pursuant to which the stations agree to transmit paging messages on a 57 KHz subcarrier concurrently with their regular radio broadcasts. Because most FM radio stations have significantly higher power output and taller towers than traditional paging transmitters, the Company is able to deliver messages over its FM network using fewer transmitters than would be necessary to cover the same geographic area with a traditional paging network. This allows the Company to enter a new local market by installing injecting a 57 KHz subcarrier into an existing FM radio station rather than building a network of paging towers equipped with low-powered traditional paging transmitters.

  Paging messages broadcast over the Company's FM network are broadcast from all 30 radio stations. The Company's pagers are programmed to scan the FM frequency spectrum to locate a station broadcasting the Company's 57 KHz paging signal, allowing subscribers to move within the coverage area without interruption of paging service. The Company's FM network is linked to a national FM network operated by CUE and made up of over 500 FM radio stations throughout the United States and Canada. The CUE network reaches over 95% of the population of the United States and Canada and covers 60,000 miles of interstate highway. Numeric paging messages are broadcast over the CUE network through a relay system whereby the Company transmits a paging message to CUE's main terminal which then transmits the message to a satellite which, in turn, retransmits the message either to all participating FM stations for nationwide subscribers or to selected FM stations for regional subscribers. The Company offers regional, nationwide and North American paging through the CUE network, and CUE bills the Company for paging distribution depending on the coverage provided. Additionally, the Company pays a co-operative advertising fee to CUE based on the number of Company pagers connected to the CUE network. See "Risk Factors -- Limitations of CUE Paging Network."

 Traditional Paging Networks

  The Company has developed traditional paging networks in Georgia and Louisiana. The traditional paging network broadcasts messages on specified frequencies, including 462.850 MHz, 462.825 MHz and 152.240 MHz. These messages are broadcast from Company-owned transmitters located principally in the metropolitan Atlanta area and southern Louisiana. Such transmitters are mounted on radio towers owned by third parties who lease tower space to the Company and other broadcasters of radio and other transmissions. Each Company-owned transmitter is operated pursuant to an FCC-issued license. See "--
 Government Regulation."

 Third Party Carrier Network

  In addition to maintaining its own traditional paging network, the Company's switching facilities are networked to traditional regional and nationwide paging networks owned and operated by third parties, including PageNet, Preferred Networks, Inc. ("Preferred Network"), A+ Network, Inc. ("A+ Network"), BestCom and others. Paging data is transferred from the Company's switch to the third party network, which then transmits the data over its network. The Company has entered into a nationwide resale agreement with PageNet pursuant to which the Company can resell PageNet airtime anywhere in the United States. Under this reseller agreement, the Company can access new paging markets by installing the STAR*Net platform to receive incoming calls and forward such calls to the PageNet network for broadcast. The Company is also a party to a national reseller agreement with SkyTel pursuant to which the Company can resell SkyTel's one-way and two-way nationwide paging services.

THE STAR*NET PLATFORM

  Incoming calls to the Company's subscribers are received by either a traditional switching platform or by the STAR*Net platform. Traditional switching platforms, such as a Zetron platform, provide only for the delivery of paging and voicemail messages. The STAR*Net platform allows the Company not only to deliver paging and voicemail messages in the same manner as a traditional platform, but also to relay incoming data to a variety of distribution mechanisms, such as switched 1-800 service and, in the future, the Internet. Further, the STAR*Net platform allows incoming calls to access trunk lines from which a subscriber can place long-distance calls or conference calls. The STAR*Net platform also combines with the Company's one number capability to allow it to switch a subscriber from one service to another or one network to another without issuing a new telephone number to the subscriber. Accordingly, the Company can switch a subscriber between paging networks with different coverage areas or between paging networks with less paging traffic, which often results in more reliable and timely message delivery, without changing the subscriber's access number.

  The STAR*Net platform is a software-driven system that utilizes carrier grade telephony platform hardware combined with the Company's proprietary software. A STAR*Net platform is generally located in each of the Company's markets, thereby providing access to the Company's multiple message distribution networks. Customers in market areas where a separate STAR*Net platform has not been installed may still obtain access to the broad range of personal telecommunications services available through the STAR*Net platform through 1-800 access numbers that connect into a STAR*Net platform. Because the STAR*Net platform relies on readily available and relatively inexpensive hardware components, the Company is able to enter new markets without the substantial capital investment associated with traditional switching equipment. Additionally, the Company believes that the flexible and scalable architecture of the STAR*Net platform will allow it to be easily modified to accommodate new services without replacing or materially modifying the existing hardware. In addition to functioning as part of the Company's network, the STAR*Net platform can be customized to meet the specific needs of a subscriber, such as: (i) a school system that implements an automated system through which students can access grades and teacher comments, register for courses or be notified directly of their grades through an autodialed telephone message; or (ii) a small business that needs an integrated voicemail system but cannot afford the capital investment associated with a traditional voicemail system.

  The Company currently maintains switching facilities and STAR*Net platforms in Atlanta, Albany, Augusta, Cordele, Macon, Savannah and Valdosta, Georgia; Birmingham, Alabama; Baton Rouge and New Orleans, Louisiana; and Dallas, Texas. The Company's network service operations are dependent upon its ability to protect the equipment and data at its switching facilities against potential damage that may be caused by fire, power loss, technical failures, unauthorized intrusion, natural disasters, sabotage and other similar events. The Company has therefore implemented monitored security systems, controlled access, automated data backup procedures, uninterrupted power supply systems and automated system trouble alerts.

SALES, MARKETING AND CUSTOMER SERVICE

  Historically, the Company has relied on its direct sales force to obtain paging and voicemail customers. The Company's sales and marketing strategy incorporates a multi-channel distribution system that utilizes the following distribution channels to access different market segments: (i) the Company's direct sales staff that concentrates on business accounts; (ii) Company-employed database telemarketing sales staff which uses computerized lead management and professional telemarketing techniques to identify primarily small businesses and professionals as potential subscribers; and (iii) Company retail stores that are designed to sell higher ARPU products and services to the consumer market. As of April 30, 1998, the Company employed 50 sales representatives, including the Company's direct sales staff, telemarketing professionals and sales representatives who call on retailers.

  The Company's sales representatives are typically recent college graduates who attend a weeklong training program administered by the Company's senior marketing personnel. Sales representatives are compensated through salary plus a commission generally based on the first month's recurring revenue generated by each new subscriber. See "Risk Factors -- Dependence on Key Management and Personnel."

  In connection with the development of the STAR*Net platform and rollout of STAR*Net services, the Company has commenced an intensive program designed to educate its sales representatives about STAR*Net services and to encourage them to cross-market these services to existing paging and voicemail subscribers. In the future, this program will be incorporated into the Company's ongoing training program. The sales representatives will initially focus on cross-marketing STAR*Net services to larger, multi-unit subscribers. The Company also intends to hire additional outside sales representatives for the Company's retail outlets to focus on marketing STAR*Net services to multi-unit subscribers. At the same time, the Company intends to market STAR*Net services to individual and small business subscribers through billing inserts and telemarketing. Because sales representatives are compensated based on the first month's recurring revenue generated by each subscriber, the Company believes its sales representatives are encouraged to promote and cross-sell STAR*Net services that generate higher monthly recurring revenue.

  The Company maintains a customer service center in Roswell, Georgia. This center employs 18 full-time customer service personnel who are available via a toll-free call daily from 8:00 a.m. until midnight. Additionally, customer service calls received between midnight and 8:00 a.m. are forwarded via paging message to on-call customer service personnel, who return the service calls within 30 minutes of receipt of the paging message. Customer service personnel are trained to educate and assist Satellink's subscribers in the use of the Company's services and to resolve billing and technical issues. The Company's customer service center can accommodate an additional eight full-time customer service representatives.

SUBSCRIBERS

  Satellink markets its services to large and small businesses and, to a lesser extent, individuals who require advanced, high-volume personal telecommunications services. Approximately 44% of the Company's paging subscribers utilize regional or national paging services, compared to approximately 33% of total paging subscribers in the United States that use such services. The Company believes this reflects its focus on mobile individuals who require the broad, uninterrupted coverage area provided by the Company. These subscribers have traditionally included truck drivers and other small business operators and employees, professionals, medical personnel, sales and service providers, construction and trades people, and real estate brokers and developers. Additionally, paging and voicemail service is increasingly being adopted by individuals for private, nonbusiness uses such as communicating with family members and friends. The Company also believes that its focus on business and high-volume individual subscribers results in increased revenues, reduced subscriber turnover and provides an attractive base to which to market additional personal telecommunications services.

PAGERS

  The majority of the Company's paging services are delivered through either:
(i) numeric display pagers, which permit a subscriber to receive a telephone number or other numeric coded information and to store several such numeric messages that the customer can recall when desired; or (ii) alphanumeric display pagers, which allow the subscriber to receive and store text messages. The Company utilizes pagers for traditional paging subscribers that are manufactured by Motorola, NEC, Panasonic and other manufacturers. The Company utilizes Info Telecom numeric pagers for FM paging subscribers. Certain traditional pagers are among the smallest available and have time and date stamping capability and average battery life of five weeks. Info Telecom pagers are more expensive and approximately 50% larger than many traditional pagers and have an average battery life of five weeks; however, these pagers do not have time and date stamping capability.

  The Company is seeking to address the limitations of the Info Telecom pager through its participation in a joint venture which is developing a new FM pager, the FM Concepts Pager, which is expected to be 25% smaller than the Info Telecom pager and have similar capabilities to those of many popular traditional pagers. The Company plans to introduce the FM Concepts Pager during the first quarter of fiscal 1999 and believes the FM Concepts Pager can be produced at approximately 75% of the cost of its current FM pager. These cost savings can be passed on to new subscribers, thereby making FM paging a more cost-effective alternative for new subscribers. There can be no assurance that the Company's potential or existing subscribers will accept the inherent limitations of the FM Concepts Pager or that a third party will not develop a superior FM pager to which the Company does not have access at competitive prices. Reduced acceptance of FM pagers or increased competition from FM pager providers could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Proprietary Rights and Technology" and "Risk Factors --
 Risks Associated with Joint Ventures."

  The Company's business subscribers either lease or buy their pagers, and its individual subscribers buy their pagers. Both business and individual subscribers then subscribe for either local, regional, multi-regional or nationwide service. Contracts with large unit volume subscribers are typically for two to three year terms, while contracts with smaller volume subscribers generally have one year terms with annual renewals. The volume discounts on lease costs and service fees are typically offered to large unit volume subscribers. Annual loss protection allows subscribers who lease pagers to limit their costs of replacement upon loss or destruction of the pager. Maintenance services are offered to subscribers who own their own pagers.

  The Company purchases a variety of models of traditional pagers from Motorola and certain other manufacturers and sells or leases these pagers to its customers. Traditional pagers are capable of receiving a signal on a single frequency and are capable of receiving alphanumeric messages. The cost of different model pagers varies based on the model's messaging capability and whether it is a traditional or FM radio pager. The Company and most of its competitors sell pagers without a significant markup. The absence of a markup inhibits the Company's ability to compete on the basis of price. Accordingly, the cost at which the Company is able to obtain pagers directly relates to the price at which the Company is able to sell pagers and generate recurring revenues from providing services to the purchasers of such pagers.

PROPRIETARY RIGHTS AND TECHNOLOGY

  In 1995, the Company began development of the STAR*Net platform in anticipation of increased demand for a broad spectrum of personal telecommunications services from a single provider. The STAR*Net platform utilizes off-the-shelf servers, typically produced by Compaq Computer Corporation or Hewlett-Packard Company, augmented by commercially available add-ons such as telephony hardware produced by Dialogic Corporation. The STAR*Net platform's proprietary software is written in "C" and was developed by a team of Company and independent contractor programmers. See "-- The STAR*Net Platform" and "Risk Factors --Technological Change; Dependence on New Services" and "-- Risk of Software Failures or Errors."

  FM Concepts is a joint venture owned equally by the Company, certain affiliates of C.R. and Cape Fear. FM Concepts was formed in 1995 for a 40-year term to develop a new FM pager, the FM Concepts Pager. The Company does not control FM Concepts, and there can be no assurance that FM Concepts will utilize its resources in a manner consistent with the Company's strategies. Additionally, FM Concepts can require each of the Company, C.R. and Cape Fear to contribute up to an aggregate of $250,000 to the capital of FM Concepts, and the Company cannot require FM Concepts to return any or all of its contribution. Although the Company has contributed approximately $227,000 to FM Concepts as of April 30, 1998, the FM Concepts Pager is at an experimental stage, and there can be no assurance that it will ever reach the production stage. There can be no assurance that, once produced, the FM Concepts Pager will function in accordance with design specifications or that subscribers will view it as an attractive alternative to traditional pagers or competing FM pagers. FM Concepts intends to outsource the production of the FM Concepts Pager to a third party manufacturer; however, there can be no assurance that FM Concepts will successfully identify a suitable manufacturer or that any manufacturer will be able to produce the FM Concepts Pager according to design specifications and/or in a cost-effective manner. See "Risk Factors -- Risks Associated with Joint Ventures."

  The Company intends to use the FM Concepts Pager to reduce its dependence on Info Telecom pagers produced under license by FM Concepts II, a joint venture that was formed in 1996 and is owned equally by the Company and Cape Fear. FM Concepts II is not controlled by the Company, and, therefore, there can be no assurance that FM Concepts II will utilize its resources in a manner consistent with the Company's strategies. FM Concepts II can require each of the Company and Cape Fear to contribute up to an aggregate of $250,000 to the capital of FM Concepts II, and the Company cannot require FM Concepts II to return any or all of its contributions. As of April 30, 1998, the Company had contributed approximately $235,000 to FM Concepts II. FM Concepts II and CUE have been licensed by Nokia to manufacture and distribute pagers using Nokia's FM paging technology throughout North America. FM Concepts II has contracted with Info Telecom, a French manufacturer, to produce FM pagers for distribution in North America. The Company believes that its participation in the FM Concepts II joint venture combined with the outsourcing of production of FM pagers allows it to obtain FM pagers at a more favorable cost than if it purchased such pagers directly from a third party manufacturer because it will not have to pay the markup ordinarily charged by such manufacturers. See "Risk Factors -- Risks Associated with Joint Ventures" and "-- Limitations of FM Paging Technology."

  The Company's ability to compete is dependent in part upon its proprietary technology, particularly its newly-developed STAR*Net platform and FM Concepts Pager. The Company relies primarily on a combination of intellectual property laws and contractual provisions to protect its proprietary rights and technology. These laws and contractual provisions provide only limited protection of the Company's proprietary rights and technology. The Company's proprietary rights and technology include confidential information and trade secrets which the Company attempts to protect through confidentiality and nondisclosure agreements. The Company typically attempts to protect its confidential information and trade secrets through these contractual provisions for the term of the applicable agreement and, to the extent permitted by applicable law, for some negotiated period of time following termination of the agreement, typically one to two years at a minimum.

  Despite the Company's efforts to protect its proprietary rights and technology through intellectual property laws and contractual provisions, there can be no assurance that others will not be able to copy or otherwise obtain and use the Company's proprietary technology without authorization, or independently develop technologies that are similar or superior to the Company's technology. However, the Company believes that, due to the rapid pace of technological change in the information and telecommunications service industry, factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements and the timeliness and quality of support services are more important to establishing and maintaining a competitive advantage in the industry. See "Risk Factors --
 Limited Protection of Proprietary Rights and Technology."

  Many patents, copyrights and trademarks have been issued in the general areas of information and personal telecommunications services. In the ordinary course of its business third parties may claim that the Company's current or future products or services infringe the patent, copyright or trademark rights of such third parties. Although the Company believes that any such claims will not adversely impact its business, there can be no assurance that such claims will not be successful or that the existence or threat of such claims will not have an adverse effect on the Company's business, financial condition and results of operations.

TECHNICAL SUPPORT

  Satellink's technical support and development personnel are responsible for developing, testing and supporting proprietary software applications, as well as creating and improving enhanced system features and services. The Company's technical support and development strategy is to focus its efforts on enhancing its proprietary software and integrating its software with readily available software and hardware when feasible. Satellink continually develops software and periodically introduces major and minor enhancements of its software.

  The Company's technical support and development personnel developed the STAR*Net platform over a three-year period using off-the-shelf hardware and proprietary software. These personnel continuously evaluate and develop new applications for and additions to the STAR*Net platform in order to fulfill the actual or anticipated needs of subscribers and to respond to technological and marketplace developments. There can be no assurance, however, that the Company's personnel will be able to successfully identify such needs or developments or develop and implement new technologies or applications in response thereto.

  As of April 30, 1998, Satellink had seven employees and four independent contractors in technical support and development positions. In addition to developing and monitoring the STAR*Net platform, this technical support and development team continuously monitors and performs necessary improvements to the Company's billing systems and messaging systems and network connections to determine if software or hardware modifications are necessary. Satellink's technical support and development personnel also engage in joint development efforts with the Company's strategic partners and vendors, including, but not limited to the development of the FM Concepts Pager.

COMPETITION

  The Company believes that its focus on business and high-volume individual subscribers distinguishes the Company from larger providers, many of whom focus on selling their services to a larger number of lower-volume subscribers. Based on its analysis of its target markets, the Company believes it has identified a market niche in smaller metropolitan markets throughout the Southeast and Southwest that it believes are underserved by larger providers of personal telecommunications services who focus on more densely-populated metropolitan markets. However, the information and telecommunications services industry is intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to increase in the future. Many of the Company's current and potential competitors have longer operating histories, greater name recognition, larger customer bases and substantially greater financial, personnel, marketing, engineering, technical and other resources than the Company. Competition from these competitors could have a material adverse effect on the Company's business, financial condition and results of operations.

  The Company attempts to differentiate itself from its competitors by offering an integrated suite of telecommunications services. Other providers currently offer each of the individual services and certain combinations of the services offered by the Company. For example, Premiere Technologies offers bundled telecommunications services which are similar to those offered by the Company. Octel and Microsoft recently announced a service called "Unified Messenger," which places all voicemail, e-mail and fax messages in a single mailbox available by computer or telephone. The Company's nationwide mobile communications services and features compete with services provided by companies such as AT&T, MCI and Sprint as well as smaller interexchange long distance providers. The Company's voicemail services compete with voicemail services provided by AT&T, certain RBOCs and other service bureaus as well as by equipment manufacturers, such as Octel, Nortel, Siemens, Centigram, Boston Technology and Digital Sound. The Company's paging services compete primarily with those offered by PageNet, the world's largest provider of paging services, AirTouch, Arch, MobileComm, SkyTel, PageMart and Metrocall. The Company expects that other parties will develop and implement information and telecommunications service platforms similar to its platform, thereby increasing competition for the Company's services.

  In addition, on February 8, 1996, President Clinton signed into law the 1996 Act, which allows the RBOCs, as is the case with other LECs, to provide long distance telephone service between LATAs and will likely significantly increase competition for long distance services. The new legislation also grants the FCC the authority to deregulate other aspects of the telecommunications industry, which in the future may, if authorized by the FCC, facilitate the offering of an integrated suite of information and telecommunications services by the RBOCs in competition with the Company. Such increased competition could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Legislative Matters."

  Telecommunications companies compete for consumers primarily based on price, with major long distance carriers and paging companies conducting extensive advertising campaigns to capture market share. There can be no assurance that a decrease in the rates charged for communications services by the major long distance carriers, major paging companies or other competitors, whether caused by general competitive pressures or the entry of the RBOCs and other LECs into the bundled telecommunications market, would not have a material adverse effect on the Company's business, financial condition and results of operations. The Company expects that the information and telecommunications services markets will continue to attract new competitors and new technologies, possibly including alternative technologies that are more sophisticated and cost effective than the Company's technology.

LEGISLATIVE MATTERS

  The 1996 Act was intended to increase competition in the long distance and local telecommunications markets. The 1996 Act opens competition in the local services market and, at the same time, contains provisions intended to protect consumers and businesses from unfair competition by incumbent LECs, including the RBOCs. The 1996 Act allows RBOCs to provide long distance service outside of their local service territories but bars them from immediately offering in-region inter-LATA long distance services until certain conditions are satisfied. An RBOC must apply to the FCC to provide in-region inter-LATA long distance services and must satisfy a set of pro-competitive criteria intended to ensure that RBOCs open their own local markets to competition before the FCC will approve such application. Further, while the FCC has final authority to determine whether an RBOC application is granted, the FCC must consult with the Department of Justice to determine if, among other things, the entry of the RBOC would be in the public interest, and with the relevant state to determine that the pro-competitive criteria have been satisfied. The Company is unable to determine how the FCC will rule on any such applications.

  The 1996 Act provides a framework for the Company and other long distance carriers to compete with LECs by reselling local telephone service, by interconnecting to LEC network facilities at various points in the network, or by building new local service facilities. In the future, the Company may decide to lease unbundled network elements, which could also be used as a platform to provide access to the Company's services, or to build local service facilities. The Company's decision to enter the local services market is dependent on the economic viability of the options and on the regulatory environment, which will likely vary by state.

GOVERNMENT REGULATION

  The Company provides telecommunications services. Consequently, the Company is subject to extensive federal and state regulation in the United States. Various international authorities may also seek to regulate the services provided by Satellink.

  Tariffs and Detariffing. The Company is classified by the FCC as a non-dominant carrier for its domestic interstate and international common carrier telecommunications services. Common carriers that provide domestic interstate and international telecommunications services must maintain tariffs on file with the FCC describing rates, terms and conditions of service. While the tariffs of non-dominant carriers, such as the Company, are subject to FCC review, they are presumed to be lawful upon filing with the FCC. Currently, the Company either has applied for and received, or is in the process of applying for and receiving, all necessary authority from the FCC to provide domestic interstate and international telecommunications services.

  In October 1996, the FCC issued an order detariffing long distance services which prohibited non-dominant long distance carriers from filing tariffs for domestic, interstate, long distance services in the future. The FCC's scheduled detariffing rules were to become effective September 22, 1997. The detariffing rules were appealed by several parties, and in February 1997, the U.S. Court of Appeals for the District of Columbia Circuit issued a temporary stay preventing the rules from taking effect pending judicial review. The Company is currently unable to predict what impact the outcome of the FCC's detariffing proceeding will have on the Company.

  Local Interconnection and Resale. In August 1996, the FCC adopted an order (the "Interconnection Order") which established a minimum set of rules relating to the manner in which all telecommunications carriers would be able to interconnect with the LECs' networks. The Interconnection Order addressed several important interconnection issues, including unbundled network element purchase, resale discounts, and negotiation and arbitration procedures between LECs and long distance carriers.

  Several states, companies, associations and other entities appealed the Interconnection Order. On July 18, 1997, the U.S. Court of Appeals for the Eighth Circuit overturned many of the rules established by the FCC's Interconnection Order governing, among other things, the pricing of interconnection, resale and unbundled network elements. The Court's decision substantially limits the FCC's jurisdiction and expands the state regulators' jurisdiction to set and enforce rules governing the development of local competition.

  The FCC and other parties have appealed the Court's ruling to the U.S. Supreme Court, and the Supreme Court has agreed to hear the appeal. The case is expected to be argued before the Supreme Court in the Fall of 1998, and the Court is expected to issue a decision in the spring of 1999. The Company is unable to predict what impact the Court's decision will have on its ability to offer competitive local service, and no assurance can be given that the Court's decision will not have a material adverse effect on the Company's business, financial condition and results of operation.

  Federal Regulation. The Company's paging operations are subject to regulation by the FCC under the Communications Act. The FCC has granted the Company licenses to use the radio frequencies necessary to conduct its paging operations. Licenses issued by the FCC to the Company set forth the technical parameters for each station, such as location, frequency, signal strength and tower height under which the Company is authorized to operate.

  License Grant and Renewal. The FCC licenses granted to the Company are for varying terms of up to 10 years. At the end of such terms, license renewal applications must be filed with and granted by the FCC. The Company holds various FCC radio licenses which are used in connection with its paging operations. The license expiration dates for these licenses are staggered, with only a portion of the licenses expiring in any particular calendar year. Licensees in the paging services industry normally enjoy a license "renewal expectancy," unless it can be demonstrated by a competitor that the licensee has not operated the station in conformance with the FCC's rules, or that the licensee has not provided adequate service to the public. Such challenges have been rare, and the vast majority of license renewal applications are granted in the normal course. Although the Company is unaware of any circumstance which could prevent the grant of its license renewal applications, no assurance can be given that any of the Company's license renewal applications will be free of competing applications or will be granted by the FCC. Furthermore, the FCC has the authority to restrict the operations of licensed radio facilities or, following a hearing pursuant to the Communications Act, to revoke or involuntarily modify radio licenses. To date, none of the Company's licenses have ever been revoked or modified involuntarily.

  FCC Regulatory Developments. The FCC has enacted regulations regarding auctions for the award of radio licenses. Pursuant to such rules, the FCC may, at any time, require auctions for new or existing services prior to the award of any license. Accordingly, there can be no assurance that the Company will be able to procure additional frequencies, or expand existing paging networks into new service areas.

  In March 1994, the FCC adopted rules pursuant to which the FCC auctions licenses for blocks of spectrum on a "market area basis." The winner of the license is given the right to use a certain frequency or group of frequencies throughout a defined geographic area (such as a BTA or MTA and can construct and operate its transmitters throughout this market area without FCC licensing of individual stations. In some cases, existing users of the designated frequencies must be protected from interference or furnished with alternative means of communications. The FCC has completed auctions to license various radio services on a market area basis, including narrowband PCS or two-way paging, broadband PCS, and the first phase of the 800 MHz trunked specialized mobile radio auction, which concluded in December 1997. In these auctions, successful bidders have made significant auction payments in order to obtain spectrum.

  With respect to its paging operations, the Company may choose to participate in the market area licensing auctions for paging services. The first auction, for the 900 MHz paging bands is tentatively scheduled for the third quarter of calendar year 1998. The lower paging bands, e.g., the exclusive 150 and 450 MHz frequencies, are likely to be auctioned in 1999. The Company believes that most bidders in the auctions will be larger carriers, with significant resources to build out large regional systems. The FCC is currently not proposing to auction the shared private carrier paging frequencies licensed under its rules.

  On February 8, 1996, the FCC announced a freeze on the acceptance of applications for new or modified transmitter facilities in paging services. This freeze was temporarily lifted to permit the filing of expansion applications by incumbent paging carriers. With respect to applications to expand paging systems licensed on exclusive paging frequencies, the FCC has indicated that it will not process any expansion application filed after July 31, 1996; and that any pending application which is mutually exclusive with another pending application, due to the possibility of harmful electrical interference, will be dismissed. However, with respect to shared paging channels, licensed under the FCC's rules, e.g., 462.850 MHz, the FCC is permitting incumbent licensees to file expansion applications without restriction. Thus, while the Company may be licensed on a particular shared frequency at a particular site in Georgia, it could expand its paging system throughout the southeastern United States, or elsewhere. Such flexibility is not currently available to the Company for its paging system licensed on exclusive frequencies under the FCC's rules. Currently, the only method for expanding its paging system licensed under the FCC's rules is through acquisition of existing stations, with FCC approval, which the Company did during the first quarter of calendar year 1998.

  The FCC has fully implemented its rules regarding the classification of the services offered by paging carriers as either CMRS or PMRS providers. Previously, paging licensees had been classified either as common carriers or private carrier paging carriers. Pursuant to the FCC's rules, which aim to reduce the disparities in the regulatory treatment of similar mobile services, the Company's paging services are classified as CMRS, since the radio facilities are interconnected to the public switched telephone network and service is provided to the general public on a for-profit basis. The Company believes that such parity will remove certain regulatory advantages which private carriers, such as itself, enjoyed under the previous regulatory scheme. Certain disparities still exist between the exclusive frequencies and the shared frequencies licensed under the FCC's rules, which can affect the Company's ability to respond to subscriber demands in a timely manner. In particular, the Company generally cannot expand its exclusive paging channel coverage except by acquisition of another carrier's station on the same channel or by the winning bidder in the upcoming paging auctions. These auctions will feature "overlay" licenses, with the winning bidder being required to protect existing licensees within the designated service area. If the Company is the successful bidder for its areas of interest, it will be able to expand the coverage of its existing operations without further FCC approval, within the licensed market areas. If instead, the Company is not the successful bidder, then it will be unable to expand its existing coverage unless it obtains the permission of the winning bidder. However, the winning bidder would have to protect the Company's existing coverage areas from interference.

  Separate and distinct from the Company's paging facilities discussed above is the Company's FM sub-carrier paging system. While the FCC requires carriers, such as the Company, to file applications prior to initiating service on leased subcarrier facilities of broadcast stations, such applications are not barred by the FCC's freeze on applications for paging channels. Thus, it would be possible for the Company to expand its FM subcarrier paging system, should the need arise.

  The 1996 Act may affect the Company's paging business. Some aspects of the new statute could have a beneficial effect on the Company's paging business. For example, proposed federal guidelines regarding antenna siting issues may potentially remove local and state barriers to the construction of communications facilities (although such restrictions are now being litigated in the courts and debated in Congress), and efforts to increase competition in the local exchange and interexchange industries may reduce the cost to the Company of acquiring necessary communications services and facilities. On the other hand, some provisions relating to common carrier interconnection, pay phone rates, enhanced 911 (E-911), telephone number portability, equal access, the assignment of new area codes, universal service fund and telephone relay service fund contributions, resale requirements and auction authority may place additional burdens upon the Company or subject the Company to increased competition.

  Paging carriers are indirectly affected by FAA regulations to the extent that proposed antenna sites may require prior FAA approval. In those circumstances where antenna structure clearance is required, the FCC will not grant an application for new or modified facilities until such clearance is obtained from the FAA. Under the FCC's rules, the tower owner is generally the entity that is required to secure such approval.

  The FCC has recently issued stricter guidelines with respect to radio frequency ("RF") radiation hazards. Generally, most paging facilities will be categorically exempt, provided the base station and antenna system meet certain criteria governing power and antenna height. In those circumstances where the base station does not meet the criteria for exemption, it may be necessary for the Company to modify its facility or relocate to another antenna structure. If an exclusive paging channel is involved, the Company's choices for relocation will be limited to certain sites within its service area, since the Company may not expand its composite interference contour. With respect to the shared paging frequencies, the Company will be free to relocate upon the receipt of FCC approval, which could take some time.

  Universal Service Reform. On May 8, 1997, the FCC released an order establishing a significantly expanded federal telecommunications subsidy regime. For example, the FCC established new subsidies for schools and libraries with an annual cap of $2.25 billion and for rural health care providers with an annual cap of $400 million. Providers of interstate telecommunications service, such as the Company, as well as certain other entities, must make contributions to the federal programs. The Company's contribution to schools, libraries, and rural health care funds will be based on its gross end user revenues for intrastate, interstate, and international telecommunications services. The Company's contribution to other federal subsidy funds will be based upon its gross end user revenues for interstate and international telecommunications services. Several parties have appealed the May 8, 1997 Order, and those appeals have been consolidated in the U.S. Court of Appeals for the Fifth Circuit. No assurance can be given that the FCC's ultimate universal service contribution requirements will not have a material adverse effect on the Company's business, financial condition and results of operations.

  Access Charge Reform. On May 16, 1997, the FCC released an Access Charge Reform Order, which revised rules governing the interstate switched access charge rate structure of price cap LECs. The new rules are intended to eliminate implicit subsidies and to establish rate structures that better reflect the manner in which costs are incurred. The new rules substantially increase the costs that price cap LECs recover through monthly, non-traffic sensitive access charges and substantially decrease the costs that price cap LECs recover through traffic sensitive access charges. The manner in which the FCC implements its approach to lowering access charge levels will have an effect on the prices the Company pays for originating and terminating interstate traffic. Portions of the Access Charge Reform Order have been appealed. In light of the uncertainty regarding ultimate disposition of the Access Charge Reform proceeding by the FCC and the courts, the Company is unable to predict what impact the FCC's revised access charge scheme will have on its access charge cost structure.

  Payphone Compensation. In September 1996, the FCC issued an order adopting rules to implement the 1996 Act's requirements establishing "a per call compensation plan to ensure all payphone service providers are fairly compensated for each and every completed call using their payphone." This order included a specific fee to be paid to each payphone service provider by long distance carriers and intra-LATA toll providers (including LECs) on all "dial around" calls, including debit card and calling card calls. On July 1, 1997, the U.S. Court of Appeals for the D.C. Circuit overturned some of the FCC rules for the implementation plan.

  On October 7, 1997, the FCC issued a second order, revising the per-call compensation amount to be paid to payphone service providers. Specifically, the FCC decreased the compensation amount to $0.284 per call. The Company began paying this per-call amount on October 7, 1997. This compensation amount will remain in effect until October 6, 1999, when a market-based rate will become effective. Although the Company expects to incur additional costs to receive "dial around" calls that originate from payphones, the FCC has permitted long distance carriers, such as the Company, to pass such costs through to their customers.

  State Regulation. Most PUCs require carriers that wish to provide intrastate common carrier services to be authorized to provide such services. The Company either has applied for and received, or is in the process of applying for and receiving, all necessary authorizations to provide intrastate long distance services.

  The Company is generally not subject to price regulation or to rate of return regulation for its intrastate services. In most states, however, the Company is required to file tariffs setting forth the terms, conditions and prices for its intrastate services. In some state jurisdictions, the tariff can list a rate range for intrastate services. The Company may be subject to additional regulatory burdens in some states, such as compliance with quality of service requirements or remittance of contributions to support state sponsored universal service. The

Company's ability to incur long-term indebtedness is subject to prior PUC approval in some state jurisdictions. In addition, some state PUCs regulate the issuance of securities and the transfer of control of entities subject to their jurisdiction. These state regulations may have attached to the Company's recent acquisitions. Currently, the Company is reviewing whether and to what extent additional regulatory compliance is required in this regard. See "Risk Factors -- Regulation."

PROPERTIES

  The Company's corporate headquarters occupy approximately 10,000 square feet of office space in Roswell, Georgia under a lease expiring in November 2001. The Company's main network switching center, along with its Atlanta sales force, occupies approximately 7,000 square feet of office space in Roswell, Georgia under a lease expiring in November 2001. The Company also occupies office space for sales and network operation in Birmingham, Alabama; Albany, Cordele and Valdosta, Georgia; Baton Rouge and New Orleans, Louisiana; and Dallas, Texas. The Company believes that its current space is sufficient to meet its present needs and does not anticipate any difficulty securing additional space, as needed, on terms acceptable to the Company.

EMPLOYEES

  At April 30, 1998, the Company had 175 employees, of whom 24 were technical support personnel (seven of whom also perform development functions), 99 were sales and marketing personnel and 52 were managerial and administrative employees. Except for the Company's 401(k) Plan, the Company does not have any collective bargaining, employment, pension or compensation arrangements with any of its employees. The Company considers its relations with its employees to be good. See "Management."

LEGAL PROCEEDINGS

  The Company is not a party to any legal proceeding that it believes would have a material adverse effect on its business, financial condition or results of operations.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

  The directors and executive officers of the Company and their ages as of April 30, 1998 are as follows:

                NAME              AGE                  POSITION
                ----              ---                  --------
   Jerry W. Mayfield.............  51 Chairman of the Board, President and Chief
                                       Executive Officer
   David C. Massey...............  51 Senior Vice President -- Sales & Marketing
                                       and Director
   Robert P. Poche...............  42 Senior Vice President -- Systems &
                                       Technology and Director
   James O. Carpenter............  48 Director
   Marc A. Comeaux...............  43 Director
   Robert D. Gage, IV............  43 Director
   Gordon E. Kaiser..............  54 Director
   Stiles A. Kellett, Jr. .......  54 Director
   Daniel D. Lensgraf............  35 Senior Vice President -- Finance &
                                       Administration, Chief Financial Officer
                                       and Secretary

  Jerry W. Mayfield has been Chairman of the Board, President and Chief Executive Officer of the Company since May 1994. Mr. Mayfield served as Executive Vice President of the Company from the time of its formation in 1988 until May 1994 and has been a director of the Company since its formation. From 1984 until 1986, Mr. Mayfield served as Chief Executive Officer of Rainbow Chevron Corporation, an oilfield services company in Lafayette, Louisiana, and from 1970 to 1984, Mr. Mayfield was a partner in the New Orleans, Louisiana office of Arthur Andersen LLP. Mr. Mayfield is a Certified Public Accountant.

  David C. Massey has been Senior Vice President -- Sales & Marketing of the Company since February 1993 and a director of the Company since December 1995. Mr. Massey has primary responsibility for the Company's sales and marketing programs, including the supervision of all sales representatives. Mr. Massey is a Certified Public Accountant.

  Robert P. Poche has been Senior Vice President -- Systems & Technology since the Company's formation in 1988 and was elected a director of the Company in 1995. Mr. Poche has primary responsibility for the Company's technical support and development programs and was instrumental in the development of the STAR*Net platform. Mr. Poche is a licensed registered professional engineer.

  James O. Carpenter has been a director of the Company since its formation in 1988. Since 1987, Mr. Carpenter has been the Managing Partner of Rock Lake Planting Company, Inc., a Mississippi-based agriculture concern. Mr. Carpenter is a Certified Public Accountant.

  Marc A. Comeaux has been a director of the Company since its formation in 1988. Since January 1996, Mr. Comeaux has been President of Acadia Fine Foods, Inc., a restaurant operator in Alpharetta, Georgia. From May 1994 through December 1995, Mr. Comeaux was President of Teledata Solutions, Inc., a consulting firm. Mr. Comeaux served as President and Chief Executive Officer of the Company from 1988 until May 1994.

  Robert D. Gage, IV has been a director of the Company since its formation in 1988. Mr. Gage has been President and Chief Executive Officer of the Port Gibson Bank, Port Gibson, Mississippi for more than five years.

  Gordon E. Kaiser has been a director of the Company since April 1990. Mr. Kaiser has been President and Chief Executive Officer of CUE, an owner of a nationwide FM paging network for more than five years. Mr. Kaiser is an attorney and was formerly a partner in Gowling & Henderson, Toronto, Canada.

  Stiles A. Kellett, Jr. has been a director of the Company since December 1995. Mr. Kellett has been Chairman of the Board of Directors of Kellett Investment Corp. since 1995. From 1978 to 1995, Mr. Kellett served as Chairman of the Board of Directors of Convalescent Services, Inc., a long-term health care company in Atlanta, Georgia. Mr. Kellett also serves as a director of WorldCom, Inc. and Mariner Health Group, Inc.

  Daniel D. Lensgraf has been Senior Vice President -- Finance &
Administration, Chief Financial Officer and Secretary of the Company since August 1995. From May 1992 until August 1995, Mr. Lensgraf was employed as a Senior Associate in the Corporate Finance Group of Creditanstalt.

  Directors of the Company are elected at the annual meeting of shareholders. Executive officers of the Company are appointed at the first meeting of the Board of Directors after each annual meeting of shareholders. Directors and executive officers are elected to serve until they resign, are removed or otherwise are disqualified to serve, or until their successors are elected and qualified. The Company is not party to any employment agreements with its executive officers.

BOARD OF DIRECTORS

  The Company's Board of Directors (the "Board") is comprised of eight members who, beginning with the Company's first annual meeting of shareholders following the Offering, will be divided into three classes, which will be as nearly equal in number as possible. The directors in each class will be elected by the shareholders for a term of three years and until their successors are elected and qualified. The term of office of one of the classes of directors will expire each year, and a new class of directors will be elected by the shareholders each year at the annual meeting of shareholders. The composition of the three classes of directors will be determined by a vote of the Company's shareholders at the first annual meeting of shareholders following the Offering. See "Description of Capital Stock -- Certain Provisions of the Articles, Bylaws and the Georgia Code."

  Pursuant to a Stockholders Agreement (the "Stockholders Agreement") dated August 1, 1988 by and between the Company and certain of its shareholders, the shareholders party thereto have agreed to vote the Common Stock held by them for the election of Messrs. Mayfield, Comeaux and the president of CUE (currently Mr. Kaiser) to the Board of Directors. The shareholders party thereto have also agreed to vote the Common Stock held by them for the election of Messrs. Gage and Carpenter to the Board of Directors so long as Messrs. Gage, Carpenter, Ira Carpenter, Jr. and Charles R. Carpenter own, in the aggregate, at least 20% of the voting stock of the Company. Pursuant to the Kellett Agreement (as defined in "-- Compensation Committee Interlocks and Insider Participation" below), the Company agreed to cause its management to nominate Mr. Kellett and use its best efforts to cause Mr. Kellett's election to the Board of Directors. The Stockholders Agreement and the Kellett Agreement will terminate on the Closing Date, and there will be no further voting arrangements with respect to the election of directors.

COMPENSATION OF DIRECTORS

  Prior to the completion of the Offering, each director who is not an employee of the Company receives fees of $750 and $500 for each meeting of the Board of Directors and each committee thereof, respectively, attended in person. Following the completion of the Offering, the Board intends to begin paying each director who is not an employee of the Company an annual fee of $6,000 as well as fees of $1,000 and $500 for each meeting of the Board of Directors and committee thereof, respectively, attended in person. Directors are reimbursed for their out-of-pocket expenses incurred in connection with their service on the Board of Directors. In addition, following the completion of the Offering, directors may receive discretionary grants of options to purchase shares of Common Stock pursuant to the Plan. See "-- Incentive Plan."

MEETINGS AND COMMITTEES

  The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, including the Audit Committee (the "Audit Committee") and the Compensation Committee (the "Compensation Committee").

  The Audit Committee is responsible for reviewing with the Company's independent accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any, reviewing the scope and results of the Company's internal auditing procedures, consulting with the independent accountants and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls, approving professional services provided by the independent accountants, reviewing the independence of the independent accountants, and reviewing the range of the independent accountants' audit and non-audit fees. The Audit Committee is comprised of James O. Carpenter (Chairman), Marc A. Comeaux and Gordon E. Kaiser, none of whom served as an officer or employee of the Company during fiscal 1997.

  The Compensation Committee is responsible for establishing the compensation of executive officers and for administering and interpreting the Company's Plan. The Compensation Committee consists of Stiles A. Kellett, Jr. (Chairman), James O. Carpenter and Robert D. Gage, IV, none of whom served as an officer or employee of the Company during fiscal 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  On November 17, 1995, the Company issued and sold 2,000 shares of Series C Preferred Stock to Mr. Kellett and an affiliate of Mr. Kellett for an aggregate purchase price of $2.0 million. In connection with the sale of the Series C Preferred Stock, the Company entered into a letter agreement with Mr. Kellett (the "Kellett Agreement") pursuant to which the Company agreed to cause its management to nominate Mr. Kellett to serve on the Board and to use its best efforts to cause Mr. Kellett's election to the Board until the earlier to occur of: (i) Mr. Kellett and his affiliates cease to own at least 50% of the 2,000 shares of Series C Preferred Stock acquired by him and his affiliate (or shares of Common Stock issued upon the conversion thereof); or
(ii) the consummation of an initial public offering of Common Stock resulting in proceeds to the Company of at least $10.0 million. The Kellett Agreement will terminate according to its terms on the Closing Date. Pursuant to the terms and conditions of the designation of the Series C Preferred Stock, on the Closing Date each issued and outstanding share of Series C Preferred Stock will be converted into 272.5725 shares of Common Stock without further action on the part of the Company or the holders of the Series C Preferred Stock. It is expected that Mr. Kellett will continue to serve as a director of the Company at least until the first election of directors by the shareholders following the Offering. See "Certain Transactions -- Series C Preferred Stock Issuance."

  On April 3, 1998, the Company issued and sold 1,500 shares of Series D Preferred Stock to an affiliate of Mr. Kellett for $1.5 million. Pursuant to the terms of the Series D Preferred Stock, all outstanding shares of Series D Preferred Stock will be redeemed on the Closing Date through proceeds realized from the Offering. See "Certain Transactions -- Series D Preferred Stock and Related Warrant Issuance."

EXECUTIVE COMPENSATION

 Summary Compensation

  The following table summarizes the compensation paid by the Company for services rendered for fiscal 1997 by the Company's Chief Executive Officer and the Company's other executive officers whose total salary and bonus for fiscal 1997 exceeded $100,000 (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                                    ANNUAL COMPENSATION       COMPENSATION
                                    --------------------- --------------------
                                                          SECURITIES ALL OTHER
          NAME AND           FISCAL                       UNDERLYING COMPENSA-
     PRINCIPAL POSITION       YEAR   SALARY    BONUS(1)   OPTIONS(#)  TION(2)
     ------------------      ------ ---------- ---------- ---------- ---------
Jerry W. Mayfield...........  1997    $172,000   $10,000     --       $3,445
 Chairman of the Board,
 President and Chief
 Executive Officer
David C. Massey.............  1997     121,000     8,000     --        2,425
 Senior Vice President --
  Sales & Marketing
Robert P. Poche.............  1997     121,000     8,000     --        2,425
 Senior Vice President --
  Systems & Technology
Daniel D. Lensgraf..........  1997     110,000     8,000     --        1,100
 Senior Vice President --
  Finance & Administration,
 Chief Financial Officer and
 Secretary

--------
(1) Consists of a discretionary bonus paid to the Named Executive Officers based on the Company's performance during fiscal 1997.
(2) Represents contributions by the Company under its 401(k) Profit Sharing Plan on behalf of the Named Executive Officers.

 Stock Option Grants

  The Company did not grant any stock options or stock appreciation rights during fiscal 1997.

 Option Values as of July 31, 1997

  The following table sets forth information concerning the stock options held by each of the Named Executive Officers as of July 31, 1997. No options were exercised, and no stock appreciation rights were exercised or outstanding, during fiscal 1997.

                         FISCAL YEAR-END OPTION VALUES

                               NUMBER OF
                         SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                          UNEXERCISED OPTIONS           IN-THE-MONEY
                           AT JULY 31, 1997      OPTIONS AT JULY 31, 1997(1)
                       ------------------------- ------------------------------
         NAME          EXERCISABLE UNEXERCISABLE EXERCISABLE     UNEXERCISABLE
         ----          ----------- ------------- -------------   --------------
Jerry W. Mayfield.....      --           --                 --               --
David C. Massey.......      --           --                 --               --
Robert P. Poche.......      --           --                 --               --
Daniel D. Lensgraf....   28,167       56,332      $     259,837    $     519,652

--------
(1) There was no public trading market for the Common Stock at July 31, 1997. Accordingly, these values have been calculated based on an assumed initial public offering price of $11.00 per share, less the applicable exercise price. See "Principal and Selling Shareholders."

INCENTIVE PLAN

  The Plan was adopted by the Board of Directors of the Company on September 18, 1997 and was approved by the Company's shareholders on December 18, 1997. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of key employees, officers and directors to those of the shareholders, and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of persons upon whose judgment, interest and special effort the successful conduct of its operation largely is dependent. The Plan authorizes the granting of awards to key employees, officers and directors of the Company or its subsidiaries in the following forms: (i) options (both incentive stock options and non-qualified stock options) to purchase shares of stock; (ii) stock appreciation rights; (iii) performance shares; (iv) restricted stock; and (v) other stock-based awards. The Plan authorizes the issuance of up to 1,000,000 shares of Common Stock, and options for the purchase of 153,422 of such shares have been granted and are outstanding as of April 30, 1998.

401(K) PLAN

  The Company sponsors a defined contribution plan (the "401(k) Plan") for eligible employees of the Company under Section 401(k) of the Internal Revenue Code of 1986, as amended. Participants may contribute up to 15% of their annual salaries to the 401(k) Plan, subject to certain limitations. All contributions made by an employee are fully vested and are not subject to forfeiture. The Company may make discretionary matching contributions to the 401(k) Plan on behalf of all eligible employees. During fiscal 1997, the Company made matching contributions equal to 40% of the eligible contribution made by each employee to the 401(k) Plan.

                             CERTAIN TRANSACTIONS

NON-VOTING PREFERRED STOCK WARRANT ISSUANCE

  In connection with the Credit Facility, the Company issued the Creditanstalt Warrants for the purchase of 14,074 shares of Non-Voting Preferred Stock or 1,189,253 shares of Common Stock (the "Warrant Shares"), at the election of Creditanstalt, at a weighted average price of $0.06 per share of Common Stock. The Creditanstalt Warrants are exercisable from time to time on or before December 3, 2005. The Creditanstalt Warrants provide that, subject to certain conditions and exceptions, the holder of the Creditanstalt Warrants (the "Warrant Holder") may not exercise Creditanstalt Warrants to purchase shares of Common Stock if the purchase of such shares, when aggregated with shares of Common Stock previously issued pursuant to the Creditanstalt Warrants or issued upon conversion of Non-Voting Preferred Stock issued pursuant to the Creditanstalt Warrants, would exceed 4.99% of the aggregate number of shares of Common Stock outstanding as of the time of the exercise of the Creditanstalt Warrants. The Creditanstalt Warrants further provide that in no event shall any Creditanstalt Warrants be exercisable for shares of Common Stock or Non-Voting Preferred Stock which, when aggregated with all other shares of Common Stock and Non-Voting Preferred Stock then held by Creditanstalt or its affiliates, would, upon issuance, represent in excess of 24.99% of the total shareholders' equity of the Company, including all series of Preferred Stock, determined in accordance with GAAP. The Creditanstalt Warrants provide the Warrant Holder with certain rights with respect to the registration of the Creditanstalt Warrants and the Warrant Shares under the Securities Act, subject to certain terms and conditions. See "Description of Capital Stock -- Preferred Stock" and "Shares Eligible for Future Sale --
 Registration Rights."

SERIES C PREFERRED STOCK ISSUANCE

  On November 17, 1995, the Company issued and sold 1,000 shares of Series C Preferred Stock to Creditanstalt, an aggregate of 2,000 shares to Stiles A. Kellett, Jr. and an affiliate of Mr. Kellett and 500 shares to an unaffiliated accredited investor (the "Series C Investors") for aggregate cash consideration of $3.5 million (the "Series C Issuance"). See "Management -- Compensation Committee Interlocks and Insider Participation." Pursuant to the terms and conditions of the Series C Preferred Stock, on the Closing Date each issued and outstanding share of Series C Preferred Stock will be converted into 272.5725 shares of Common Stock without further action on the part of the Company or the Series C Investors. The terms of the Series C Preferred Stock provide the Series C Investors with certain rights with respect to the registration under the Securities Act of the Series C Preferred Stock or the Common Stock issuable upon conversion of the Series C Preferred Stock, subject to certain terms and conditions. See "Shares Eligible for Future Sale --
 Registration Rights."

SERIES D PREFERRED STOCK AND RELATED WARRANT ISSUANCE

  On April 3, 1998, the Company issued and sold an aggregate of 4,500 shares of Series D Preferred Stock for $1,000 per share. Of such shares, 1,000 were issued to Creditanstalt, 1,500 were issued to an affiliate of Mr. Kellett, 300 were issued to Mr. Carpenter, 200 were issued to Mr. Gage, 100 were issued to each of CUE and Mr. Poche and 500 were issued to an affiliate of Messrs. Mayfield, Massey and Lensgraf. Pursuant to the terms of the Series D Preferred Stock, all outstanding shares of Series D Preferred Stock will be redeemed on the Closing Date through proceeds realized from the Offering. The issuance and sale of the Series D Preferred Stock to directors and executive officers of the Company was approved by the shareholders of the Company. See "Use of Proceeds."

  In connection with the Series D Issuance, the Company issued warrants to purchase an aggregate of 163,800 shares of Common Stock (or, with respect to Creditanstalt and at the election of Creditanstalt, 430.769 shares of Non-Voting Preferred Stock) at a price of $4.62 per share (the "Series D Warrants"). In the event the Company does not redeem the Series D Preferred Stock by June 30, 1998, December 31, 1998, December 31, 1999 and December 31, 2000, the aggregate number of shares of Common Stock subject to the Series D Warrants increases to 245,700, 327,600, 409,500 and 491,400, respectively (or, with respect to Creditanstalt, 646.1535, 861.5379,

1,076.9225 and 1,292.3070 shares Non-Voting Preferred Stock, respectively). The Series D Warrants are exercisable at any time or from time to time on or prior to April 3, 2008. The Series D Warrants provide that, subject to certain conditions and exceptions, the holder of the Series D Warrants (the "Series D Warrant Holder") may not exercise Series D Warrants to purchase shares of Common Stock if the purchase of such shares, when aggregated with shares of Common Stock previously issued pursuant to the Series D Warrants or issued upon conversion of Non-Voting Preferred Stock issued pursuant to the Series D Warrants, would exceed 4.99% of the aggregate number of shares of Common Stock outstanding as of the time of the exercise of the Series D Warrants. The Series D Warrants further provide that in no event shall any Series D Warrant be exercisable for shares of Common Stock or Non-Voting Preferred Stock which, when aggregated with all other shares of Common Stock and Non-Voting Preferred Stock then held by Creditanstalt or its affiliates, would, upon issuance, represent in excess of 24.99% of the total shareholders' equity of the Company, including all series of Preferred Stock, determined in accordance with GAAP. The terms of the Series D Warrants provide the Series D Warrant Holders with certain rights with respect to the registration under the Securities Act of the shares issuable upon exercise of the Series D Warrants, subject to certain terms and conditions. See "Shares Eligible For Future Sale -- Registration Rights."

OTHER TRANSACTIONS

  Since 1988, the Company has maintained an ongoing relationship with CUE pursuant to which the Company's FM subcarrier paging network is linked with the CUE nationwide FM paging network. In April 1988, the Company issued and sold 403,374 shares of Common Stock to CUE at a price of $0.74 per share of Common Stock. In April 1991, the Company issued and sold 950 shares of Series A Preferred Stock, which are convertible into 80,275 shares of Common Stock, to CUE at a price of $1.18 per share of Common Stock. Additionally, since April 1990, Mr. Gordon E. Kaiser, President and Chief Executive Officer of CUE, has served as a director of the Company. As of April 30, 1998, CUE owned approximately 8.4% of the outstanding Common Stock of the Company on a fully diluted basis. CUE from time to time provides the Company with various paging services, consisting principally of airtime and network services for the purpose of providing regional and nationwide paging. The amounts paid by the Company to CUE for such services during fiscal 1995, 1996 and 1997 and for the nine months ended April 30, 1998 were $1.7 million, $2.5 million, $4.2 million and $3.2 million, respectively. The Company will periodically have outstanding affiliated receivables and payables related to the timing of payments for such services.

  Creditanstalt is a lender and agent for the lenders under the Company's $40.0 million Credit Facility. As of June 12, 1998, total indebtedness under the Credit Facility was $37.9 million. The amounts paid by the Company to Creditanstalt, as agent for the lenders, under the Credit Facility for fiscal 1995, 1996 and 1997 and for the nine months ended April 30, 1998 were $700,000, $1.0 million, $1.6 million and $1.1 million, respectively. The Company intends to use $21.8 million of the net proceeds to repay outstanding indebtedness under the Credit Facility. See "Use of Proceeds."

  The Company believes that none of the transactions described above were on terms more favorable to officers, directors and principal shareholders than could have been obtained in a transaction with an unaffiliated party. The Company requires all material transactions between the Company and its officers, directors or other affiliates to: (i) be approved by a majority of the disinterested members of the Board of Directors of the Company and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                      PRINCIPAL AND SELLING SHAREHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 30, 1998, and as adjusted to reflect the sale of the Common Stock offered hereby, by: (i) each director of the Company who beneficially owns Common Stock; (ii) each Named Executive Officer of the Company; (iii) all directors and executive officers of the Company as a group; (iv) each person known to the Company to beneficially own more than 5% of the Common Stock; and (v) each of the Selling Shareholders. Unless otherwise indicated, all shares of Common Stock are owned directly and the indicated person has sole voting and investment power. All share amounts assume the automatic conversion of all issued and outstanding shares of Series A Preferred Stock and Series C Preferred Stock into shares of Common Stock on the Closing Date and the redemption of all issued and outstanding shares of Series D Preferred Stock on the Closing Date.

                                                  SHARES BENEFICIALLY             SHARES BENEFICIALLY
                                                         OWNED                        OWNED AFTER
                                                 PRIOR TO OFFERING(1)   NUMBER OF      OFFERING
                                                 ----------------------- SHARES   -----------------------
             NAME                                  NUMBER      PERCENT   OFFERED    NUMBER     PERCENT
             ----                                ------------ ------------------- ------------ ----------
Creditanstalt American Corporation(2)...........    1,516,425     25.8   329,959     1,186,466     13.8
Jerry W. Mayfield(3)............................      594,636     12.8       --        594,636      7.7
Kellett Partners, L.P. and Stiles A.
 Kellett, Jr.(4)................................      602,593     12.8       --        602,593      7.7
David C. Massey(5)..............................      546,086     11.7       --        546,086      7.0
CUE Paging Corporation and Gordon E.
 Kaiser(6)......................................      504,528      9.8       --        504,528      6.1
Robert D. Gage, IV(7)...........................      485,605     10.0       --        485,605      6.1
James O. Carpenter(8)...........................      449,639      9.7       --        449,639      5.8
Marc A. Comeaux(9)..............................      322,954      6.9    40,000       236,521      3.0
Robert P. Poche(10).............................      154,357      3.3    15,000       139,357      1.8
Daniel D. Lensgraf(11)..........................       74,793      1.6       --         74,793      1.0
Dr. David Autin.................................       60,963      1.3    50,000        10,963        *
Dr. E. Paul Breaux..............................      100,893      2.2   100,893           --       --
Campbell Investment Group.......................      178,613      3.8   142,100        36,513        *
Ira J. Carpenter, Jr............................       87,358      1.9    14,365        72,993      1.0
Audrey B. Menard(12)............................       88,683      1.9    88,683           --       --
Jay Andre Menard................................       84,500      1.8    84,500           --       --
Mary E. Menard..................................       84,500      1.8    84,500           --       --
All directors and executive officers as a group
 (9 persons)....................................    3,735,191     66.8    55,000     3,633,758     41.9

--------
*  Less than 1%.
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after April 30, 1998 with respect to which such person has or shares voting or investment power. For purposes of computing the percentages of outstanding shares held by each person or group of persons, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding for purposes of computing the percentage for such person or group but are not deemed to be outstanding for the purpose of computing the percentage of any other person or group. See "Use of Proceeds."

(2) Includes 1,189,253 shares of Common Stock issuable upon exercise of the Creditanstalt Warrants and 54,600 shares of Common Stock issuable upon exercise of the Series D Warrants. Assumes the issuance of 329,959 shares of Common Stock upon exercise of the Creditanstalt Warrants concurrently with the Offering. The address of Creditanstalt is 245 Park Avenue, New York, New York 10167.
(3) Includes 10,920 shares of Common Stock issuable upon exercise of the Series D Warrants. Mr. Mayfield's address is 1325 Northmeadow Parkway, Suite 120, Roswell, Georgia 30075.
(4) Includes 520,692 shares of Common Stock held by Kellett Partners, L.P., of which Mr. Kellett is the General Partner, and 81,900 shares of Common Stock issuable upon exercise of the Series D Warrants. The address of Kellett Partners, L.P. and Mr. Kellett is 200 Galleria Parkway, Suite 1800, Atlanta, Georgia 30395.
(5) Includes 32,390 shares of Common Stock held in trust for Mr. Massey's children and as to which Mr. Massey disclaims beneficial ownership and 10,920 shares of Common Stock issuable upon exercise of the Series D Warrants. Mr. Massey's address is 1325 Northmeadow Parkway, Suite 120, Roswell, Georgia 30076.

 (6) Includes 499,068 shares of Common Stock held by CUE Paging Corporation, of which Mr. Kaiser is the President and Chief Executive Officer, and 5,460 shares of Common Stock issuable upon exercise of the Series D Warrants. The address of CUE Paging Corporation is 5 Corporate Park, Suite 100, Irvine, California 92609.
 (7) Includes 238,412 shares of Common Stock held by Gage Partners, of which Mr. Gage is the General Partner, and 10,920 shares of Common Stock issuable upon exercise of the Series D Warrants. Mr. Gage's address is Post Office Box 608, Port Gibson, Mississippi 39150.
 (8) Includes 16,380 shares of Common Stock issuable upon exercise of the Series D Warrants. Mr. Carpenter's address is Post Office Box 608, Port Gibson, Mississippi 39150.

 (9) Includes 46,433 shares of Common Stock held on behalf of Mr. Comeaux's mother-in-law, Audrey B. Menard, and as to which Mr. Comeaux disclaims beneficial ownership. Mr. Comeaux's address is 3640 Schooner Ridge Drive, Alpharetta, Georgia 30202.
(10) Includes 5,460 shares of Common Stock issuable upon exercise of the Series D Warrants.
(11) Includes 5,460 shares of Common Stock issuable upon exercise of the Series D Warrants. Additionally, Mr. Lensgraf holds unvested options to purchase 28,167 shares of Common Stock, which options will vest on the Closing Date; such shares are included in the shares shown as beneficially owned after the Offering but are not included in the shares shown as beneficially owned prior to the Offering.
(12) Includes 46,433 shares of Common Stock held on Ms. Menard's behalf by her son-in-law, Marc A. Comeaux, all of which shares will be sold in the Offering.

                         DESCRIPTION OF CAPITAL STOCK

  The Company's capital stock currently is divided into two classes of Common Stock, designated Class A Common Stock, par value $0.01, and Class B Common Stock, par value $0.01, and four series of Preferred Stock, designated Series A Convertible Preferred Stock, par value $0.01, Series B Convertible Preferred Stock, par value $0.01, Series C Convertible Preferred Stock, par value $0.01, and Series D Preferred Stock, par value $0.01. On the Closing Date, the Class A Common Stock will be redesignated as Common Stock, par value $0.01, and the Series B Preferred Stock will be redesignated as Non-Voting Preferred Stock, par value $0.01. In addition, the Class B Common Stock will be eliminated, each outstanding share of Series A Preferred Stock will be converted into 84.5 shares of Common Stock, each outstanding share of Series C Preferred Stock will be converted into 272.5725 shares of Common Stock and each outstanding share of Series D Preferred Stock will be redeemed using a portion of the net proceeds from the Offering. Accordingly, no information regarding the terms of the Class B Common Stock, Series A Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock is provided below. See "Capitalization."

  As of the completion of the Offering, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock and 10,030,000 shares of Preferred Stock. Of the 10,030,000 shares of Preferred Stock, 30,000 shares have been designated by the Board of Directors as Non-Voting Preferred Stock.

  The following summary is subject to and qualified in its entirety by the provisions of the Company's Articles and Bylaws (the "Bylaws") and by the provisions of applicable law.

COMMON STOCK

  Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding class or series of Preferred Stock. The outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company hereby when issued will be, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to the Non-Voting Preferred Stock and any series of Preferred Stock which the Company may issue in the future as described below.

PREFERRED STOCK

  The Board of Directors has the authority, pursuant to the Articles, to issue the Preferred Stock in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series without further vote or action by the shareholders. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Common Stock.

  The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. Other than the Creditanstalt Warrants, there are currently no agreements or understandings regarding the issuance of Preferred Stock which agreements or understandings will survive the consummation of the Offering, and the Board of Directors has no present intention of issuing any shares of Preferred Stock except for shares of Non-Voting Preferred Stock that may be issued upon exercise of the Creditanstalt Warrants.

  The Board of Directors has designated the Non-Voting Preferred Stock solely for the purpose of fulfilling the Company's obligations under the Creditanstalt Warrants. The designation of the Non-Voting Preferred Stock does not restrict the Company from issuing additional securities of any kind, including shares of Preferred Stock of any class, series or designation, provided, that issuances of Non-Voting Preferred Stock shall be limited to issuance upon exercise of the Creditanstalt Warrants. Dividends and other distributions, payable in cash or other property, shall be paid on the Non-Voting Preferred Stock equally, ratably and on a parity with such dividends and other distributions paid on the Common Stock, as when and such dividends and other distributions are declared by the Board of Directors, as though the Common Stock and Non-Voting Preferred Stock were one and the same class. Holders of Non-Voting Preferred Stock are not entitled to vote or give consent to or on any matter submitted to the Company's shareholders except as specifically provided by the Georgia Code. Upon liquidation of the Company, the Non-Voting Preferred Stock is entitled to a preference of $0.01 per share prior to any payment on the Common Stock or any class or series of stock ranking junior to the Non-Voting Preferred Stock. Each share of Non-Voting Preferred Stock is convertible into 84.5 shares of Common Stock. See "Certain Transactions -- Non-Voting Preferred Stock Warrant Issuance."

CERTAIN PROVISIONS OF THE ARTICLES, BYLAWS AND THE GEORGIA CODE

  The Company's Articles and Bylaws as of the Closing Date will contain, and the Georgia Code currently contains, certain provisions, described below, that could delay, defer or prevent a change in control of the Company that a shareholder may deem to be in such shareholder's best interest.

  Number, Term and Removal of Directors. The Company's Articles and Bylaws will provide that the Company's Board of Directors shall be comprised of three to 11 members, as determined from time to time by resolution of the Board of Directors. At the first annual meeting of shareholders held after completion of the Offering, the Board of Directors will be divided into three classes of approximately equal numbers of directors. Each class of directors will serve for a term of three years, and the shareholders will elect one new class of directors each year. Any director may be removed from office but only for cause and only by the affirmative vote of the holders of at least 75% of all classes of stock entitled to vote in the election of directors. Any vacancies on the Board of Directors for any reason, including vacancies resulting from an increase in the number of directors, may be filed only by the Board of Directors, acting by the affirmative vote of two-thirds of the total number of directors then remaining in office. Any director appointed to fill a vacancy shall be elected for the unexpired term of the predecessor in office and until the successor is elected and qualified, except that when a directorship is to be filled by reason of an increase in the number of directors, the term of such director shall expire at the next election of directors by the shareholders and upon the election and qualification of the successor.

  Call of and Notices Relating to Shareholder Meetings; Actions by Written Consent of Shareholders. The Company's Bylaws will provide as of the Closing Date that special meetings of shareholders or special meetings in lieu of annual meetings of shareholders may be called at any time by the Board of Directors, the Chairman of the Board or the President, or any holder or holders of 25% or more of the votes entitled to be cast on the issue or issues to be considered at the proposed special meeting. Meetings of the shareholders are to be held at such time and place and on such date as specified in the notice of the meeting. Notice of annual or special shareholders' meetings shall be given not less than 10 nor more than 60 days before the date of the meeting, and notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Actions required to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the shareholders entitled to take action without a meeting and delivered to the Company for inclusion in the minutes or filing with the corporate records.

  Georgia Business Combination Statute. Pursuant to the Bylaws, as of the Closing Date, the Company will be subject to the provisions of the Georgia Code prohibiting various "business combinations" involving

"interested shareholders" for a period of five years after the shareholder becomes an interested shareholder of the Company. Such provisions prohibit any business combination with an interested shareholder unless either (i) prior to such time, the Board of Directors approves either the business combination or the transaction by which such shareholder became an interested shareholder,
(ii) in the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner of at least 90% of the outstanding voting stock of the Company which was not held by directors, officers, affiliates thereof, subsidiaries or certain employee stock option plans of the Company, or (iii) subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in such shareholder owning at least 90% of the outstanding voting stock of the Company and the business combination is approved by a majority of the disinterested shareholders' shares not held by directors, officers, affiliates thereof, subsidiaries or certain employee stock options plans of the Company. Under the relevant provisions of the Georgia Code, a "business combination" is defined to include, among other things, (i) any merger, consolidation, share exchange or any sale, transfer or other disposition (or series of related sales or transfers) of assets of the Company having an aggregate book value of 10% or more of the Company's net assets (measured as of the end of the most recent fiscal quarter), with an interested shareholder of the Company or any other corporation which is or, after giving effect to such business combination, becomes an affiliate of any such interested shareholder, (ii) the liquidation or dissolution of the Company, (iii) the receipt by an interested shareholder of any benefit from any loan, advance, guarantee, pledge, tax credit or other financial benefit from the Company, other than in the ordinary course of business and (iv) certain other transactions involving the issuance or reclassification of securities of the Company which produce the result that 5% or more of the total equity shares of the Company, or of any class or series thereof, is owned by an interested shareholder. An "interested shareholder" is defined by the Georgia Code to include any person or entity that, together with its affiliates, beneficially owns or has the right to own 10% or more of the outstanding voting shares of the Company, or any person that is an affiliate of the Company and has, at any time within the preceding two-year period, been the beneficial owner of 10% or more of the outstanding voting shares of the Company. The restrictions on business combinations shall not apply to any person who was an interested shareholder before the adoption of the Bylaw which made the provisions applicable to the Company nor to any persons who subsequently become interested shareholders inadvertently, subsequently divest sufficient shares so that the shareholder ceases to be an interested shareholder and would not, at any time within the five-year period immediately before a business combination involving the shareholder, have been an interested shareholder but for the inadvertent acquisition.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Prior to the Offering, there has been no public market for the Common Stock. Sales of substantial amounts of shares of the Common Stock in the public market following the Offering, or the perception that such sales could occur, could adversely affect the market price of the Common Stock prevailing from time to time and could impair the Company's ability to raise capital in the future through sales of its equity securities at a time and price which it deems appropriate.

  On the Closing Date, assuming no exercise of outstanding options or warrants, the Company will have 7,710,251 shares of Common Stock outstanding. The 3,700,000 shares of Common Stock sold in the Offering will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 of the Commission ("Affiliates"), may generally only be sold in compliance with Rule 144. The remaining 4,010,251 shares of Common Stock are "restricted securities" as defined in Rule 144. Restricted securities may be sold in the public market only if they are registered under the Securities Act or if they qualify for an exemption from registration such as that provided by Rule 144 of the Commission.

SALES OF RESTRICTED SECURITIES

  On the Closing Date, subject to the provisions of Rule 144, 125,365 shares of Common Stock will be eligible for immediate sale in the public market pursuant to Rule 144(k). Beginning 180 days after the date of this Prospectus (or earlier with the written consent of J.C. Bradford & Co.) 3,884,886 additional shares will be available for immediate sale in the public market, subject to the provisions of Rule 144, upon the expiration of the Lock-Up Agreements between the Underwriters and the directors, executive officers, Selling Shareholders and each holder of more than 5% of the Company's Common Stock. See "--Lock-Up Agreements."

  In general, under Rule 144 as currently in effect, beginning 90 days after the date of this Prospectus, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including a person who may be deemed an Affiliate of the Company, is entitled to sell, within any three-month period, a number of shares of Common Stock equal to the greater of 1% of the outstanding Common Stock (approximately 73,803 shares after giving effect to the Offering) and the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain restrictions relating to manner of sale, notice and availability of current public information about the Company. In addition, under Rule 144(k), a person who is not an Affiliate and has not been an Affiliate at any time during the 90 days preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares immediately following the Offering without regard to the volume limitations, manner of sale provisions or notice or other requirements of Rule 144.

OPTIONS

  As of May 19, 1998, options and warrants to purchase an aggregate of 1,784,718 shares of Common Stock were outstanding and, assuming the exercise by Creditanstalt of Creditanstalt Warrants to purchase 329,959 shares of Common Stock to be sold by Creditanstalt in the Offering, as of the Closing Date, option, and warrants to purchase an aggregate of 1,454,759 shares of Common Stock will be outstanding. Of such shares of Common Stock, 350,718 will be eligible for sale beginning 90 days after the date of this Prospectus, subject to the provisions of Rule 144 and Rule 701 of the Securities and Exchange Commission (the "Commission"). An additional 1,104,041 shares of Common Stock that are subject to currently outstanding options and warrants will become eligible for sale upon the expiration of the Lock-Up Agreements beginning 180 days after the date of this Prospectus, subject to the provisions of Rule 144 .

  The Company intends to file a Registration Statement on Form S-8 as soon as practicable after the completion of the Offering to register 1,000,000 shares of Common Stock, of which 153,422 shares are subject to outstanding but unvested options, that are available for issuance pursuant to the Plan. All of such registered shares also generally would then be eligible for immediate sale in the public market, subject to Lock-Up Agreements, if applicable, and compliance with certain provisions of Rule 144 by Affiliates.

LOCK-UP AGREEMENTS

  The directors, executive officers, Selling Shareholders and each holder of more than 5% of the Company's Common Stock have agreed with the Underwriters, pursuant to the Lock-Up Agreements, not to directly or indirectly, without the prior written consent of J.C. Bradford & Co., (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock which may be deemed beneficially owned by them), or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock for a period of 180 days after the date of this Prospectus. Notwithstanding the foregoing, the Lock-Up Agreements permit, during the 180-day lock-up period, (i) transfers made by gift, provided the donee thereof agrees in writing to be bound by the terms of the Lock-Up Agreement, (ii) transfers to the transferor's affiliates, as such term is defined by Rule 405 under the Securities Act, provided any such transferee agrees to be bound by the terms of the Lock-Up Agreement and
(iii) transfers made with the prior written consent of J.C. Bradford & Co. Additionally, each party to a Lock-Up Agreement has agreed that during the 180-day lock-up period, such party will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock without the prior written consent of J.C. Bradford & Co. See "Principal and Selling Shareholders."

REGISTRATION RIGHTS

 Non-Voting Preferred Stock Registration Rights

  The Creditanstalt Warrants provide that, upon the written demand of any Warrant Holder at any time from time to time after the earlier of: (i) six months following the consummation of the Offering; or (ii) December 3, 1998 requesting that the Company effect the registration under the Securities Act of Creditanstalt Warrants or shares of Common Stock or Non-Voting Preferred Stock issuable upon the exercise of Creditanstalt Warrants (the "Warrant Shares"), the Company shall give written notice of such demand to all other Warrant Holders. If the Company receives requests for the registration of at least an aggregate of 1,000 Creditanstalt Warrants or Warrant Shares (or if less than an aggregate of 1,000 Creditanstalt Warrants or Warrant Shares are outstanding, the remainder of Warrant Shares not registered under the Securities Act), the Company shall file a registration statement under the Securities Act for the registration of the Creditanstalt Warrants or Warrant Shares, as appropriate (a "Demand Registration"). The Company is obligated to effect up to three Demand Registrations on behalf of the Warrant Holders.

  The Creditanstalt Warrants further provide that if, at any time after December 3, 1995, the Company proposes to register any of its securities under the Securities Act (except pursuant to a registration statement filed on Form S-8 or S-4 or such other form as shall be prescribed under the Securities Act for substantially similar purposes), it will give written notice to all holders of Creditanstalt Warrants and Warrant Shares of its intention to register such securities. Upon the written request of any Warrant Holder given within 10 days of the Company's notice of registration, the Company shall use its reasonable best efforts to effect the registration of the Creditanstalt Warrants and/or the Warrant Shares which it shall have been so requested to register by including such Creditanstalt Warrants and/or Warrant Shares in the proposed registration statement. If the proposed registration is for an underwritten public offering, only Creditanstalt Warrants or Warrant Shares which are to be included in the underwriting may be included in such registration, and the Company shall have the right to designate the managing underwriter(s) in any such underwritten public offering, provided that, (i) the Company shall use its best efforts to cause the managing underwriter(s) to include the Creditanstalt Warrants or Warrant Shares in the underwriting; and
(ii) if the managing underwriter(s) advises the Warrant Holders and all other persons seeking to include securities of the Company held by them in such registration statement ("Other Security Holders") in writing that the total amount of securities which they and the Company and any Other Security Holders intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, the amount of securities to be offered shall be reduced.

 Series C Preferred Stock Registration Rights

  The agreement relating to the Series C Issuance (the "Series C Purchase Agreement") provides that, upon the written demand of any Series C Investor at any time from time to time after the earlier of: (i) six months following the consummation of the Offering; or (ii) November 17, 2000 requesting that the Company effect the registration under the Securities Act of shares of Series C Preferred Stock or Common Stock issuable upon conversion of such shares of Series C Convertible Stock ("Series C Shares"), the Company shall give written notice of such demand to all other Series C Investors. If the Company receives requests for the registration of at least an aggregate of at least one-fifth of the Series C Shares (or if less than an aggregate of one-fifth of are outstanding, the remainder of Series C Shares not registered under the Securities Act), the Company shall file a registration statement under the Securities Act for the registration of the Series C Shares (a "Series C Demand Registration"). The Company is obligated to effect not more than two Series C Demand Registrations on behalf of the Series C Investors.

  The Series C Purchase Agreement further provides that if, at any time after November 17, 1995, the Company proposes to register any of its securities under the Securities Act (except pursuant to a registration statement filed on Form S-8 or S-4 or such other form as shall be prescribed under the Securities Act for substantially similar purposes), it will give written notice to all Series C Investors of its intention to register such securities. Upon the written request of any Series C Investor given within 10 days of the Company's notice of registration, the Company shall use its reasonable best efforts to effect the registration of the Series C Shares which it shall have been so requested to register by including such Series C Shares in the proposed registration statement. If the proposed registration is for an underwritten public offering, only Series C Shares which are to be included in the underwriting may be included in such registration, and the Company shall have the right to designate the managing underwriter(s) in any such underwritten public offering, provided that: (i) the Company shall use its best efforts to cause the managing underwriter(s) to include the Series C Shares in the underwriting; and (ii) if the managing underwriter(s) advises the Series C Investors and all other persons seeking to include securities of the Company held by them in such registration statement ("Other Security Holders") in writing that the total amount of securities which they and the Company and any Other Security Holders intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, the amount of securities to be offered shall be reduced.

 Series D Preferred Stock Registration Rights

  The agreement relating to the Series D Issuance (the "Series D Purchase Agreement") further provides that if, at any time after April 3, 1998, the Company proposes to register any of its securities under the Securities Act (except pursuant to a registration statement filed on Form S-8 or S-4 or such other form as shall be prescribed under the Securities Act for substantially similar purposes), it will give written notice to all of its intention to register such securities. Upon the written request of any Series D Warrant Holder given within 10 days of the Company's notice of registration, the Company shall use its reasonable best efforts to effect the registration of the shares issuable upon exercise of the Series D Warrants (the "Series D Warrant Shares") which it shall have been so requested to register by including such Series D Warrant Shares in the proposed registration statement. If the proposed registration is for an underwritten public offering, only Series D Warrant Shares which are to be included in the underwriting may be included in such registration, and the Company shall have the right to designate the managing underwriter(s) in any such underwritten public offering, provided that: (i) the Company shall use its commercially reasonable efforts to cause the managing underwriter(s) to include the Series D Warrant Shares in the underwriting; and (ii) if the managing underwriter(s) advises the Series D Warrant Holders and all other persons seeking to include securities of the Company held by them in such registration statement in writing that the total amount of securities which they and the Company and any other security holders intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, the amount of securities to be offered shall be reduced.

 Breckenridge Registration Rights

  Since 1995, the Company has maintained an ongoing relationship with The Breckenridge Group, Inc. ("Breckenridge"), an Atlanta-based investment banking firm. Breckenridge has advised the Company on significant acquisitions consummated since February 1996. In July 1997, in consideration of Breckenridge's agreement to forgive the cash payment of outstanding advisory fees and to advise the Company on future acquisitions, the Company issued options to purchase an aggregate of 169,000 shares of Common Stock to principals of Breckenridge. The Breckenridge Options provide for an exercise price of $3.68 per share and are exercisable in full at any time on or prior to May 31, 2002. The exercise price of the Breckenridge Options was based on recent sales prices for shares of Common Stock in arms' length transactions and the issuance of the Breckenridge Options was approved by the Board.

  The Breckenridge Options provide that if, at any time prior to May 31, 2002, the Company proposes to register any of its securities under the Securities Act (except pursuant to a registration statement filed on Form S-8 or S-4 or such other form as shall be prescribed under the Securities Act for substantially similar purposes), other than in connection with an underwritten initial public offering which produces gross proceeds to the Company in excess of $30,000,000, it will give written notice to all holders of Breckenridge Options of its intention to register such securities. Upon the written request of any holder of Breckenridge Options given within 20 business days of the Company's notice of registration, the Company shall use its reasonable best efforts to effect the registration of the shares of Common Stock issuable upon exercise of the Breckenridge Options (the "Breckenridge Shares") which it shall have been so requested to register by including such shares of Common Stock in the proposed registration statement. If the proposed registration is for an underwritten public offering, only Breckenridge Shares which are to be included in the underwriting may be included in such registration, and the Company shall have the right to designate the managing underwriter(s) in any such underwritten public offering, provided that: (i) the Company shall use its best efforts to cause the managing underwriter(s) to include the Breckenridge Shares in the underwriting; and (ii) if the managing underwriter(s) advises the holders of Breckenridge Options and all other persons seeking to include securities of the Company held by them in such registration statement ("Other Security Holders") in writing that the total amount of securities which they and the Company and any Other Security Holders intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, the amount of securities to be offered shall be reduced. See "Risk Factors -- Shares Eligible for Future Sale."

                                 UNDERWRITING

  Pursuant to the Underwriting Agreement and subject to the terms and conditions thereof, the underwriters named below (the "Underwriters"), acting through J.C. Bradford & Co. and Morgan Keegan & Company, Inc., as representatives of the several Underwriters (the "Representatives"), have agreed, severally, to purchase from the Company and the Selling Shareholders the number of shares of Common Stock set forth below opposite their respective names.

                                                                       NUMBER OF
   NAME OF UNDERWRITER                                                  SHARES
   -------------------                                                 ---------
   J.C. Bradford & Co.................................................
   Morgan Keegan & Company, Inc.......................................
                                                                          ---
     Total............................................................
                                                                          ===

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions contained therein, to purchase all shares of Common Stock offered hereby, if any of such shares are purchased.

  The Company and the Selling Shareholders have been advised by the Representatives that the Underwriters propose initially to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a
concession not in excess of $    per share. The Underwriters may allow, and
such dealers may reallow, a concession not in excess of $    per share to
certain other dealers. After the Offering, the public offering price and such concessions may be changed. The Representatives have informed the Company and the Selling Shareholders that the Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.

  The Offering of the shares of Common Stock is made for delivery when, as and if accepted by the Underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offer without notice. The Underwriters reserve the right to reject any offer for the purchase of shares.

  The Company has granted the Underwriters an option, exercisable not later than 30 days from the date of this Prospectus, to purchase up to 555,000 additional shares of Common Stock to cover over-allotments, if any. To the extent that the Underwriters exercise this option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the table above bears to the total number of shares in such table, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the 3,700,000 shares of Common Stock offered hereby. If purchased, the Underwriters will sell such additional shares on the same terms as those on which the 3,700,000 shares are being offered.

  Prior to the Offering, there has been no public market for the Common Stock. The initial public offering price has been determined by negotiation among the Company, the Selling Shareholders and the Representatives. In determining such price, consideration was given to, among other things, the financial and operating history and trends of the Company, the experience of its management, the position of the Company in its industry, the Company's prospects and the Company's financial results. Additionally, consideration was given to the status of the securities markets, market conditions for new offerings of securities and the prices of similar securities of comparable companies.

  The Company, its executive officers and directors, the Selling Shareholders and each holder of more than 5% of the Company's Common Stock have agreed with the Representatives, subject to certain exceptions, not to offer to sell or otherwise dispose of any shares of Common Stock, options or warrants to purchase Common Stock or other securities convertible into or exchangeable for Common Stock for a period of 180 days from the date of this Prospectus without the prior written consent of J.C. Bradford & Co., except that the Company may issue shares in connection with the exercise of stock options granted pursuant to the Plan. See "Risk Factors -- Shares Eligible for Future Sale" and "Shares Eligible for Future Sale -- Lock-Up Agreements."

  The Underwriting Agreement provides that the Company and the Selling Shareholders will indemnify the Underwriters and controlling persons, if any, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that the Underwriters or any such controlling persons may be required to make in respect thereof.

  In connection with the Offering, the Underwriters and other persons participating in the Offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may over-allot in connection with the Offering, creating a short position in the Common Stock for their own account. To cover over-allotments or to stabilize the price of the Common Stock, the Underwriters may bid for, and purchase, shares of Common Stock in the open market. The Underwriters may also impose a penalty bid whereby they may reclaim selling concessions allowed to an underwriter or a dealer for distributing Common Stock in the Offering, if the Underwriters repurchase previously distributed Common Stock in transactions to cover their short position, in stabilization transactions or otherwise. Finally, the Underwriters may bid for, and purchase, shares of Common Stock in market making transactions. These activities may stabilize or maintain the market price of Common Stock above market levels that may otherwise prevail. The Underwriters are not required to engage in these activities and may end any of these activities at any time.

                                 LEGAL MATTERS

  The legality of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Alston & Bird llp, Atlanta, Georgia. Certain legal matters related to the Offering will be passed upon for the Underwriters by Nelson Mullins Riley & Scarborough, L.L.P., Atlanta, Georgia.

                                    EXPERTS

  The historical financial statements of the Company as of July 31, 1996 and 1997 and January 31, 1998 and for each of the three years in the period ended July 31, 1997 and for the six months ended January 31, 1998, of AVP and C.R. as of December 31, 1995 and for the year then ended, and of Message World as of December 31, 1996 and for the year then ended included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The historical financial statements of Hyde's as of December 31, 1997 and 1996, and for each of the years then ended included in the Prospectus have been audited by James N. Rachel, independent auditor, as indicated in his report with respect thereto, and are included herein in reliance upon his authority as an expert in giving said report.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a registration statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement, including the exhibits and schedules filed or incorporated as a part thereof. Statements contained herein concerning the provisions of any document are necessarily summarized and in each instance reference is made to the copy of the document filed as an exhibit or schedule to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.

  After effectiveness of the Registration Statement, the Company will file periodic reports and other information with the Commission under the Securities Exchange Act of 1934, as amended. The Registration Statement, including the exhibits and schedules thereto, and the periodic reports and other information filed in connection therewith, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov. Copies of such material also can be obtained from the Company upon request.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                       CONSOLIDATED FINANCIAL STATEMENTS

SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

Report of Independent Public Accountants..................................  F-3
Consolidated Financial Statements:
  Consolidated Balance Sheets as of July 31, 1996 and 1997 and January 31,
   1998...................................................................  F-4
  Consolidated Statements of Operations for the Years Ended July 31, 1995,
   1996, and 1997 and for the Six Months Ended January 31, 1997 and 1998..  F-6
  Consolidated Statements of Shareholders' Equity (Deficit) for the Years
   Ended July 31, 1995, 1996, and 1997 and for the Six Months Ended
   January 31, 1998.......................................................  F-7
  Consolidated Statements of Cash Flows for the Years Ended July 31, 1995,
   1996, and 1997 and for the Six Months Ended January 31, 1997 and 1998..  F-8
Notes to Consolidated Financial Statements................................  F-9
Condensed Financial Statements as of April 30, 1998 (Unaudited)
  Condensed Balance Sheets as of July 31, 1997 and April 30, 1998
   (Unaudited)............................................................ F-24
  Condensed Statements of Operations for the Nine Months Ended April 30,
   1997 and 1998 (Unaudited).............................................. F-26
  Condensed Statement of Cash Flows for the Nine Months Ended April 30,
   1997 and 1998 (Unaudited).............................................. F-27
Condensed Notes Financial Statements...................................... F-28

ATLANTA VOICE PAGE, INC.

Report of Independent Public Accountants.................................. F-30
Financial Statements:
  Balance Sheet as of December 31, 1995................................... F-31
  Statement of Operations for the Year Ended December 31, 1995............ F-32
  Statement of Shareholders' Deficit for the Year Ended December 31, 1995. F-33
  Statement of Cash Flows for the Year Ended December 31, 1995............ F-34
Notes to Financial Statements............................................. F-35

C.R., INC.

Report of Independent Public Accountants.................................. F-38
Financial Statements:
  Balance Sheet as of December 31, 1995................................... F-39
  Statement of Operations for the Year Ended December 31, 1995............ F-40
  Statement of Shareholders' Equity for the Year Ended December 31, 1995.. F-41
  Statement of Cash Flows for the Year Ended December 31, 1995............ F-42
Notes to Financial Statements............................................. F-43

                                                                          PAGE
                                                                          ----
MESSAGE WORLD

Report of Independent Public Accountants.................................. F-47
Financial Statements:
  Balance Sheet as of December 31, 1996................................... F-48
  Statement of Operations for the Year Ended December 31, 1996............ F-49
  Statement of (Accumulated Deficit) Retained Earnings for the Year Ended
   December 31, 1996...................................................... F-50
  Statement of Cash Flows for the Year Ended December 31, 1996............ F-51
Notes to Financial Statements............................................. F-52

HYDE'S STAY IN TOUCH, INC.

Independent Auditor's Report.............................................. F-55
Financial Statements:
  Balance Sheets as of December 31, 1997 and 1996......................... F-56
  Statements of Income for the Year Ended December 31, 1997 and 1996...... F-57
  Statements of Retained Earnings for the Year Ended December 31, 1997 and
   1996................................................................... F-58
  Statements of Cash Flows for the Year Ended December 31, 1997 and 1996.. F-59
Notes to Financial Statements............................................. F-60
Financial Statements (Unaudited):
  Balance Sheet as of April 30, 1998...................................... F-66
  Statement of Income for the Four Months ended April 30, 1998 and 1997
   (Unaudited)............................................................ F-67
  Statement of Cash Flows for the Four Months ended April 30, 1998 and
   1997 (Unaudited)....................................................... F-68
Condensed Notes to Financial Statements................................... F-69

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Financial Information.................... F-70
Unaudited Pro Forma Consolidated Balance Sheet as of April 30, 1998....... F-71
Unaudited Pro Forma Consolidated Statement of Operations for the Nine
 Months Ended April 30, 1998.............................................. F-73
Unaudited Pro Forma Consolidated Statement of Operations for the Year
 Ended July 31, 1997...................................................... F-76

  AFTER THE STOCK SPLIT TRANSACTION REFERRED TO IN NOTE 13 TO SATELLINK COMMUNICATIONS, INC. CONSOLIDATED FINANCIAL STATEMENTS IS EFFECTED, WE EXPECT TO BE IN A POSITION TO RENDER THE FOLLOWING AUDIT REPORT.

/s/ Arthur Andersen LLP
June 12, 1998

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Satellink Communications, Inc.:

  We have audited the accompanying consolidated balance sheets of SATELLINK COMMUNICATIONS, INC. (a Georgia corporation) AND SUBSIDIARIES as of July 31, 1996 and 1997 and January 31, 1998 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended July 31, 1997 and the six months ended January 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Satellink Communications, Inc. and subsidiaries as of July 31, 1996 and 1997 and January 31, 1998 and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1997 and the six months ended January 31, 1998 in conformity with generally accepted accounting principles.

Atlanta, Georgia
   , 1998

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

               AS OF JULY 31, 1996 AND 1997 AND JANUARY 31, 1998

                                     JULY 31,
                              ------------------------  JANUARY 31,
                                 1996         1997         1998
                              -----------  -----------  -----------
                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.  $   524,708  $   193,346  $   255,861
  Accounts receivable, net
   of allowance for doubtful
   accounts of $198,911,
   $445,028 and $526,019 as
   of July 31, 1996 and 1997
   and January 31, 1998,
   respectively.............    2,143,173    2,698,481    3,801,322
  Other receivables.........       44,746      147,470      235,633
  Inventory.................      165,564      268,201      283,576
  Prepaid expenses and other
   current assets...........      276,135      362,053      391,013
                              -----------  -----------  -----------
    Total current assets....    3,154,326    3,669,551    4,967,405
                              -----------  -----------  -----------
PROPERTY AND EQUIPMENT (Note
 2):
  Paging systems and
   equipment................    6,863,669    8,973,493   11,337,792
  Computer and terminal
   equipment................    2,003,412    3,745,525    3,085,452
  Furniture and fixtures....      188,377      297,686      387,194
  Leasehold improvements....       81,063      107,766      108,966
                              -----------  -----------  -----------
                                9,136,521   13,124,470   14,919,404
  Less accumulated
   depreciation.............   (3,230,160)  (4,371,932)  (4,520,142)
                              -----------  -----------  -----------
    Property and equipment,
     net....................    5,906,361    8,752,538   10,399,262
                              -----------  -----------  -----------
OTHER LONG TERM ASSETS:
  Goodwill, net of
   accumulated amortization
   of $56,257, $288,718, and
   $448,000 as of July 31,
   1996 and 1997 and January
   31, 1998, respectively
   (Note 2).................    6,584,173    9,447,098    9,695,292
  Other intangible assets,
   net of accumulated
   amortization of
   $1,112,743, $1,697,281,
   and $1,436,345 as of July
   31, 1996 and 1997 and
   January 31, 1998,
   respectively (Note 2)....    2,064,229    2,999,874    2,967,988
  Investments in joint
   ventures (Note 4)........      193,085      219,627      337,082
  Other.....................       33,074       33,291            0
                              -----------  -----------  -----------
    Total other long term
     assets.................    8,874,561   12,699,890   13,000,362
                              -----------  -----------  -----------
    Total assets............  $17,935,248  $25,121,979  $28,367,029
                              ===========  ===========  ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

               AS OF JULY 31, 1996 AND 1997 AND JANUARY 31, 1998

                                                 JULY 31,
                                          ------------------------  JANUARY 31,
                                             1996         1997         1998
                                          -----------  -----------  -----------
               LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current maturities of long term debt
   (Note 6).............................  $   811,749  $   917,326  $   428,000
  Accounts payable and accrued liabili-
   ties (Note 2)........................    1,792,340    2,434,295    2,851,585
  Customer deposits.....................      395,506      372,140      247,468
  Deferred revenues.....................      661,785    1,076,248    1,092,874
  Accrued dividends on preferred stock..       99,447       88,047       43,887
                                          -----------  -----------  -----------
    Total current liabilities...........    3,760,827    4,888,056    4,663,814
                                          -----------  -----------  -----------
LONG-TERM DEBT, less current maturities
 (Note 6)...............................   12,278,139   18,410,822   23,441,212
                                          -----------  -----------  -----------
STOCK WARRANTS (Note 7).................    2,573,615    4,346,722    4,575,596
                                          -----------  -----------  -----------
MINORITY INTEREST.......................        2,522        5,351       11,022
                                          -----------  -----------  -----------
COMMITMENTS AND CONTINGENCIES (Note 10)
SERIES C REDEEMABLE CONVERTIBLE PRE-
 FERRED STOCK (Note 8):
  $0.01 par value; 3,500 shares
   authorized; 3,500 shares issued and
   outstanding at July 31, 1996 and 1997
   and January 31, 1998; entitled to a
   maximum of $1,000 per share plus
   accrued dividends in liquidation,
   dissolution, or windup of the
   Company..............................    3,500,000    3,500,000    3,500,000
SHAREHOLDERS' EQUITY (DEFICIT) (NOTE 7):
  Series A convertible preferred stock
   $.01 par value; 7,500 shares
   authorized, 7,360 shares issued and
   outstanding at July 31, 1996 and 1997
   and January 31, 1998, entitled to a
   maximum of $290 per share plus
   accrued dividends in liquidation,
   dissolution, or windup of the
   Company..............................           74           74           74
  Series B convertible preferred stock,
   $.01 par value; 0, 30,000 and 30,000
   shares authorized at July 31, 1996
   and 1997 and January 31, 1998,
   respectively, 0 shares issued and
   outstanding..........................          --           --           --
  Common stock, $.01 par value:
   Class A voting, 5,000,000 shares
    authorized, 2,907,519, 2,952,811,
    and 3,054,377 shares issued and
    outstanding at July 31, 1996 and
    1997 and January 31, 1998,
    respectively........................       29,076       29,529       30,544
   Class B nonvoting, 20,000 shares
    authorized, 1,071.32, 535.65, and 0
    shares issued and outstanding at
    July 31, 1996 and 1997 and January
    31, 1998, respectively..............           10            5          --
  Additional paid in capital............    2,152,931    2,369,806    2,468,796
  Accumulated deficit...................   (6,361,946)  (8,428,386) (10,324,029)
                                          -----------  -----------  -----------
    Total shareholders' equity
     (deficit)..........................   (4,179,855)  (6,028,972)  (7,824,615)
                                          -----------  -----------  -----------
    Total liabilities and shareholders'
     equity (deficit)...................  $17,935,248  $25,121,979  $28,367,029
                                          ===========  ===========  ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE YEARS ENDED JULY 31, 1995, 1996 AND 1997
             AND FOR THE SIX MONTHS ENDED JANUARY 31, 1997 AND 1998

                                                                   SIX MONTHS ENDED
                                 YEARS ENDED JULY 31,                 JANUARY 31,
                          ------------------------------------  ------------------------
                             1995        1996         1997         1997         1998
                          ----------  -----------  -----------  -----------  -----------
                                                                (UNAUDITED)
REVENUES:
 Service, rent and main-
  tenance revenues......  $6,885,352  $ 9,839,199  $16,308,042  $7,676,578   $ 9,480,557
 Product sales..........     525,615      975,144    1,264,418     577,833       637,266
                          ----------  -----------  -----------  ----------   -----------
   Total revenues.......   7,410,967   10,814,343   17,572,460   8,254,411    10,117,823
 Cost of products sold..    (468,473)    (959,575)  (1,201,271)   (574,225)     (555,935)
                          ----------  -----------  -----------  ----------   -----------
   Net revenues.........   6,942,494    9,854,768   16,371,189   7,680,186     9,561,888
OPERATING EXPENSES:
 Service, rent and main-
  tenance...............   2,717,621    3,878,639    6,541,774   3,189,023     3,598,094
 Selling and marketing..   1,222,030    1,602,467    2,313,930   1,080,652     1,431,693
 General and administra-
  tive..................     886,671    1,732,122    3,039,390   1,291,254     1,781,163
 Engineering............     566,962      515,599      638,387     319,497       382,606
 Depreciation and amor-
  tization..............     845,160    1,204,478    2,241,518   1,015,933     1,392,526
 Fixed asset impairment.         --           --           --          --        833,996
                          ----------  -----------  -----------  ----------   -----------
   Total operating
    expenses............   6,238,444    8,933,305   14,774,999   6,896,359     9,420,078
                          ----------  -----------  -----------  ----------   -----------
OPERATING INCOME .......     704,050      921,463    1,596,190     783,827       141,810
                          ----------  -----------  -----------  ----------   -----------
OTHER INCOME (EXPENSE):
 Other income...........      89,689       91,413       89,808      40,927        96,004
 Interest expense.......    (703,766)    (872,673)  (1,564,067)   (698,698)   (1,112,287)
 Accretion of stock war-
  rants (Note 7)........    (643,000)    (854,350)  (1,773,107)   (886,554)     (228,874)
 (Loss) income from
  joint venture (Note
  4)....................         --       (95,715)      26,123      30,729        60,999
 Minority interest......         --        (2,522)      (2,829)     (3,203)       (5,673)
                          ----------  -----------  -----------  ----------   -----------
                          (1,257,077)  (1,733,847)  (3,224,072) (1,516,799)   (1,189,831)
                          ----------  -----------  -----------  ----------   -----------
LOSS BEFORE INCOME TAX
 BENEFIT, EXTRAORDINARY
 ITEM AND CUMULATIVE
 EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE...    (553,027)    (812,384)  (1,627,882)   (732,972)   (1,048,021)
INCOME TAX BENEFIT......         --           --           --          --            --
                          ----------  -----------  -----------  ----------   -----------
LOSS BEFORE
 EXTRAORDINARY ITEM AND
 CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING
 PRINCIPLE..............    (553,027)    (812,384)  (1,627,882)   (732,972)   (1,048,021)
EXTRAORDINARY LOSS ON
 EARLY RETIREMENT OF
 DEBT, net of taxes of
 approximately $88,000..         --       132,130          --          --            --
CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING
 PRINCIPLE (NOTE 2).....         --           --           --          --        628,700
                          ----------  -----------  -----------  ----------   -----------
NET LOSS................    (553,027)    (944,514)  (1,627,882)   (732,972)   (1,676,721)
                          ----------  -----------  -----------  ----------   -----------
PREFERRED STOCK
 DIVIDENDS..............      88,320      334,295      438,558     218,922       218,922
                          ----------  -----------  -----------  ----------   -----------
NET LOSS ATTRIBUTABLE TO
 COMMON SHAREHOLDERS....  $ (641,347) $(1,278,809) $(2,066,440) $ (951,894)  $(1,895,643)
                          ==========  ===========  ===========  ==========   ===========
 Allocation of earnings
  to:
 Class A................  $ (598,752) $(1,204,953) $(2,035,280) $ (937,540)  $(1,893,759)
 Class B................     (42,595)     (73,856)     (31,160)    (14,354)       (1,884)
BASIC AND DILUTED NET
 LOSS PER SHARE (NOTE
 2):
 Loss from extraordinary
  item:
 Class A................  $      --   $     (0.04) $       --   $      --    $       --
 Class B................         --         (3.79)         --          --            --
 Loss from cumulative
  effect of change:
 Class A................  $      --   $       --   $       --   $      --    $     (0.21)
 Class B................         --           --           --          --         (17.97)
 Net loss attributable
  to common sharehold-
  ers:
 Class A................       (0.21)       (0.43)       (0.69)      (0.32)        (0.63)
 Class B................      (17.61)      (36.68)      (58.24)     (26.83)       (53.83)
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING:
 Class A................   2,872,417    2,775,792    2,952,811   2,952,811     2,995,681
 Class B................       2,418        2,013          535         535            35

 The accompanying notes are an integral part of these consolidated statements.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

 FOR THE YEARS ENDED JULY 31, 1995, 1996 AND 1997 AND FOR THE SIX MONTHS ENDED
                                JANUARY 31, 1998

                                   COMMON STOCK
                          ----------------------------------  PREFERRED STOCK
                               CLASS A           CLASS B         SERIES A
                          ------------------  --------------  -----------------   PAID IN    ACCUMULATED
                           SHARES    AMOUNT   SHARES  AMOUNT  SHARES    AMOUNT    CAPITAL      DEFICIT        TOTAL
                          ---------  -------  ------  ------  --------  -------  ----------  ------------  -----------
BALANCE, July 31, 1994,
 as previously reported
 .......................  2,347,852  $23,479   2,821  $  28      7,360   $    74 $2,615,355  $ (4,441,790) $(1,802,854)
 Thirteen for ten Class
  A common stock split
  (Note 13).............    704,356    7,044     --     --         --        --      (7,044)          --           --
                          ---------  -------  ------  -----   --------   ------- ----------  ------------  -----------
BALANCE, July 31, 1994 .  3,052,208   30,523   2,821     28      7,360        74  2,608,311    (4,441,790)  (1,802,854)
 Net loss attributable
  to common
  shareholders..........        --       --      --     --         --        --         --       (641,347)    (641,347)
 Purchase and retirement
  of common stock.......   (334,814)  (3,348)   (750)    (7)       --        --    (703,490)          --      (706,845)
                          ---------  -------  ------  -----   --------   ------- ----------  ------------  -----------
BALANCE, July 31, 1995..  2,717,394   27,175   2,071     21      7,360        74  1,904,821    (5,083,137)  (3,151,046)
 Net loss attributable
  to common
  shareholders..........        --       --      --     --         --        --         --     (1,278,809)  (1,278,809)
 Issuance of Class A
  common stock..........    105,625    1,056     --     --         --        --     248,944           --       250,000
 Adjustment for
  conversion of Class B
  to Class A common
  stock.................     84,500      845  (1,000)   (11)       --        --        (834)          --           --
                          ---------  -------  ------  -----   --------   ------- ----------  ------------  -----------
BALANCE, July 31, 1996..  2,907,519   29,076   1,071     10      7,360        74  2,152,931    (6,361,946)  (4,179,855)
 Net loss attributable
  to common
  shareholders..........        --       --      --     --         --        --         --     (2,066,440)  (2,066,440)
 Adjustment for
  conversion of Class B
  to Class A common
  stock.................     45,292      453    (536)    (5)       --        --        (448)          --           --
 Issuance of stock
  options (Note 7)......        --       --      --     --         --        --     217,323           --       217,323
                          ---------  -------  ------  -----   --------   ------- ----------  ------------  -----------
BALANCE, July 31, 1997..  2,952,811   29,529     535      5      7,360        74  2,369,806    (8,428,386)  (6,028,972)
 Net loss attributable
  to common
  shareholders..........        --       --      --     --         --        --         --     (1,895,643)  (1,895,643)
 Adjustment for
  conversion of Class B
  to Class A common
  stock.................     45,233      452    (535)    (5)       --        --        (447)          --           --
 Exercise of stock
  options (Note 7)......     56,333      563     --     --         --        --      99,437           --       100,000
                          ---------  -------  ------  -----   --------   ------- ----------  ------------  -----------
BALANCE, January 31,
 1998...................  3,054,377  $30,544     --   $ --       7,360   $    74 $2,468,796  $(10,324,029) $(7,824,615)
                          =========  =======  ======  =====   ========   ======= ==========  ============  ===========

 The accompanying notes are an integral part of these consolidated statements.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED JULY 31, 1995, 1996 AND 1997
             AND FOR THE SIX MONTHS ENDED JANUARY 31, 1997 AND 1998

                                                                    SIX MONTHS ENDED
                                 YEARS ENDED JULY 31,                  JANUARY 31,
                         --------------------------------------  ------------------------
                            1995          1996         1997         1997         1998
                         -----------  ------------  -----------  -----------  -----------
                                                                 (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net loss............... $  (553,027) $   (944,514) $(1,627,882) $  (732,972) $(1,676,721)
 Adjustments to
  reconcile net loss to
  net cash provided by
  (used in) operating
  activities:
 Minority interest......         --          2,522        2,829        3,203        5,673
 (Income) loss from
  joint venture.........         --         95,715      (26,123)     (30,729)     (60,999)
 Depreciation and
  amortization..........     845,160     1,204,478    2,241,518    1,015,933    1,392,526
 Extraordinary loss on
  early retirement of
  debt..................         --        132,130          --           --             -
 Asset Impairment.......         --            --           --           --     1,533,996
 Accretion of stock
  warrants..............     643,000       854,350    1,773,107      886,554      228,874
 Changes in operating
  assets and
  liabilities:
  Accounts receivable...    (309,274)     (970,305)    (425,434)    (357,474)  (1,102,841)
  Other receivables.....      (5,316)       54,509      (82,724)      21,841      (88,163)
  Net investment in
   sales type leases....       9,000           --           --           --             -
  Prepaid expenses and
   other current as-
   sets.................     (72,706)     (125,206)     (85,918)     (98,370)     (28,960)
  Other assets..........      59,912      (291,312)    (462,137)     (63,238)    (526,899)
  Accounts payable and
   accrued liabilities..     (10,091)      730,900      641,955     (433,275)     417,290
  Customer deposits.....      37,462        47,180      (23,366)      (6,870)    (124,672)
  Deferred revenues.....      81,484       105,453       48,576      (51,665)      16,626
                         -----------  ------------  -----------  -----------  -----------
   Total adjustments....   1,278,631     1,840,414    3,602,283      885,910    1,662,541
                         -----------  ------------  -----------  -----------  -----------
   Net cash provided by
    (used in) operating
    activities..........     725,604       895,900    1,974,401      152,938      (14,270)
                         -----------  ------------  -----------  -----------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchases of
  businesses, net of
  cash acquired.........         --     (8,949,546)  (4,386,230)         --      (590,000)
 Purchases of property
  and equipment, net....  (1,528,398)   (1,910,553)  (3,647,266)  (1,235,165)  (3,654,741)
 Investment in joint
  venture...............    (120,331)     (158,469)        (419)    (305,377)     (56,456)
                         -----------  ------------  -----------  -----------  -----------
   Net cash used in in-
    vesting activities..  (1,648,729)  (11,018,568)  (8,033,915)  (1,540,542)  (4,301,197)
                         -----------  ------------  -----------  -----------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Proceeds from issuance
  of preferred stock....         --      3,500,000          --           --             -
 Proceeds from
  subscriptions
  receivable............     200,000           --           --           --             -
 Payment of preferred
  stock dividends.......     (77,000)     (334,295)    (449,958)    (243,348)    (263,082)
 Proceeds from issuance
  of long term debt,
  net...................   1,578,445     7,185,388    6,238,260      984,015    4,541,064
 Proceeds from issuance
  of common stock.......         --        250,000          --           --       100,000
 Purchase and retirement
  of common stock.......    (706,845)          --           --           --             -
 Other financing
  activities............     (36,036)          --       (60,150)     181,134            -
                         -----------  ------------  -----------  -----------  -----------
   Net cash provided by
    financing activi-
    ties................     958,564    10,601,093    5,728,152      921,801    4,377,982
                         -----------  ------------  -----------  -----------  -----------
NET INCREASE (DECREASE)
 IN PERIOD..............      35,439       478,425     (331,362)    (465,803)      62,515
CASH AT BEGINNING OF
 PERIOD.................      10,844        46,283      524,708      524,708      193,346
                         -----------  ------------  -----------  -----------  -----------
CASH AT END OF YEAR..... $    46,283  $    524,708  $   193,346  $    58,905  $   255,861
                         ===========  ============  ===========  ===========  ===========
CASH PAID FOR INTEREST.. $   600,047  $    632,729  $ 1,412,766  $   700,400  $   741,663
                         ===========  ============  ===========  ===========  ===========

 The accompanying notes are an integral part of these consolidated statements.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS OPERATIONS

  Satellink Communications, Inc. (the "Company" or "Satellink") (a Georgia corporation), formerly Satellink Paging Inc., is a communications company providing local, regional, and nationwide paging, voicemail, and other enhanced telecommunications services. The Company has provided paging and voicemail services since 1988.

  The Company has a distribution agreement with CUE Paging Corporation ("CUE"), a nationwide satellite paging company presently offering service in over 500 cities throughout the United States and Canada, to construct and operate regional paging systems utilizing FM subcarrier technology in the states of Georgia and Alabama. At January 31, 1998, CUE owned approximately 14% and 13% of the Company's Class A Common Stock and Series A Preferred Stock, respectively.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiary, Satellink Paging, LLC and its majority owned subsidiary, DirectLink Communications, L.L.C. ("Direct Link") (Notes 5 and 13). All significant intercompany accounts and transactions have been eliminated in consolidation. The consolidated statement of operations for the six months ended January 31, 1997 is unaudited and, in the opinion of management of the Company, includes all normal recurring adjustments necessary for a fair presentation of the results for the interim period. The results of operations for the six months ended January 31, 1997 are not necessarily indicative of the results to be expected for the full year.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

  The Company considers all short-term highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  The Company's financial instruments include cash and cash equivalents, debt, and other short-term assets and liabilities. Based on the short-term nature or variable interest rate of these financial instruments, the estimated fair value of the Company's financial instruments approximates their carrying value as of July 31, 1996, July 31, 1997, and January 31, 1998.

LONG-LIVED ASSETS

  In 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and cost in excess of net assets acquired related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The effect of adopting SFAS No. 121 was not material.

  The Company periodically reviews the values assigned to long-lived assets such as property and equipment, goodwill and other intangible assets to determine whether any impairment exists. If circumstances suggest that the asset values may be impaired, an assessment of the assets' estimated fair value is performed based on the estimated undiscounted cash flows expected to be generated from such assets over the remaining life of the long-

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES lived assets, and an impairment loss is recognized in income from operations at the amount in which the assets' estimated fair value is exceeded by the assets' carrying value. Management believes that the long-lived assets in the accompanying consolidated balance sheets are appropriately valued.

PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost. Expenditures for renewals and improvements are capitalized, and replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Depreciation is provided on a straight-line basis over the remaining estimated useful lives, as follows:

      Paging equipment........................................... 5 years
      Paging systems............................................. 10 to 20 years
      Computers and terminal equipment........................... 5 to 10 years
      Furniture and fixtures..................................... 5 to 10 years
      Leasehold improvements..................................... 5 to 10 years

  In the six months ended January 31, 1998 the Company implemented a new communications platform, the Satellink Telecommunications Application Resource Network ("STAR*Net"). In conjunction with such implementation, the existing platform including associated equipment has been removed or is expected to be removed as a part of the conversion to the new STAR*Net system. Accordingly, the Company recognized a loss totaling $833,996 related to the impairment of the existing equipment, which is in the process of being replaced. The Company estimated the fair value of the existing equipment, based upon the Company's intention to dispose of the equipment. The remaining net book value of the impaired assets is immaterial.

GOODWILL AND OTHER INTANGIBLE ASSETS

  The excess of cost over the fair market value of the identifiable assets acquired ("goodwill") is being amortized on a straight-line basis over a period of 30 years.

  Other intangible assets, net of accumulated amortization, as of July 31, 1996 and 1997 and January 31, 1998, consisted of the following:

                                                  AS OF JULY 31,        AS OF
                                               --------------------- JANUARY 31,
                                                  1996       1997       1998
                                               ---------- ---------- -----------
   Acquired subscriber bases.................. $1,190,333 $1,991,236 $2,049,340
   Affiliate fees.............................    268,518    468,941    455,278
   Noncompete agreements......................    374,812    255,139    186,797
   Debt issuance costs........................    230,566    230,476    201,076
   FCC licenses...............................        --      54,082     75,497
                                               ---------- ---------- ----------
                                               $2,064,229 $2,999,874 $2,967,988
                                               ========== ========== ==========

  Acquired subscriber bases related to the Company's acquisitions are amortized on a straight-line basis over five years. Affiliate fees are amortized on a straight-line basis over periods ranging from 10 to 20 years. Federal Communications Commission ("FCC") licenses are amortized on a straight-line basis over a period of 10 years.

  In connection with the Company's acquisitions (Note 3), certain shareholders of the sellers have entered into noncompete agreements with the Company. Amounts assigned to noncompete agreements are being amortized on a straight-line basis over three to five years in accordance with the terms of the related agreements.

  Subsequent to an acquisition that results in the recording of goodwill or other intangible assets ("intangible

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES assets"), the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance of intangible assets may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related business segment's undiscounted net income or cash flows, as appropriate, over the remaining life of the intangible assets in measuring whether such intangible assets are recoverable in accordance with Accounting Principles Bulletin No. 17.

  The Company has incurred debt issuance costs in connection with its long-term debt (Note 6). These costs are capitalized and are amortized to interest expense using the effective interest method over the term of the related debt.

  The Company initially capitalized certain costs related to process reengineering initiatives that were directed towards assessing the current state of certain processes and reengineering those processes associated with its customer service department and certain retail stores. On November 20, 1997, the Emerging Issues Task Force of the FASB reached a consensus on Issue No. 97-13, "Accounting for Costs Incurred in Connection with a Consulting Contract or an Internal Project that Combines Business Process Reengineering and Information Technology" ("EITF 97-13"). EITF 97-13 requires that the cost of business process reengineering activities, whether done internally or by third parties, be expensed as incurred. EITF 97-13 also applies when business process reengineering activities are part of a project to acquire, develop, or implement internal-use software. During the six months ended January 31, 1998, the Company adopted EITF 97-13. Capitalized third party and internally generated costs related to operational efficiency improvement initiatives as of November 20, 1997 totaled $628,700 and have been written-off through a cumulative effect of change in accounting principle in the accompanying statement of operations for the six months ended January 31, 1998. The Company incurred $234,000 and $466,000 of costs related to these initiatives in fiscal 1997 and fiscal 1998, respectively, of which $71,300 were incurred subsequent to November 20, 1997, which are recorded in operating expenses in the accompanying statement of operations for the six months ended January 31, 1998.

INCOME TAXES

  The Company utilizes the liability method of accounting for income taxes, as set forth in SFAS No. 109, "Accounting for Income Taxes." Under the liability method, deferred taxes are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

  Accounts payable and accrued liabilities as of July 31, 1996 and 1997, and January 31, 1998 consisted of the following:

                                                 AS OF JULY 31,        AS OF
                                              --------------------- JANUARY 31,
                                                 1996       1997       1998
                                              ---------- ---------- -----------
   Accounts payable.......................... $  810,585 $1,228,568 $1,521,269
   Accounts payable-related parties (Note
    11)......................................    340,872    355,602    368,666
   Accrued interest..........................    196,167    347,470    285,905
   Accrued professional fees.................    153,332     30,000     16,458
   Other accrued liabilities.................    291,384    472,655    659,287
                                              ---------- ---------- ----------
                                              $1,792,340 $2,434,295 $2,851,585
                                              ========== ========== ==========

REVENUE RECOGNITION AND DEFERRED REVENUES

  The Company's revenues consist of: (i) service, rent, and maintenance revenues; and (ii) product sales. Service, rent, and maintenance revenues consist primarily of recurring revenues received from paging and

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES voicemail services. The Company bills the fixed portion of the fees it charges for paging and voicemail services in advance and bills usage-related fees in arrears.

  The Company's policy is to record revenue at the time the service is provided. Deferred revenues represent advance billings for recurring charges to customers. The deferred revenues relating to recurring charges are recognized when earned, primarily in the following month.

ADVERTISING

  The Company expenses all advertising costs as incurred. The Company incurred and expensed advertising costs in the approximate amounts of $214,000, $206,000, $284,000, and $152,000 during the years ended July 31, 1995, 1996 and 1997 and for the six months ended January 31, 1998, respectively.

BASIC LOSS PER SHARE

  During 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 establishes accounting standards for calculating earnings per share. All share and per share information presented in these financial statements has been calculated in accordance with this statement.

  Earnings per share is presented using the two class method. Earnings attributable to each class of common stock are allocated between each class of stock based on the extent to which each class shares in the Company's earnings. The Company's Class A and Class B common shareholders share in dividends at a 1:65 ratio. All convertible preferred stock, options, and warrants currently outstanding are antidilutive for all periods presented.

  On February 4, 1998, the Securities and Exchange Commission released Staff Accounting Bulletin ("SAB") No. 98 "Computation of Earnings Per Share." SAB No. 98 requires the retroactive inclusion of nominal issuances of common stock and common stock equivalents in earnings per share calculations for all periods presented and precludes the use of treasury stock method for these issuances. Management believes that all issuances of common stock and stock options have been made at the current market value at the time of issuance and that there have been no nominal issuances.

CREDIT RISK

  The Company's accounts receivable potentially subject the Company to credit risk, as collateral is generally not required. The Company's risk of loss is limited due to advance billings to customers for services and the ability to terminate access on delinquent accounts. The concentration of credit risk is mitigated by the large number of customers comprising the customer base. The carrying amount of the Company's receivables approximates their fair value.

REGULATION

  Various regulatory factors affect the Company's financial performance and its ability to compete. The Company is subject to regulation by the FCC and by various state public service and public utility commissions, and is otherwise affected by regulatory decisions, trends and policies made by these agencies.

3. ACQUISITIONS

  During the years ended July 31, 1996 and 1997, and the six months ended January 31, 1998, Satellink made the acquisitions set forth below. The acquisitions have been accounted for as purchases in accordance with APB No. 16, and accordingly the purchase price has been allocated to the assets acquired based on the estimated fair values as of the acquisition dates. The excess of the cost over the estimated fair value of the net tangible assets acquired has been allocated to goodwill and certain identifiable intangible assets.

ATLANTA VOICE PAGE, INC. ("AVP")

  Effective February 2, 1996, Satellink acquired substantially all of the assets of AVP under the terms of an asset purchase agreement. The acquired assets consisted primarily of local paging subscribers, a paging system, pagers and spare parts, accounts receivable, and furniture and fixtures. The purchase price was approximately

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

$3,200,000 before recording certain acquisition expenses and adjustments and was financed through the Company's term loan and revolving credit facility.

C.R., INC. ("CR")

  Effective May 31, 1996, Satellink acquired substantially all of the assets of CR under the terms of an asset purchase agreement. The acquired assets consisted primarily of regional and nationwide paging subscribers, a CUE paging regional affiliate agreement, notes receivable, deposits, equipment, and furniture and fixtures. The purchase price was approximately $5,700,000 before recording certain acquisition expenses and adjustments and was financed through the Company's term loan and revolving credit facility.

MESSAGE WORLD ("MW")

  Effective February 1, 1997, Satellink acquired substantially all of the assets of MW under the terms of an asset purchase agreement. The acquired assets consisted primarily of local voicemail subscribers, a voicemail system, pagers and spare parts, accounts receivable, and furniture and fixtures. The purchase price was approximately $1,400,000 before recording certain acquisition expenses and adjustments and was financed through the Company's term loan and revolving credit facility.

CALL ONE, INC. ("CALL")

  Effective February 15, 1997, Satellink acquired substantially all of the assets of Call under the terms of an asset purchase agreement. The acquired assets consisted primarily of voice mail subscribers. The purchase price was approximately $250,000 before recording certain acquisition expenses and adjustments and was financed through the Company's term loan and revolving credit facility.

SATELINK PAGING, INC. ("SPI")

  Effective May 23, 1997, Satellink acquired all of the outstanding capital stock of SPI under the terms of a stock purchase agreement. Subsequent to the acquisition, SPI was merged into Satellink Paging, LLC. The acquired assets consisted primarily of local paging subscribers, a paging terminal and transmitter, pagers and spare parts, accounts receivable, an FCC license, and furniture and fixtures. The purchase price was approximately $1,650,000 before recording certain acquisition expenses and adjustments and was financed through the Company's term loan and revolving credit facility.

FAST COMMUNICATIONS, INC. ("FAST")

  Effective May 23, 1997, Satellink acquired substantially all of the assets of Fast under the terms of an asset purchase agreement. The acquired assets consisted primarily of local paging subscribers, a paging terminal, pagers and spare parts, accounts receivable, an airtime credit from a paging carrier, and furniture and fixtures. The purchase price was approximately $330,000 before recording certain acquisition expenses and adjustments and was financed through the Company's term loan and revolving credit facility.

THE DREXLER COMPANY, INC. D/B/A FLINT RIVER PAGING ("FLINT")

  Effective May 23, 1997, Satellink acquired substantially all of the assets of Flint under the terms of an asset purchase agreement. The acquired assets consisted primarily of local paging subscribers, a paging terminal, pagers and spare parts, accounts receivable, an FCC license, and furniture and fixtures. The purchase price was approximately $125,000 before recording certain acquisition expenses and adjustments and was financed through the Company's term loan and revolving credit facility.

RADIOFONE OF GEORGIA, INC. ("RADIOFONE")

  Effective September 10, 1997, Satellink acquired substantially all of the assets of Radiofone under the terms of an asset purchase agreement. The acquired assets consisted primarily of local subscribers, a paging terminal,

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES an FCC license, pagers, and furniture and fixtures. The purchase price was approximately $190,000 before recording certain acquisition expenses and was financed through the Company's term loan and revolving credit facility.

WALL COMMUNICATIONS, INC. D/B/A SATELLITE PAGING COMPANY ("WALL")

  Effective October 1, 1997, Satellink acquired substantially all of the assets of Wall under the terms of an asset purchase agreement. The acquired assets consisted primarily of paging subscribers, a Regional Affiliate Agreement with CUE, pagers, and furniture and fixtures. The purchase price was approximately $400,000 before recording certain acquisition expenses and was financed through the Company's revolving credit facility.

  The following unaudited pro forma information has been prepared assuming that the acquisitions occurred at the beginning of the year of acquisition and the year immediately preceding. The unaudited pro forma information is presented for informational purposes only and may not be indicative of the results of operations as they would have been had the acquisitions been consummated at the beginning of the respective periods, nor is the information necessarily indicative of the results of operation which may occur in the future operations of the combined entities.

                                                                     SIX MONTHS
                                           YEARS ENDED JULY 31,         ENDED
                                          -------------------------  JANUARY 31,
                                           1995     1996     1997       1998
                                          -------  -------  -------  -----------
   Pro forma revenues...................  $12,930  $17,104  $19,554    $10,206
   Pro forma income before extraordinary
    item................................   (1,437)  (1,640)  (1,956)    (1,688)
   Pro forma net loss    attributable to
    common shareholders..                  (1,525)  (2,107)  (2,394)    (1,907)
   Allocation of earnings to:
     Class A............................   (1,423)  (1,985)  (2,358)    (1,905)
     Class B............................     (102)    (122)     (36)        (2)
   Pro forma earnings per share:
     Class A............................  $ (0.64) $ (0.93) $ (1.04)   $ (0.83)
     Class B............................   (51.09)  (61.11)  (71.81)     (3.81)

4. INVESTMENT IN JOINT VENTURE

  On May 25, 1995, the Company entered into a joint venture agreement with CR (which was subsequently acquired in June 1996) (Note 3) and an additional paging company to form and operate a third-party supplier, FM Concepts, Ltd. ("FM Concepts"). Under the terms of the agreement, the Company was obligated to make capital contributions to FM Concepts totaling $250,000.

  In conjunction with the CR acquisition, FM Concepts was reorganized and contributed all of its assets with the exception of its pager development project to FM Concepts, L.L.C. The Company's ownership percentage in both FM Concepts and FM Concepts L.L.C. was 33.3%. As a result of the acquisition, the Company acquired an additional 16.7% ownership interest in FM Concepts L.L.C., bringing its ownership percentage to 50% at July 31, 1997.

  Due to the terms of the joint venture agreement, the Company's 50% ownership interest does not grant the Company control over the operations of the joint venture; however, it does exercise significant influence. Accordingly, the Company accounts for its investments in FM Concepts and FM Concepts L.L.C. using the equity method of accounting. Accordingly, the Company's net investment has been reported as investment in joint ventures in the accompanying consolidated balance sheets. The Company has adjusted the investment account balance according to its pro rata ownership percentage.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

5. INVESTMENT IN DIRECT LINK

  On December 1, 1995, the Company acquired 60% of the membership interests of Direct Link for $21,300. This acquisition increased the Company's ownership percentage in Direct Link to 85%. The consolidated financial statements include the accounts of Direct Link. The minority interest represents the 15% separate ownership in Direct Link.

  The Company also agreed to make additional investments in Direct Link in the form of a promissory note not to exceed $400,000. The promissory note will bear interest at the prime rate plus 2%. As of July 31, 1997 and January 31, 1998, the aggregate amount outstanding under the promissory note totaled $380,799 which is eliminated in consolidation.

6. LONG-TERM DEBT

  Long-term debt at July 31, 1996 and 1997 and January 31, 1998 consisted of the following:

                                                   JULY 31,
                                            ----------------------- JANUARY 31,
                                               1996        1997        1998
                                            ----------- ----------- -----------
 $8,000,000 note payable to bank, variable
 interest rate (9.83% at January 31, 1998),
 net of unamortized discount of $226,182,
 $188,892, and $166,182 at July 31, 1996
 and 1997 and January 31, 1998,
 respectively, payable in quarterly
 installments;principal due in full on
 March 31, 2002; secured by all of the
 assets of Satellink Paging, LLC and a
 pledge of 100% of the Company's ownership
 interest in Satellink Paging, LLC......... $ 5,273,818 $ 7,811,018 $ 7,833,818
 $17,000,000 revolving credit facility,
 variable interest rate (9.83% at January
 31, 1998); interest only with principal
 payable in full on March 31, 2002; secured
 by all of the assets of Satellink Paging,
 LLC and a pledge of 100% of the Company's
 ownership interest in Satellink Paging,
 LLC.......................................   7,350,092  10,957,394  16,007,394
 Notes payable to sellers, interest at 8%
  (Note 3).................................     465,978     559,736      28,000
                                            ----------- ----------- -----------
                                             13,089,888  19,328,148  23,869,212
 Less current portion......................     811,749     917,326     428,000
                                            ----------- ----------- -----------
                                            $12,278,139 $18,410,822 $23,441,212
                                            =========== =========== ===========

  Following are maturities of long-term debt as of January 31, 1998 for each of the next five years ending on July 31:

      Six months ending July 31, 1998.............................. $   428,000
      1999.........................................................   1,600,000
      2000.........................................................   1,700,000
      2001.........................................................   2,200,000
      2002.........................................................  17,941,212
                                                                    -----------
          Total.................................................... $23,869,212
                                                                    ===========

  The fair values of long-term debt, including current maturities, at July 31, 1996 and 1997 and January 31, 1998 approximate the carrying values due to the variable rates of the instruments.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

  In March 1997, the Company amended its term loan and revolving credit facility (the "New Credit Facility") with Creditanstalt-Bankverein ("Creditanstalt"), providing for maximum borrowings of $25,000,000. The New Credit Facility was divided into a $17,000,000 revolving line of credit (the "Revolver") and an $8,000,000 term note (the "Term Note"). The Revolver and Term Note are both due in full on March 31, 2002 and bear interest, at the Company's option, at either a Eurodollar interest rate option, as defined, plus 4% or the prime rate plus 2%.

  Under the most restrictive covenants of the New Credit Facility, the Company must maintain a ratio of operating cash flow to interest expense, as defined, and achieve specified levels of earnings under the terms of the agreement. As of January 31, 1998, the Company was in compliance with these debt covenants.

7. EQUITY

COMMON STOCK

  During 1996, the Company amended its Articles of Incorporation and increased the number of authorized shares of Class A Common Stock to 5,000,000 shares and approved the conversion of all outstanding shares of Class B Common Stock into Class A Common Stock. As of January 31, 1998, 2,071 shares of Class B Common Stock had been converted into 175,025 shares of Class A Common Stock. There are no remaining shares of Class B Common Stock outstanding.

  During June 1997, the Company's board of directors approved a 64-for-1 share dividend to shareholders of record as of June 30, 1997. All share information has been restated to give effect to the stock dividend.

CONVERTIBLE PREFERRED STOCK

  During September 1991, the Company sold 7,360 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") for $100 per share and received proceeds of $736,000. The Series A Preferred Stock carries a 12% cash coupon, which is paid monthly. In the event of liquidation of the Company, holders of Series A Preferred Stock are entitled to $100 plus accrued dividends and cumulative premium at $38 per annum not to exceed $190 per share. Each share of Series A Preferred Stock is callable by the Company any time following the third anniversary of the original issue date, as defined, and is convertible into 65 shares of Class A Common Stock of the Company.

  During 1996, the Company amended its Articles of Incorporation and increased the number of authorized shares of Series B Convertible Preferred Stock ("Series B Preferred Stock") to 30,000 shares. The Series B Preferred Stock is nonvoting, and the holders will receive dividends equal to those paid to the holders of the Company's Common Stock when such dividends are declared. In the event of liquidation of the Company, holders of Series B Preferred Stock are entitled to the identical privileges as the holders of the Company's Common Stock. Each share of Series B Preferred Stock is convertible into 65 shares of Class A Common Stock.

STOCK WARRANTS

  In connection with the Company's original financing agreement with Creditanstalt, the Company issued a warrant to Creditanstalt to purchase either 1,009,859 shares of Class A Common Stock or 11,951 shares of Series B Preferred Stock at an exercise price of $.01 per share. The cost of the proceeds from the term loan and facility was allocated between long-term debt and stock warrants. The estimated $450,000 fair market value of the stock warrants at the date of grant was included in long-term liabilities in the accompanying consolidated balance sheets. Due to the Company increasing its line of credit in 1995, Creditanstalt was issued an additional warrant to purchase 162,324 shares of Class A Common Stock or 1,921 shares of Series B Preferred Stock at an exercise

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES price of $.01 per share. The estimated $94,682 fair market value of the stock warrant at the date of grant was included in long-term liabilities in the accompanying consolidated balance sheets. During June 1996, the Company amended its credit agreement. In connection with the amendment, the Company issued additional warrants to purchase 35,152 and 28,138 shares of either Class A Common Stock at exercise prices of $.01 per share and $3.08 per share, respectively, or 416 and 333 shares of Series B Preferred Stock at exercise prices of $.01 per share and $200 per share, respectively. The estimated $68,180 fair value of the stock warrants at the date of grant was included in long-term liabilities in the accompanying consolidated balance sheets. The debt discounts are being amortized to warrant accretion expense over the term of the term loan and facility. The difference between the estimated fair market value of the stock warrants at the issue date and their estimated redemption prices will be accreted as a direct charge to earnings over the term of the facility and term loan. During fiscal 1995, 1996, and 1997 and the six months ended January 31, 1998, the Company recorded incremental warrant accretion expense in the amount of $643,000, $854,350, $1,773,107, and $228,874, respectively, to reflect the increase in the estimated redemption price of the stock warrants. In addition to the warrant issuances noted above, the Company retired 585 warrants and repurchased 34,970 warrants from Creditanstalt during fiscal year 1996.

  The Company may be required to repurchase the unexercised warrants over the period from November 17, 2001 through December 3, 2006 at a price per share which values the Company's equity at ten times operating cash flows for the most recent 12-month period less debt, as defined in the warrant agreement. The warrants represent rights to purchase approximately 23% of the Company's outstanding capital stock.

  Upon the completion of an initial public offering, the right to put the warrants back to the Company for cash is contractually eliminated.

STOCK OPTIONS

  On August 1, 1995, the Company granted an option to an employee to purchase 84,500 shares of the Company's Class A Common Stock at an exercise price of $2.31 per share (the estimated fair value at the date of grant). The option has a term of five years and vests ratably over a period of four years.

  During fiscal 1997, the Company granted an option to an outside consultant to purchase 169,000 shares of the Company's Class A Common Stock at an exercise price of $4.78 per share (the estimated fair value at the date of grant). The option was in consideration for services provided regarding the Company's acquisitions and has been recorded in additional paid-in capital in the accompanying consolidated balance sheets based on the estimated fair value of the services received. The option has a term of five years and vested immediately.

  During the six months ended January 31, 1998, the Company granted options to employees to purchase 140,898 shares of the Company's Class A Common Stock at an exercise price of $6.00 per share (the estimated fair value at the date of grant). The options have terms of ten years and vest ratably over a period of three years.

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 123

  During 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which defines a fair value-based method of accounting for employee stock options or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by APB 25, "Accounting for Stock Issued to Employees" ("APB 25"). Entities electing to remain with the accounting methodology required by APB 25 must make pro forma disclosures of net income and earnings per share as if the fair value-based method of accounting defined in SFAS No. 123 were used.

  The Company has elected to account for its stock-based compensation plans under APB 25, under which the Company has recognized no compensation cost. However, the Company has computed, for pro forma

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES disclosure purposes, the estimated fair value of all options for shares of the Company's Common Stock granted to employees during the years ended July 31, 1996 and 1997 and the six months ended January 31, 1998 using the Black-Scholes option-pricing model as allowed under by SFAS No. 123 and based on the following assumptions:

                                              JULY 31,   JULY 31,   JANUARY 31,
                                                1996       1997        1998
                                             ---------- ----------  -----------
   Risk free interest rate.................. 6.27%      6.27%-6.52% 5.80%-6.52%
   Expected dividend yield.................. 0%         0%          0%
   Expected lives........................... Five years Five years  Five years
   Expected volatility...................... 0%         0%          0%

  The total fair value of the options granted during the years ended July 31, 1996 and 1997 and the six months ended January 31, 1998 was computed as $39,435, $169,686, and $165,399, respectively, which would be amortized over the vesting period of the options. If the Company had accounted for these options in accordance with SFAS No. 123, the Company's reported pro forma net loss attributable to common shareholders and earnings per share for the years ended July 31, 1996 and 1997 and for the six months ended January 31, 1998 would have been as follows:

                                                                  SIX MONTHS
                                         YEARS ENDED JULY 31,        ENDED
                                        ------------------------  JANUARY 31,
                                           1996         1997         1998
                                        -----------  -----------  -----------
   Net loss attributable to common
    shareholders:
     As reported
       Class A......................... $(1,221,229) $(2,042,387) $(1,894,193)
       Class B.........................     (57,580)     (24,053)      (1,450)
                                        -----------  -----------  -----------
         Total......................... $(1,278,809) $(2,066,440) $(1,895,643)
                                        ===========  ===========  ===========
     Pro forma
       Class A......................... $(1,233,555) $(2,222,639) $(1,920,963)
       Class B.........................     (58,399)     (26,632)      (1,488)
                                        -----------  -----------  -----------
         Total......................... $(1,291,954) $(2,249,271) $(1,922,451)
                                        ===========  ===========  ===========
   Basic net loss per share
    attributable to common
    shareholders, per share:
     As reported
       Class A......................... $     (0.44) $     (0.69) $     (0.63)
       Class B.........................      (28.60)      (44.96)      (41.10)
     Pro forma
       Class A.........................       (0.44)       (0.75)       (0.64)
       Class B.........................      (29.01)      (49.78)      (42.51)

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

  The following table summarizes the transactions under the Company's stock option plan:

                                                                       WEIGHTED
                                                              NUMBER    AVERAGE
                                                                OF       PRICE
                                                              OPTIONS  PER SHARE
                                                              -------  ---------
   Outstanding at July 31, 1995..............................     --     $--
     Granted.................................................  84,500    1.78
                                                              -------
   Outstanding at July 31, 1996..............................  84,500    1.78
     Granted................................................. 169,000    3.68
                                                              -------
   Outstanding at July 31, 1997.............................. 253,500    3.05
     Granted................................................. 140,898    4.62
     Exercised............................................... (56,333)   1.78
                                                              -------
   Outstanding at January 31, 1998........................... 338,065    3.91
                                                              =======

  At July 31, 1997 and January 31, 1998, respectively, there were 253,500 and 338,065 options outstanding with a weighted average remaining contractual life of 3.33 and 4 years, respectively, and a weighted average exercise price of $3.05 and $3.91, respectively. There were 225,333 and 214,779 options exercisable at a weighted average exercise price of $3.21 and $3.52 per share as July 31, 1997 and January 31, 1998, respectively. The weighted average grant date fair value of options granted during the year ended July 31, 1997 and for the six months ended January 31, 1998 was $1.01 and $1.18, respectively.

8. REDEEMABLE CONVERTIBLE PREFERRED STOCK

  During November 1995, the Company sold 3,500 shares of Series C Redeemable Preferred Stock (the "Series C Preferred Stock") for $1,000 per share and received proceeds of $3,500,000. The Series C Preferred Stock carries a 10% cash coupon, which is paid monthly. Each share of Series C Preferred Stock may be converted (subject to antidilution provisions), at the holders' option, at any time into approximately 272.57 shares of the Company's Class A Common Stock or 3.23 shares of Series B Convertible Preferred Stock. The Series C Preferred Stock is redeemable (at the original purchase price plus accrued dividends) on November 17, 2002. The Company paid dividends in the amounts of $70, $100, and $50 per share during the years ended July 31, 1996 and 1997 and the six months ended January 31, 1998, respectively.

9. INCOME TAXES

  The Company recorded no federal or state income tax benefit for each of the three years ended July 31, 1997 and the six months ended January 31, 1998 due to the level of pre-tax losses incurred in recent years.

  The reconciliation of the effective income tax rate to the federal statutory tax rate is as follows:

                                     YEARS ENDED JULY 31,
                                     --------------------------    SIX MONTHS ENDED
                                      1995      1996      1997     JANUARY 31, 1998
                                     ------    ------    ------    ----------------
   Federal income tax statutory
    rate...........................     (34)%     (34)%     (34)%        (34)%
   Effect of net operating loss
    carryforward and valuation
    allowance......................      38        38        38           38
   State income tax, net of Federal
    benefit........................      (4)       (4)       (4)          (4)
                                     ------    ------    ------          ---
   Effective income tax rate.......       0 %       0 %       0 %          0 %
                                     ======    ======    ======          ===

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

  Deferred tax assets (liabilities) are comprised of the following as of July 31, 1996 and 1997 and January 31, 1998:

                                            1996         1997         1998
                                         -----------  -----------  -----------
   Deferred tax assets:
     Net operating loss carryforwards... $ 1,886,268  $ 2,084,978  $ 2,903,302
     Bad debt reserve...................      79,564      143,480      114,576
     Other..............................      51,072       57,339       76,782
                                         -----------  -----------  -----------
                                           2,016,904    2,285,797    3,094,660
   Deferred tax liabilities:
     Accelerated depreciation...........    (873,057)  (1,239,386)  (1,749,111)
                                         -----------  -----------  -----------
       Total net deferred tax asset
        before valuation allowance......   1,143,847    1,046,411    1,345,549
                                         -----------  -----------  -----------
     Less valuation allowance...........  (1,143,847)  (1,046,411)  (1,345,549)
                                         -----------  -----------  -----------
       Total net deferred taxes......... $         0  $         0  $         0
                                         ===========  ===========  ===========

  The increase in the valuation allowance for the six months ended January 31, 1998 was $299,138, related to additional operating loss carryforwards. The decrease in the valuation allowance for the years ended July 31, 1996 and 1997 was $8,704 and $97,436 related to changes in certain temporary differences, net of additional operating loss carryforwards.

  As of July 31, 1997 and January 31, 1998, the Company had net operating loss carryforwards, which expire at various dates through 2010, of approximately $5,212,000 and $7,258,000, respectively. The issuance of stock by the Company may result in an "ownership change" as defined by the Tax Reform Act of 1986. Therefore, the unused net operating loss carryforwards could be subject to limitation. Also, the net operating loss carryforwards used to offset any taxes calculated, as alternative minimum tax, could be less than the regular net operating loss carryforwards. Based on pretax losses incurred in recent years, management has established a valuation allowance against the entire net deferred tax asset balance. Management believes that through various tax planning strategies and the Company's overall business plan that the Company will generate sufficient future taxable income to realize the deferred tax assets; however, at this time, insufficient objective information exists to conclude that realization is more likely than not. In the event the planned initial public offering of Common Stock is completed (Note 13), and the net proceeds are used to reduce long-term debt and related interest expense, it is likely that all or a significant portion of the valuation allowance will be reversed at that time.

  The Company made no tax payments during the years ended July 31, 1995, 1996 and 1997, and the six months ended January 31, 1998.

10. COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

OPERATING LEASES

  The Company leases office space, antenna sites, and subcarrier frequencies under noncancelable operating leases expiring on various dates through 2001. The majority of the subcarrier frequency leases have additional renewal terms ranging from 10 to 14 years at the option of either party. Because the Company's operations are dependent upon the availability of antenna sites and subcarrier frequencies, management expects that most leases will be renewed or replaced by other leases. The Company recorded lease expense of approximately $473,000, $757,000, $846,000, and $566,000 for the years ended July 31, 1995,
1996 and 1997 and for the six months ended January 31, 1998, respectively, related to these operating leases.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

  Minimum future payments under noncancelable operating leases as of January 31, 1998 for each of the next five years ending July 31 are as follows:

   Six months ending July 31, 1998.................................. $  458,000
   1999.............................................................    692,000
   2000.............................................................    546,000
   2001.............................................................    266,000
   2002.............................................................     45,000
                                                                     ----------
                                                                     $2,007,000
                                                                     ==========

LEGAL PROCEEDINGS

  The Company is subject to lawsuits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these pending legal proceedings will not have a material adverse effect on the Company's business or financial condition.

DEPENDENCE UPON TELECOMMUNICATIONS PROVIDERS -- NO GUARANTEED SUPPLY

  Other than certain local and regional paging networks, the Company does not own a transmission network and, accordingly, depends on MCI Communications Corporation and other facilities-based and non-facilities based carriers for transmission of its subscribers' long distance calls and the majority of its paging data. These long distance telecommunications and paging services generally are procured pursuant to supply agreements for terms of up to three years, subject to earlier termination in certain events. Certain of these agreements provide for minimum purchase requirements. Further, the Company is dependent upon local exchange carriers ("LECs") for call origination and termination. The Company's ability to maintain and expand it business depends, in part, on its ability to continue to obtain telecommunications services on favorable terms from long distance and paging carriers and the cooperation of both interexchange carriers and LECs in originating and terminating service for its subscribers in a timely manner. The partial or total loss of the ability to initiate or terminate calls would result in a loss of revenues by the Company and could lead to a loss of subscribers, which could have a material adverse effect on the Company's business, financial condition and results of operations.

RISK OF LOSS FROM RETURNED TRANSACTIONS, FRAUD, BAD DEBT, AND THEFT OF
SERVICES

  From time to time, persons have gained unauthorized access to the Company's network and obtained services without rendering payment to the Company by unlawfully using the access numbers and personal identification numbers ("PINs") of authorized users. No assurance can be given that future losses due to unauthorized use of access numbers and PINs will not be material. The Company attempts to manage these risks through its internal controls and billing system. The STAR*Net platform is designed to prohibit a single access number and PIN from establishing multiple simultaneous connections to the platform, and the Company establishes preset spending limits for each subscriber. Although the Company believes that its risk management and bad debt reserve practices are adequate, there can be no assurance that the Company's risk management practices or reserves will be sufficient to protect the Company from unauthorized or returned transactions or thefts of services which could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON NETWORKS, SWITCHING FACILITIES AND THE STAR*NET PLATFORMS; DAMAGE, FAILURE, AND DOWNTIME

  There can be no assurance that a fire, act of sabotage, technical failure, natural disaster, or a similar event would not cause the failure of all or a portion of the Company's network, a third party network on which the Company relies, or any of its switching facilities or STAR*Net platforms, thereby resulting in an interruption of

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES the Company's services. On May 18 and 19, 1998, the Galaxy 4 satellite, which is owned by PanAmSat and transmits paging messages for a majority of the pagers in service in the United States, malfunctioned, resulting in an interruption of paging service to up to 40 million paging subscribers in the United States, including approximately 25% of the Company's subscribers. Because the Company uses multiple message distribution networks and the majority of the Company's subscribers are serviced through the CUE nationwide FM paging network and Company-owned VHF and UHF paging networks, most of the Company's subscribers were not affected by the malfunction of the Galaxy 4 satellite. However, there can be no assurance that a technical malfunction such as the one that affected the Galaxy 4 satellite will not affect one or more of the Company's distribution networks, resulting in an interruption of the Company's services. Such an interruption could have a material adverse effect on the Company's business, financial condition and results of operations.

  The Company currently maintains switching facilities and STAR*Net platforms in Atlanta, Albany, Augusta, Cordele, Macon, Savannah and Valdosta, Georgia; Birmingham, Alabama; Baton Rouge and New Orleans, Louisiana; and Dallas, Texas. The Company's network service operations are dependent on its ability to protect the equipment and data at its switching facilities and STAR*Net platforms against potential damage that may be caused by fire, power loss, technical failures, unauthorized intrusion, natural disasters, sabotage and other similar events. The Company has implemented monitored security systems, controlled access and automated data backup procedures, uninterruptable power supply systems and automated system trouble alerts. Nevertheless, any damage to the Company's switching facilities or Star*Net platforms could have a material adverse effect on the Company's business, financial condition and results of operations.

LIMITATIONS OF CUE PAGING NETWORK

  The Company's FM subcarrier paging network is located in Alabama and Georgia and is linked with the CUE nationwide FM subcarrier paging network, through which the Company delivers nationwide FM paging service. Accordingly, the Company is dependent upon CUE for continued maintenance and development of its nationwide FM subcarrier paging network. CUE is under no contractual obligation to upgrade or further develop the network to accommodate new technologies or subscribers beyond its current capabilities. The Company estimates that the CUE network is currently operating at approximately 60% of capacity and, assuming the continuation of historical growth rates on the CUE network, that sufficient capacity is available to accommodate the Company's FM subscriber growth for the next five years. There can be no assurance, however, that the Company's estimate of the CUE network capacity or its projection of the Company's subscriber growth are accurate. If CUE fails to maintain its nationwide network, fails to upgrade or further develop the network or if the Company's estimates of network capacity or projections of subscriber growth are inaccurate, the Company may experience a material adverse effect on its business, financial condition and results of operations.

11. RELATED-PARTY TRANSACTIONS

  The Company pays CUE monthly amounts for regional and nationwide airtime charges, various telephone charges, and co-op advertising fees. Approximately $1,681,920, $2,513,000, $4,244,000, and $2,135,865 was paid to CUE for the years ended July 31, 1995, 1996, 1997 and the six months ended January 31, 1998, respectively, and has been recorded in services, rent and maintenance in the accompanying consolidated statements of operations. Approximately $356,000, $341,000, and $369,000 was payable to CUE and is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets as of July 31, 1996 and 1997 and January 31, 1998, respectively.

  The Company purchases pagers from FM Concepts. Approximately $1,421,000, $1,512,000, and $910,000 was paid to FM Concepts for the years ended July 31, 1996 and 1997 and the six months ended January 31, 1998, respectively and has been recorded in property and equipment in the accompanying consolidated balance

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES sheets. Approximately $112,000, $0, and $0 was payable to FM Concepts at July 31, 1996 and 1997 and January 31, 1998, respectively, and is included in the accompanying consolidated balance sheets.

12. RETIREMENT PLAN

  Effective April 1, 1995, the Company adopted a 401(k) retirement plan covering substantially all employees, which provides for discretionary employer-matching contributions. The Company contributed $0, $9,500, $20,600, and $0 during the years ended July 31, 1995, 1996 and 1997, and the six months ended January 31, 1998, respectively.

13. SUBSEQUENT EVENTS (UNAUDITED)

  On January 1, 1998, the Company acquired 15% of the common stock of Direct Link. This acquisition increased the Company's ownership percentage in Direct Link to 100%.

  March 11, 1998, the Company increased its Revolver from $25 million to $30 million with an additional increase to $40 million contingent on the Company raising at least $3 million on terms that are satisfactory to the lenders. The Company paid $150,000 for the increase in the Revolver.

  Effective April 1, 1998, the Company acquired substantially all of the assets of Premiere Paging, Inc. and Premiere Paging of New Orleans, Inc. under the terms of an asset purchase agreement. The acquired assets consisted primarily of local subscribers, paging terminals, FCC licenses, pagers, and furniture and fixtures. The purchase price was approximately $4,300,000 before recording certain acquisition expenses and was financed through the proceeds from the issuance of Series D Convertible Preferred Stock.

  On April 3, 1998, the Company sold 4,500 shares of Series D Redeemable Preferred Stock ("Series D Preferred Stock") together with 163,800 detachable stock warrants with an exercise price of $4.62 per share and received aggregate proceeds of $4.5 million. The proceeds were allocated $3,520,000 to the Series D Preferred Stock and $980,000 to the stock warrants based on their relative fair values at the date of issuance. The Series D Preferred Stock carries an 8.55% cash coupon, which is payable monthly. The securities may be redeemed at the Company's option any time after the first anniversary of the closing date and at the purchaser's option after the fifth anniversary of the closing date. The Company is required to redeem the Series D Preferred Stock in conjunction with an initial public offering. The stock warrants are exercisable immediately and expire in 2008. The difference between the carrying amount of the Series D Preferred Stock and the exchange price of $4,500,000 is being accreted over five years.

  On May 1, 1998, the Company acquired Hyde's Stay in Touch, Inc. The estimated purchase price was approximately $12,200,000 and was financed by additional debt under the Revolver and a promissory note.

  In April of 1998, the Company increased its authorized Class A Common Stock to 50,000,000 common shares.

  The Company has filed a registration statement on Form S-1 with the Securities and Exchange Commission for an initial public offering of 3.65 million shares of Common Stock, of which 2.75 million shares will be offered and sold by the Company and 900,000 shares will be offered and sold by certain shareholders of the Company. Shares of the Company's Class A Common Stock will be renamed Common Stock upon the completion of the initial public offering. There can be no assurance that this initial public offering will be completed.

  On        , 1998, the Company effectuated a 1.3-for-one split. All share and per share amounts have been retroactively adjusted to effect this split.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     AS OF JULY 31, 1997 AND APRIL 30,1998


                                                        JULY 31,     APRIL 30,
                                                          1997         1998
                                                       -----------  -----------
                                                                    (UNAUDITED)
                                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................... $   193,346  $   255,167
  Accounts receivable, net............................   2,698,481    4,322,969
  Other receivables...................................     147,470      265,363
  Inventory...........................................     268,201      170,855
  Prepaid expenses and other current assets...........     362,053      532,050
                                                       -----------  -----------
    Total current assets..............................   3,669,551    5,546,404
                                                       -----------  -----------
PROPERTY AND EQUIPMENT:
  Paging systems and equipment........................   8,973,493   11,715,061
  Computer and terminal equipment.....................   3,745,525    3,749,147
  Furniture and fixtures..............................     297,686      537,539
  Leasehold improvements..............................     107,766      108,966
                                                       -----------  -----------
                                                        13,124,470   16,110,713
  Less accumulated depreciation.......................  (4,371,932)  (4,945,836)
                                                       -----------  -----------
    Property and equipment, net.......................   8,752,538   11,164,877
                                                       -----------  -----------
OTHER LONG TERM ASSETS:
  Goodwill, net.......................................   9,447,098   13,827,596
  Other intangible assets, net........................   2,999,874    3,895,013
  Investments in joint ventures.......................     219,627      560,363
  Other...............................................      33,291            0
                                                       -----------  -----------
    Total other long term assets......................  12,699,890   18,282,972
                                                       -----------  -----------
    Total assets...................................... $25,121,979  $34,994,253
                                                       ===========  ===========


  The accompanying notes are an integral part of these condensed consolidated balance sheets.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     AS OF JULY 31, 1997 AND APRIL 30, 1998

                                                   JULY 31,     APRIL 30,
                                                     1997         1998
                                                  -----------  -----------
                                                               (UNAUDITED)
               LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current maturities of long term debt........... $   917,326  $ 1,200,000
  Accounts payable and accrued liabilities.......   2,434,295    2,132,040
  Customer deposits..............................     372,140      280,898
  Deferred revenues..............................   1,076,248    1,283,797
  Accrued dividends on preferred stock...........      88,047       93,011
                                                  -----------  -----------
    Total current liabilities....................   4,888,056    4,989,746
                                                  -----------  -----------
LONG-TERM DEBT, less current maturities..........  18,410,822   25,262,612
                                                  -----------  -----------
STOCK WARRANTS...................................   4,346,722    5,955,162
                                                  -----------  -----------
MINORITY INTEREST................................       5,351          --
                                                  -----------  -----------
COMMITMENTS AND CONTINGENCIES
SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK:
  $0.01 par value; 3,500 shares authorized, 3,500
   shares issued and outstanding at July 31, 1997
   and April 30, 1998; entitled to a maximum of
   $1,000 per share plus accrued dividends in
   liquidation, dissolution, or windup of the
   Company.......................................   3,500,000    3,500,000
SERIES D REDEEMABLE PREFERRED STOCK:
  $.01 par value; 0 and 4,500 shares authorized,
   issued, and outstanding at July 31, 1997 and
   April 30, 1998, respectively..................         --     3,520,000
SHAREHOLDERS' EQUITY (DEFICIT):
  Series A convertible preferred stock $.01 par
   value; 7,500 shares authorized, 7,360 shares
   issued and outstanding at July 31, 1997 and
   April 30, 1998, entitled to a maximum of $290
   per share plus accrued dividends in
   liquidation, dissolution, or windup of the
   Company.......................................          74           74
  Series B convertible preferred stock, $.01 par
   value; 30,000 shares authorized at July 31,
   1997 and April 30, 1998, 0 shares issued and
   outstanding...................................         --           --
  Common stock, $.01 par value:
   Class A voting, 5,000,000 shares authorized,
    2,952,811 and 3,054,377 shares issued and
    outstanding at July 31, 1997 and April 30,
    1998,
    respectively.................................      29,528       30,544
   Class B nonvoting, 20,000 shares authorized,
    535.65 and 0 shares issued and outstanding at
    July 31, 1997 and April 30, 1998,
    respectively.................................           5          --
  Additional paid in capital.....................   2,369,807    2,537,282
  Accumulated deficit............................  (8,428,386) (10,801,167)
                                                  -----------  -----------
    Total shareholders' deficit..................  (6,028,972)  (8,233,267)
                                                  -----------  -----------
    Total liabilities and shareholders' equity
     (deficit)................................... $25,121,979  $34,994,253
                                                  ===========  ===========

  The accompanying notes are an integral part of these condensed consolidated balance sheets.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE NINE MONTHS ENDED APRIL 30, 1997 AND 1998

                                  (UNAUDITED)

                                                          NINE MONTHS ENDED
                                                              APRIL 30,
                                                       ------------------------
                                                          1997         1998
                                                       -----------  -----------
REVENUES:
 Service, rent and maintenance revenues..............  $11,899,261  $14,577,001
 Product sales.......................................      855,636      903,454
                                                       -----------  -----------
   Total revenues....................................   12,754,897   15,480,455
 Cost of products sold...............................     (840,014)    (801,288)
                                                       -----------  -----------
   Net revenues......................................   11,914,883   14,679,167
OPERATING EXPENSES:
 Service, rent and maintenance.......................    4,870,267    5,475,108
 Selling and marketing...............................    1,696,360    2,260,730
 General and administrative..........................    2,094,709    2,634,702
 Engineering.........................................      473,940      631,056
 Depreciation and amortization.......................    1,604,970    2,130,085
 Fixed asset impairment .............................          --       833,996
                                                       -----------  -----------
   Total operating expenses..........................   10,740,246   13,965,677
                                                       -----------  -----------
OPERATING INCOME ....................................    1,174,637      713,490
                                                       -----------  -----------
OTHER INCOME (EXPENSE):
 Other income........................................       69,293      180,433
 Interest expense....................................   (1,099,857)  (1,740,176)
 Accretion of stock warrants ........................   (1,251,823)    (628,440)
 (Loss) income from joint venture ...................       20,353       98,970
 Minority interest...................................       (1,828)      (7,740)
                                                       -----------  -----------
                                                        (2,263,862)  (2,096,953)
                                                       -----------  -----------
LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE ..........................................   (1,089,225)  (1,383,463)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE..          --      (628,700)
                                                       -----------  -----------
NET LOSS.............................................   (1,089,225)  (2,012,163)
                                                       -----------  -----------
PREFERRED STOCK DIVIDENDS............................      328,743      360,618
                                                       -----------  -----------
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS.........  $(1,417,968) $(2,372,781)
                                                       ===========  ===========
 Allocation of earnings to:
 Class A.............................................  $(1,396,587) $(2,370,835)
 Class B.............................................      (21,381)      (1,946)
BASIC AND DILUTED NET LOSS PER SHARE
 Loss from cumulative effect of change:
 Class A.............................................  $       --   $     (0.21)
 Class B.............................................          --        (17.97)
 Net loss attributable to common shareholders:
 Class A.............................................        (0.47)       (0.79)
 Class B.............................................       (39.96)      (67.10)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
 Class A.............................................    2,952,811    3,015,800
 Class B.............................................          535           29

  The accompanying notes are an integral part of these condensed consolidated statements.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE NINE MONTHS ENDED APRIL 30, 1997 AND 1998

                                  (UNAUDITED)

                                                         NINE MONTHS ENDED
                                                             APRIL 30,
                                                      ------------------------
                                                         1997         1998
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss............................................ $(1,089,225) $(2,012,163)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
 Minority interest...................................       1,828        7,740
 Depreciation and amortization.......................   1,604,970    2,130,085
 Asset Impairment....................................           0    1,533,996
 Accretion of stock warrants.........................   1,251,823      628,440
 Changes in operating assets and liabilities:
  Accounts receivable................................    (592,097)  (1,502,791)
  Other receivables..................................       8,407     (117,893)
  Prepaid expenses and other current assets..........     (73,750)     (16,224)
  Other assets.......................................    (486,391)    (756,004)
  Accounts payable and accrued liabilities...........     323,295      865,644
  Customer deposits..................................      (1,138)      91,242
  Deferred revenues..................................      69,235     (207,549)
                                                      -----------  -----------
   Total adjustments.................................   2,106,182    2,656,686
                                                      -----------  -----------
   Net cash provided by operating activities.........   1,016,957      644,523
                                                      -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of businesses, net of cash acquired.......  (1,872,394)  (5,827,847)
 Purchases of property and equipment, net............  (2,869,668)  (5,792,929)
 Investment in joint venture.........................     (20,065)    (340,736)
                                                      -----------  -----------
   Net cash used in investing activities.............  (4,762,127) (11,961,512)
                                                      -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of preferred stock...........         --     4,500,000
 Payment of preferred stock dividends................    (306,663)    (355,654)
 Proceeds from issuance of long term debt, net.......   3,595,709    7,134,464
 Proceeds from issuance of common stock..............         --       100,000
                                                      -----------  -----------
   Net cash provided by financing activities.........   3,289,046   11,378,810
                                                      -----------  -----------
NET (DECREASE) INCREASE IN PERIOD....................    (456,124)      61,821
CASH AT BEGINNING OF PERIOD..........................     524,708      193,346
                                                      -----------  -----------
CASH AT END OF PERIOD................................ $    68,584  $   255,167
                                                      ===========  ===========
CASH PAID FOR INTEREST............................... $ 1,103,208  $ 1,838,396
                                                      ===========  ===========

  The accompanying notes are an integral part of these condensed consolidated statements.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

        CONDENSED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  1. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to Article 10 of Regulation S-X of the Securities and Exchange Commission. The accompanying unaudited condensed consolidated financial statements reflect, in the opinion of management, all adjustments necessary to achieve a fair statement of financial position and results for the interim periods presented. All such adjustments are of a normal recurring nature. It is suggested that these condensed financial statements be read in conjunction with the annual consolidated financial statements of Satellink Communications, Inc. and its subsidiaries (the "Company") and the notes thereto.

  2. On April 1, 1998, the Company acquired substantially all of the assets of Premiere Paging, Inc. and Premiere Paging of New Orleans, Inc. under the terms of an asset purchase agreement. The acquired assets consisted primarily of local subscribers, paging terminals, FCC licenses, pagers, and furniture and fixtures. The purchase price was approximately $4,300,000 before recording certain acquisition expenses and was financed through the issuance of Series D Redeemable Preferred Stock ("Series D Preferred Stock").

  In the fourth quarter of the Company's fiscal year ended 1998, the Company is planning an offering of its common stock to repay outstanding indebtedness under the Company's Credit Facility with Creditanstalt and to redeem all shares of its Series D Preferred Stock outstanding (the "Offering"). The Company plans to issue 2,750,000 shares in the Offering. There can, however, be no assurance that the Offering can be completed. There are significant potential risks associated with this Offering as well as the Company's ability to compete profitably in this industry. See the "Risk Factors" section (pages 8 to 20) in the foregoing Prospectus related to the proposed Offering for a discussion of these risks.

  Any increases in the Company's growth rate, shortfalls in anticipated revenues, increases in anticipated expenses, increases in the number of subscribers acquired, or significant acquisition opportunities could have a material adverse effect on the Company's liquidity and capital resources and would require the Company to raise additional capital from public or private equity or debt sources in order to finance operating losses, anticipated growth and contemplated capital expenditures. If such sources of financing are insufficient or unavailable, the Company will be required to modify its growth and operating plans in accordance with the extent of available funding and attempt to attain profitability in its existing markets. The Company may need to raise additional funds in order to take advantage of unanticipated opportunities, such as acquisitions of complementary business or the development of new products, or otherwise respond to unanticipated competitive pressures. There can be no assurance that the Company will be able to raise any such capital on terms acceptable to the Company or at all.

  3. On April 3, 1998, the Company sold 4,500 shares of Series D Preferred Stock together with 163,800 detachable stock warrants with an exercise price of $4.62 per share and received aggregate proceeds of $4.5 million. The proceeds were allocated $3,520,000 to the Series D Preferred Stock and $980,000 to the stock warrants based on their relative fair values at the date of issuance. The Series D Preferred Stock carries an 8.5% cash coupon, which is payable monthly. The securities may be redeemed at the Company's option any time after the first anniversary of the closing date and at the purchaser's option after the fifth anniversary of the closing date. The Company is required to redeem the Series D Preferred Stock in conjunction with an initial public offering. The stock warrants are exercisable immediately and expire in 2008. The difference between the carrying amount of the Series D Preferred Stock and the redemption price of $4,500,000 is being accreted over five years.

  4. On March 11,1998, the Company increased it Revolver from $25 million to $30 million with an additional increase to $40 million contingent on the Company raising at least $3 million on terms that are satisfactory to the lenders. The Company paid $150,000 for the increase in the Revolver.

  5. During 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earning Per Share." SFAS No. 128 establishes accounting standards for calculating earnings per share. All share and per share information presented in these financial statements has been calculated in accordance with this statement.

  Earnings per share is presented using the two class method. Earnings attributable to each class of common stock are allocated between each class of stock based on the extent to which each class shares in the Company's earnings. The Company's Class A and Class B common shareholders share in dividends at a 1:84.5 ratio. All convertible preferred stock, options, and warrants currently outstanding are antidilutive for all periods presented.

  On February 4, 1998, the Securities and Exchange Commission released Staff Accounting Bulletin ("SAB") No. 98 "Computation of Earnings Per Share." SAB No. 98 requires the retroactive inclusion of nominal issuances of common stock and common stock equivalents in earnings per share calculations for all periods presented and precludes the use of treasury stock method for these issuances. Management believes that all issuances of common stock and stock options have been made at the current market value at the time of issuance and that there have been no nominal issuances.

  6. There was no provision for or cash payment of income taxes for the three months and nine months ended April 30, 1997 and 1998, respectively, as the Company had a net taxable loss for these periods and anticipates a net taxable loss for the year ended July 31, 1998.

  7. On May 1, 1998, the Company acquired substantially all of the assets of Hyde's Stay In Touch, Inc. and its affiliated company under the terms of a stock purchase agreement. The acquired assets consisted primarily of local subscribers, paging terminals, pagers and receivables. The purchase price was approximately $12.2 million, before certain acquisition expenses, and was financed through the Company's Revolver and a promissory note.

  On      , 1998, the Company effectuated a 1.3-for-one split. All share and per share amounts have been retroactively adjusted to effect this split.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Atlanta Voice Page, Inc.:

  We have audited the accompanying balance sheet of ATLANTA VOICE PAGE, INC. (a Georgia corporation) as of December 31, 1995 and the related statement of operations, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlanta Voice Page, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 9, 1998

                            ATLANTA VOICE PAGE, INC.

                                 BALANCE SHEET

                            AS OF DECEMBER 31, 1995

                              ASSETS
CURRENT ASSETS:
  Cash............................................................. $   37,963
  Accounts receivable..............................................     94,940
  Inventory........................................................     21,332
                                                                    ----------
    Total current assets...........................................    154,235
                                                                    ----------
PROPERTY AND EQUIPMENT, at cost:
  Paging systems and equipment.....................................    701,699
  Computer and terminal equipment..................................    272,006
  Office equipment.................................................     51,703
  Furniture and fixtures...........................................      4,648
                                                                    ----------
                                                                     1,030,056
  Less accumulated depreciation....................................   (595,804)
                                                                    ----------
    Property and equipment, net....................................    434,252
                                                                    ----------
OTHER ASSETS:
  Goodwill.........................................................     13,049
  Intangible assets, net of accumulated amortization of $161,667...      3,333
  Deposits.........................................................      1,585
                                                                    ----------
    Total other assets.............................................     17,967
                                                                    ----------
                                                                    $  606,454
                                                                    ==========
               LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Current maturities of long-term debt (Note 4).................... $  317,493
  Accounts payable and accrued liabilities.........................     37,732
  Line of credit (Note 3)..........................................     27,000
  Deferred revenues................................................    106,894
  Customer deposits................................................     19,754
                                                                    ----------
    Total current liabilities......................................    508,873
                                                                    ----------
LONG-TERM DEBT, less current maturities (Note 4)...................    222,618
                                                                    ----------
COMMITMENTS AND CONTINGENCIES (Note 5)
SHAREHOLDERS' DEFICIT:
  Common stock, $.10 par value:
   Voting, 10,000,000 shares authorized, 1,000,000 shares issued
    and outstanding................................................    100,000
   Accumulated deficit.............................................   (225,037)
                                                                    ----------
    Total shareholders' deficit....................................   (125,037)
                                                                    ----------
                                                                    $  606,454
                                                                    ==========

       The accompanying notes are an integral part of this balance sheet.

                            ATLANTA VOICE PAGE, INC.

                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

REVENUES:
  Service, rent and maintenance revenues............................ $ 962,315
  Product sales.....................................................   248,264
                                                                     ---------
    Total revenues.................................................. 1,210,579
                                                                     ---------
OPERATING EXPENSES:
  Services, rent and maintenance....................................   127,397
  Selling and marketing.............................................   161,490
  General and administrative........................................   287,116
  Depreciation and amortization.....................................   210,598
  Cost of products sold.............................................   330,973
                                                                     ---------
    Total operating expenses........................................ 1,117,574
                                                                     ---------
OPERATING INCOME....................................................    93,005
                                                                     ---------
OTHER INCOME (EXPENSE):
  Other income......................................................       181
  Interest expense..................................................   (95,241)
                                                                     ---------
                                                                       (95,060)
                                                                     ---------
NET LOSS............................................................ $  (2,055)
                                                                     =========


         The accompanying notes are an integral part of this statement.

                            ATLANTA VOICE PAGE, INC.

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                         COMMON STOCK
                                      ------------------ ACCUMULATED
                                       SHARES    AMOUNT    DEFICIT     TOTAL
                                      --------- -------- ----------- ---------
BALANCE, December 31, 1994........... 1,000,000 $100,000  $(222,982) $(122,982)
  Net loss...........................         0        0     (2,055)    (2,055)
                                      --------- --------  ---------  ---------
BALANCE, December 31, 1995........... 1,000,000 $100,000  $(225,037) $(125,037)
                                      ========= ========  =========  =========



         The accompanying notes are an integral part of this statement.

                            ATLANTA VOICE PAGE, INC.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss............................................................ $ (2,055)
                                                                      --------
  Adjustments to reconcile net loss to net cash provided by operating activities:
   Depreciation and amortization.....................................  210,598
   Gain on sale of property and equipment............................      (95)
   Changes in operating assets and liabilities:
    Accounts receivable..............................................  (70,519)
    Inventory........................................................  (21,332)
    Other assets.....................................................       32
    Accounts payable and accrued liabilities.........................   13,087
    Customer deposits................................................   (2,031)
    Deferred revenues................................................  106,894
                                                                      --------
     Total adjustments...............................................  236,634
                                                                      --------
     Net cash provided by operating activities.......................  234,579
                                                                      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of property and equipment........................   61,001
 Purchases of property and equipment................................. (182,496)
                                                                      --------
     Net cash used in investing activities........................... (121,495)
                                                                      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of long-term debt............................  165,454
 Payments on long-term debt.......................................... (271,968)
                                                                      --------
     Net cash used in financing activities........................... (106,514)
                                                                      --------
NET INCREASE IN CASH.................................................    6,570
CASH AT BEGINNING OF YEAR............................................   31,393
                                                                      --------
CASH AT END OF YEAR.................................................. $ 37,963
                                                                      ========
INTEREST PAID........................................................ $ 90,329
                                                                      ========

         The accompanying notes are an integral part of this statement.

                           ATLANTA VOICE PAGE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

1. ORGANIZATION AND BUSINESS OPERATIONS

  Atlanta Voice Page, Inc. (the "Company") (a Georgia corporation) is a communications company providing local, regional, and nationwide voice paging services to approximately 15,000 subscribers. The Company operates its own local paging systems utilizing FM subcarrier technology and purchases regional and nationwide airtime from PageNet, Porta-Phone, and MobileComm.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 REVENUE RECOGNITION AND DEFERRED REVENUES

  The Company's policy is to recognize revenue at the time the service is provided. Deferred revenues represent advance billings and collections for charges from new and existing customers. The deferred revenues related to the charges are recognized when earned, primarily in the following month.

 CASH AND CASH EQUIVALENTS

  The Company considers cash and cash equivalents to include cash on hand and temporary cash investments purchased with an original maturity of three months or less.

 FAIR VALUE OF FINANCIAL INVESTMENTS

  As of December 31, 1995, the estimated fair value of the Company's financial instruments approximates their carrying value.

 PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost. Expenditures for renewals and improvements are capitalized, and replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed as incurred. Depreciation is provided on a straight-line basis over the remaining estimated useful lives, as follows:

      Paging equipment.................................................  5 years
      Paging systems................................................... 15 years
      Computer and terminal equipment..................................  3 years
      Office equipment.................................................  2 years
      Furniture and fixtures...........................................  5 years

  As of December 31, 1995, depreciation expense totaled $200,598 and is included in depreciation and amortization in the accompanying statement of operations.

                           ATLANTA VOICE PAGE, INC.

 INVENTORIES

  Inventory consists of pagers held for sale. Inventory is valued at the lower cost or market (determined on a first-in, first-out basis).

 INTANGIBLE ASSETS

  The Company was formed in 1991 when its original shareholder purchased the assets and assumed all of the liabilities of Atlanta Voice Page, a division of Comlite Systems Inc. ("Comlite"). Consideration provided for this purchase was primarily debt of the Company, collateralized by the assets of the Company. The assets purchased consisted primarily of local paging subscribers, a paging system, pagers and spare parts, accounts receivable, and furniture and fixtures. The assets purchased were recorded at their estimated fair value at the acquisition date. The excess cost over the fair market value of the assets acquired ("goodwill") is being amortized on a straight-line basis over a 15-year period. The other intangible assets purchased relate to service contracts acquired in 1991 and are being amortized on a straight-line basis over five years.

  The Company periodically reviews the carrying values assigned to goodwill and other intangible assets based on expectations of future cash flows and operating income generated by the underlying tangible assets in determining whether intangible assets are recoverable.

 LONG-LIVED ASSETS

  Long-lived assets are evaluated regularly for other than temporary impairment. If circumstances suggest that the asset values may be impaired, an assessment of the assets' estimated fair value is performed and an impairment loss is recognized in income from operations in the amount at which the assets' carrying value exceeds the assets' estimated fair value. As of December 31, 1995, none of the companies long-lived assets were considered to be impaired.

 ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

  Accounts payable and accrued liabilities at December 31, 1995 consisted of the following:

      Accounts payable................................................. $13,045
      Accrued payroll..................................................  10,950
      Accrued payroll taxes............................................  10,604
      Other accrued liabilities........................................   3,133
                                                                        -------
                                                                        $37,732
                                                                        =======

 INCOME TAXES

  The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financials.

3. LINE OF CREDIT

  The Company maintains a line of credit with maximum borrowings of $50,000. The line of credit is payable on demand, otherwise it matures June 8, 1996. It bears interest at prime plus 2% (10.5% at December 31, 1995), which is payable monthly. The outstanding balance at December 31, 1995 was $27,000.

                           ATLANTA VOICE PAGE, INC.

4. LONG-TERM DEBT

  Long-term debt at December 31, 1995 consisted of the following:

   Notes payable to Associated Capital, various interest rates (rang-
    ing from 11.8% to 14.5% at December 31, 1995); principal and in-
    terest payable in monthly installments; secured by the assets purchased;maturing at various dates through January 1999.........  $286,485
   Note payable to Satellink Communications, Inc., interest at 8%;
    principal and interest due in full on May 15, 1996...............   110,000
   Note payable to shareholder, interest at 11%; principal and inter-
    est payable in 60 monthly installments; maturing August 2000.....   102,981
   Note payable to First of America Trust Company, interest at 10%;
    principal and interest payable in 37 monthly installments; matur-
    ing May 1998.....................................................  $ 40,645
                                                                       --------
                                                                        540,111
   Less current portion..............................................   317,493
                                                                       --------
                                                                       $222,618
                                                                       ========

  Scheduled future maturities of long-term debt are as follows:

   1996................................................................ $317,493
   1997................................................................  121,677
   1998................................................................   59,671
   1999................................................................   24,170
   2000 and thereafter.................................................   17,100
                                                                        --------
                                                                        $540,111
                                                                        ========

5. COMMITMENTS AND CONTINGENCIES

 OPERATING LEASES

  The Company leases office space under a noncancelable operating lease expiring on November 30, 1996. The Company recorded lease expenses of approximately $14,485 in 1995, related to this operating lease. The future minimum payment due in 1996 under this lease was $13,672 at December 31, 1995.

6. SUBSEQUENT EVENT

  Effective February 1, 1996, Satellink Communications, Inc. acquired substantially all of the assets of the Company under the terms of an asset purchase agreement. The assets sold consisted primarily of local paging subscribers, a paging system, pagers and spare parts, accounts receivable, and furniture and fixtures. The sale price was approximately $3,200,000 before recording certain acquisition expenses and adjustments.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of C.R., Inc.:

  We have audited the accompanying balance sheet of C.R., INC. (a Texas corporation) as of December 31, 1995 and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C.R., Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 9, 1998

                                   C.R., INC.

                                 BALANCE SHEET

                            AS OF DECEMBER 31, 1995

                              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................... $    30,056
  Accounts receivable, net of allowance for doubtful account of
   $110,138.......................................................     670,300
  Note receivable from Nations Link (Note 3)......................      52,274
  Inventory.......................................................      38,477
  Other receivables...............................................      24,692
  Prepaid expenses and other current assets.......................      10,814
                                                                   -----------
    Total current assets..........................................     826,613
                                                                   -----------
PROPERTY AND EQUIPMENT, at cost:
  Paging systems equipment........................................   1,588,023
  Furniture and fixtures..........................................     143,606
  Leasehold improvements..........................................       9,061
                                                                   -----------
                                                                     1,740,690
  Less accumulated depreciation...................................  (1,441,125)
                                                                   -----------
    Property and equipment, net...................................     299,565
                                                                   -----------
OTHER ASSETS:
  Acquired customer base, net of accumulated amortization of
   $17,719........................................................      35,437
  Other intangible assets, net of accumulated amortization of
   $37,500........................................................      40,500
  Other...........................................................       5,487
                                                                   -----------
    Total other assets............................................      81,424
                                                                   -----------
                                                                   $ 1,207,602
                                                                   ===========
               LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities, including $242,313
   payable to affiliate (Note 6).................................. $   555,435
  Customer deposits...............................................     111,847
  Current maturities of long term debt (Note 4)...................      42,546
                                                                   -----------
    Total current liabilities.....................................     709,828
                                                                   -----------
LONG-TERM DEBT, less current maturities...........................       5,107
COMMITMENTS AND CONTINGENCIES (Note 7)
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value, 1,000 shares authorized, issued, and
   outstanding....................................................       1,000
  Additional paid in capital......................................     328,936
  Accumulated equity..............................................     162,731
                                                                   -----------
    Total shareholders' equity....................................     492,667
                                                                   -----------
                                                                   $ 1,207,602
                                                                   ===========

       The accompanying notes are an integral part of this balance sheet.

                                   C.R., INC.

                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

   REVENUES:
     Service, rent and maintenance revenue.......................... $4,046,182
     Product sales..................................................    261,363
                                                                     ----------
       Total revenues...............................................  4,307,545
                                                                     ----------
   OPERATING EXPENSES:
     Services, rent and maintenance.................................  1,766,926
     Selling and marketing..........................................    233,232
     General and administrative.....................................  1,348,092
     Research and development.......................................    115,542
     Depreciation and amortization..................................    433,280
     Cost of product sales..........................................    223,626
                                                                     ----------
       Total operating expenses.....................................  4,120,698
                                                                     ----------
   OPERATING INCOME.................................................    186,847
                                                                     ----------
   OTHER INCOME (EXPENSE):
     Gain on sale of assets.........................................    106,906
     Other income...................................................      6,213
     Interest expense, net of interest income of $3,251.............    (56,171)
                                                                     ----------
                                                                         56,948
                                                                     ----------
   NET INCOME....................................................... $  243,795
                                                                     ==========


         The accompanying notes are an integral part of this statement.

                                   C.R., INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                  COMMON STOCK
                                  ------------- PAID IN  ACCUMULATED
                                  SHARES AMOUNT CAPITAL    EQUITY      TOTAL
                                  ------ ------ -------- ----------- ---------
BALANCE, December 31, 1994....... 1,000  $1,000 $328,936  $ 295,318  $ 625,254
  Net income.....................     0       0        0    243,795    243,795
  Forgiveness of note receivable
   from affiliates (Note 6)......     0       0        0   (376,382)  (376,382)
                                  -----  ------ --------  ---------  ---------
BALANCE, December 31, 1995....... 1,000  $1,000 $328,936  $ 162,731  $ 492,667
                                  =====  ====== ========  =========  =========



         The accompanying notes are an integral part of this statement.

                                   C.R., INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................................... $243,795
                                                                      --------
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization....................................  433,280
    Research and development.........................................  115,542
    Gain on sale of assets........................................... (106,906)
    Changes in operating assets and liabilities:
      Accounts and other receivables................................. (151,947)
      Prepaid expenses and other assets..............................   13,036
      Accounts payable and accrued liabilities.......................  257,893
      Customer deposits..............................................   15,490
                                                                      --------
        Total adjustments............................................  576,388
                                                                      --------
        Net cash provided by operating activities....................  820,183
                                                                      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment................................ (358,638)
  Proceeds from sale of property and equipment.......................  228,482
  Advances to affiliate.............................................. (397,188)
                                                                      --------
        Net cash used in investing activities........................ (527,344)
                                                                      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of long term debt....................................... (440,791)
                                                                      --------
NET DECREASE IN CASH................................................. (147,952)
CASH AT BEGINNING OF YEAR............................................  178,008
                                                                      --------
CASH AT END OF YEAR.................................................. $ 30,056
                                                                      ========
SUPPLEMENTAL INFORMATION:
  Interest paid...................................................... $ 59,422
                                                                      ========
  Forgiveness of note receivable due from shareholders............... $376,382
                                                                      ========

         The accompanying notes are an integral part of this statement.

                                  C.R., INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ORGANIZATION AND BUSINESS OPERATIONS

  C.R., Inc. (the "Company"), a Texas corporation, is a communications company providing local, regional, and nationwide paging and voicemail services to approximately 9,500 subscribers in Texas, New Mexico, Oklahoma, Arkansas, and Louisiana.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

  The Company's policy is to recognize revenue at the time the service is provided.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

  For the purposes of the statement of cash flows, the Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  As of December 31, 1995, the estimated fair value of the Company's financial instruments approximates their carrying value.

PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost. Expenditures for renewals and improvements are capitalized, and replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Depreciation is provided on a straight-line basis over the remaining estimated useful lives, as follows:

      Paging systems equipment....................................  3 to 5 years
      Furniture and fixtures......................................  5 to 7 years
      Leasehold improvements...................................... 5 to 39 years

  As of December 31, 1995, depreciation expense totaled $426,032 and is included in depreciation and amortization in the accompanying statement of operations.

INVENTORY

  Inventory includes pagers held for sale. Inventory is valued at the lower of cost or market (determined on a first-in, first-out basis).

                                  C.R., INC.

INTANGIBLE ASSETS

  Intangible assets, net of accumulated amortization, at December 31, 1995 consisted of the following:

      Affiliate License................................................. $40,500
      Acquired customer base............................................  35,437
      Other.............................................................   5,487
                                                                         -------
                                                                         $81,424
                                                                         =======

  Affiliate license represents a contract with CUE Paging Corporation ("CUE"), a nationwide satellite paging company presently offering the exclusive right to purchase airtime and network services in the Dallas, Texas, metropolitan area and southern Louisiana, to provide regional paging in these service areas utilizing FM subcarrier technology. The affiliate license is recorded at cost and amortized on the straight-line basis over the ten-year contract period.

  Acquired customer base represents customer accounts purchased by the Company and is carried on the balance sheet at cost, net of accumulated amortization. The assets are being amortized on the straight-line basis over a period of 15 years.

  The Company periodically reviews the carrying values assigned to goodwill and other intangible assets based on expectations of future cash flows and operating income generated by the underlying tangible assets in determining whether the intangible assets are recoverable.

  As of December 31, 1995, amortization expense totaled $14,748 and is included in depreciation and amortization in the accompanying statement of operations.

LONG-LIVED ASSETS

  Long-lived assets are evaluated regularly for other than temporary impairment. If circumstances suggest that the asset values may be impaired, an assessment of the assets' estimated fair value is performed and an impairment loss is recognized in income from operations in the amount at which the assets' carrying value exceeds the assets' estimated fair value. As of December 31, 1995, none of the Company's long-lived assets were considered to be impaired.

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

  Accounts payable and accrued liabilities at December 31, 1995 consisted of the following:

      Accounts payable................................................ $238,931
      Other accrued liabilities.......................................   74,289
                                                                       --------
                                                                       $313,220
                                                                       ========

ADVERTISING COSTS

  The Company expenses all advertising costs as incurred. Advertising costs totaled $94,740 as of December 31, 1995 and are included in selling and marketing in the accompanying statement of operations.

CUSTOMER DEPOSITS

  The Company requires a last-month advance from certain customers as a deposit to guarantee payment. The customer deposits are held up to six months and then applied to the customer's account. The Company had $111,847 in customer deposits as of December 31, 1995.

                                  C.R., INC.

3. INVESTMENT IN NATIONS LINK

  On May 25, 1995, the Company entered into a joint venture agreement with Satellink Communications, Inc. ("Satellink") and Cape Fear Paging of North Carolina, Inc. to form and operate a third-party supplier, Nations Link, Ltd. ("Nations Link"). The Company's ownership percentage in the joint venture was approximately 33%. The Company does not have control over the operations of the joint venture; however, it does exercise significant influence. Accordingly, the Company accounts for its investment in Nations Link using the equity method of accounting. During fiscal 1995, the Company wrote-off its investment in Nations Link and recorded a total of $115,542 in research and development expense related to pager design. The Company also had unsecured and noninterest bearing advances outstanding to Nations Link totaling $52,275 as of December 31, 1995, which are included in the accompanying balance sheet.

4. NOTE PAYABLE

  On February 24, 1995, the Company converted substantially all of its capital lease obligations into a 10% promissory note of $245,000, payable in equal monthly installments of $21,539, including interest, through February 29, 1996. Remaining future minimum payments under the note payable as of December 31, 1995 was $42,546.

5. TAX STATUS

  The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

6. RELATED-PARTY TRANSACTIONS

  On May 16, 1994, the shareholders of the Company formed a new company, Call One, Inc ("Call One"). Call One is intended to be the sole provider of message center services for the Company. Advances in the amount of $76,382 were made to Call One by the Company during 1995 and are recorded as a reduction to accumulated equity in the accompanying statement of shareholders' equity as collection of the advances is not anticipated.

  Prior to January 1, 1995, the Company had advanced $300,000 to Call One and Nations Link and classified these advances as due from affiliates. As of December 31, 1995, the Company's shareholders agreed to forgive the entire due from affiliates balance. The forgiveness of these advances is reflected as a reduction in accumulated equity in the accompanying statement of shareholders' equity.

  The Company receives message center services from Call One. The services include base box charges ranging from $8,000 to $12,000 per month and 100 to 110 minutes at $.32 per minute. Average monthly charges of the Company are approximately $40,000. As of December 31, 1995, the Company owed Call One $242,313 for services received during fiscal 1995. The liability is recorded in accounts payable and accrued liabilities in the accompanying balance sheet.

  During 1995, the Company paid approximately $100,000 in management fees to a shareholder of the Company for services provided throughout the year.

                                  C.R., INC.

7. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

  The Company leases office space under a noncancelable operating lease expiring on May 31, 1996. The Company recorded lease expense of approximately $60,500 in 1995, related to this operating lease. The future minimum payments due in 1996 under this lease was approximately $25,000.

8. SUBSEQUENT EVENT

  Effective June 1, 1996, Satellink acquired substantially all of the assets of the Company under the terms of an asset purchase agreement. The acquired assets consisted primarily of regional and nationwide paging subscribers, a CUE paging regional affiliate agreement, notes receivable, deposits, equipment, and furniture and fixtures. The purchase price was approximately $5,700,000.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Saner Communications, Inc.:

  We have audited the accompanying balance sheet of MESSAGE WORLD (an unincorporated division of Saner Communications, Inc., a Georgia corporation) as of December 31, 1996 and the related statements of operations, (accumulated deficit), retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Message World as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 9, 1998

                                 MESSAGE WORLD

                                 BALANCE SHEET

                            AS OF DECEMBER 31, 1996

                                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................... $ 49,455
  Accounts receivable.................................................   69,411
  Other receivables...................................................      652
  Inventory...........................................................   10,000
                                                                       --------
    Total current assets..............................................  129,518
                                                                       --------
PROPERTY AND EQUIPMENT, AT COST:
  Paging systems and equipment........................................  152,173
  Voicemail equipment.................................................  175,000
  Furniture and fixtures..............................................   16,836
  Computer and terminal equipment.....................................    7,892
                                                                       --------
                                                                        351,901
  Less accumulated depreciation....................................... (206,901)
                                                                       --------
    Property and equipment, net.......................................  145,000
                                                                       --------
OTHER ASSETS..........................................................    3,788
                                                                       --------
                                                                       $278,306
                                                                       ========
                  LIABILITIES AND RETAINED EARNINGS
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities............................ $ 27,654
  Customer deposits...................................................      493
  Current maturities of capital lease obligation (Note 3).............   48,972
  Deferred revenue....................................................   61,486
                                                                       --------
    Total current liabilities.........................................  138,605
                                                                       --------
CAPITAL LEASE OBLIGATION, NET OF CURRENT MATURITIES (NOTE 3)..........   87,501
                                                                       --------
COMMITMENTS AND CONTINGENCIES (NOTE 4)
RETAINED EARNINGS.....................................................   52,200
                                                                       --------
                                                                       $278,306
                                                                       ========

       The accompanying notes are an integral part of this balance sheet.

                                 MESSAGE WORLD

                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

   REVENUES:
     Service, rent and maintenance revenues........................... $593,628
     Product sales....................................................  148,530
                                                                       --------
       Total revenues.................................................  742,158
                                                                       --------
   OPERATING EXPENSES:
     Services, rent, and maintenance..................................  120,338
     Selling and marketing............................................  115,005
     General and administrative.......................................  208,074
     Engineering......................................................    5,985
     Depreciation.....................................................   16,969
     Cost of products sold............................................   25,761
                                                                       --------
       Total operating expenses.......................................  492,132
                                                                       --------
   OPERATING INCOME...................................................  250,026
   INTEREST EXPENSE...................................................  (18,299)
                                                                       --------
   NET INCOME......................................................... $231,727
                                                                       ========


         The accompanying notes are an integral part of this statement.

                                 MESSAGE WORLD

              STATEMENT OF (ACCUMULATED DEFICIT) RETAINED EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

   BALANCE, December 31, 1995....................................... $(179,527)
     Net income.....................................................   231,727
                                                                     ---------
   BALANCE, December 31, 1996....................................... $  52,200
                                                                     =========



         The accompanying notes are an integral part of this statement.

                                 MESSAGE WORLD

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................................ $ 231,727
                                                                     ---------
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...................................    16,969
    Changes in operating assets and liabilities:
     Accounts receivable............................................    16,280
     Other receivables..............................................      (611)
     Accounts payable and accrued liabilities.......................  (258,337)
     Customer deposits..............................................    (1,097)
                                                                     ---------
      Total adjustments.............................................  (226,796)
                                                                     ---------
      Net cash provided by operating activities.....................     4,931
                                                                     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...............................    (1,969)
                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments under capital lease obligation.................   (27,189)
                                                                     ---------
NET DECREASE IN CASH................................................   (24,227)
CASH AND CASH EQUIVALENTS, beginning of year........................    73,682
                                                                     ---------
CASH AND CASH EQUIVALENTS, end of year.............................. $  49,455
                                                                     =========
INTEREST PAID....................................................... $  18,299
                                                                     =========


         The accompanying notes are an integral part of this statement.

                                 MESSAGE WORLD

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. ORGANIZATION AND BUSINESS OPERATIONS

  Saner Communications, Inc., a Georgia S corporation ("Saner"), is engaged in providing local voice mailbox services to approximately 5,000 subscribers in the Atlanta, Georgia, area through Message World, an unincorporated division of Saner. Message World purchases airtime solely through Preferred Networks, Incorporated ("PNI"). The financial statements and related footnotes contained herein reflect the operations of Message World. Substantially all of the assets and operations of Saner are included in Message World; consequently, these financial statements include substantially all costs and expenses of Saner, with the exception of certain immaterial clerical costs recorded directly by Saner.

  Saner has elected under the Internal Revenue Code to be taxed as an S corporation. The shareholders of an S corporation are taxed on their proportionate share of Saner's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

  Message World's policy is to recognize revenue at the time the service is provided.

CASH AND CASH EQUIVALENTS

  Message World considers cash and cash equivalents to include cash on hand and temporary cash investments purchased with an original maturity of three months or less.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  As of December 31, 1996, the estimated fair value of Message World's financial instruments approximates their carrying value.

PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost. Expenditures for renewals and improvements are capitalized, and replacements, maintenance, and repairs which do not improve or extend the lives of the respective assets are expensed as incurred. Depreciation is provided on a straight-line basis over the remaining estimated useful lives, as follows:

      Paging system and equipment................................        5 years
      Voicemail equipment........................................ 10 to 20 years
      Computers and terminal equipment...........................  5 to 10 years
      Furniture and fixtures.....................................  5 to 10 years
      Leasehold improvements.....................................  5 to 10 years

                                 MESSAGE WORLD

INVENTORY

  Inventory consists of pagers held for sale. Inventory is valued at the lower of cost or market (determined on a first-in, first-out basis).

LONG-LIVED ASSETS

  Long-lived assets are evaluated regularly for other than temporary impairment. If circumstances suggest that the asset values may be impaired, an assessment of the assets' estimated fair value is performed and an impairment loss is recognized in income from operations in the amount at which the assets' carrying value exceeds the assets' estimated fair value. As of December 31, 1996, none of Message World's long-lived assets were considered to be impaired.

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

  Accounts payable and accrued liabilities at December 31, 1996 consisted of the following:

      Accounts payable.................................................. $23,636
      Accrued payroll...................................................   4,018
                                                                         -------
                                                                         $27,654
                                                                         =======

3. CAPITAL LEASES

  Message World leases voicemail equipment under a noncancelable capital lease. The equipment will revert to Message World upon the maturity of the lease in October 1999. At December 31, 1996, the net book value of this equipment was $145,000. The effective interest rate on this lease was approximately 11.5%.

  Future minimum payments under the noncancelable capital lease as of December 31, 1996 are as follows:

      1997............................................................. $ 48,972
      1998.............................................................   45,133
      1999.............................................................   42,368
                                                                        --------
                                                                        $136,473
                                                                        ========

4. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

  Message World leases office space under a noncancelable operating lease expiring on July 14, 2000. Message World recorded lease expense of approximately $24,299 in 1996 related to these operating leases.

  Future minimum payments under noncancelable operating leases as of December 31, 1996 are as follows:

      1997............................................................. $ 35,371
      1998.............................................................   36,786
      1999.............................................................   38,257
      2000.............................................................   24,452
                                                                        --------
                                                                        $134,866
                                                                        ========

                                 MESSAGE WORLD

5. RELATED-PARTY TRANSACTIONS

  Message World purchases airtime from PNI, in which Saner is a shareholder. During 1996, Message World purchased approximately $66,000 of airtime from PNI.

6. SUBSEQUENT EVENT

  Effective February 1, 1997, Satellink Communications, Inc. acquired substantially all of the assets of Message World under the terms of an asset purchase agreement. The assets sold consisted primarily of local voicemail subscribers, a voicemail equipment, pagers and spare parts, accounts receivable, and furniture and fixtures. The purchase price was approximately $1,600,000 before recording certain acquisition expenses and adjustments.

                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and
Stockholders of Hyde's Stay in Touch, Inc.

  I have audited the accompanying Balance Sheets of Hyde's Stay in Touch, Inc. as of December 31, 1997 and 1996 and the related Statements of Income, Retained Earnings and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

  I conducted my audits in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

  In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hyde's Stay in Touch, Inc. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

James N. Rachel
/s/ James N. Rachel

Shreveport, Louisiana
February 23, 1998

                           HYDE'S STAY IN TOUCH, INC.

                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1997 AND 1996

                                                       DECEMBER 31, DECEMBER 31,
                                                           1997         1996
                                                       ------------ ------------
                        ASSETS
Current Assets:
  Cash................................................  $  119,684   $  124,550
  Investments--Trading securities.....................     843,982      434,282
  Accounts receivable.................................     581,074      444,877
  Inventory...........................................     279,686      356,646
  Prepaid expenses....................................       2,950        4,725
                                                        ----------   ----------
    Total Current Assets..............................   1,827,376    1,365,080
Property and Equipment, net...........................     891,434      758,352
Other Assets;
  Loan fees, net......................................       3,334        5,834
  Deposits............................................       3,730        2,730
  Due from Budget Phone, Inc. ........................     358,592      225,332
                                                        ----------   ----------
    Total Other Assets................................     365,656      233,896
                                                        ----------   ----------
TOTAL ASSETS..........................................  $3,084,466   $2,357,328
                                                        ==========   ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable....................................  $  100,659   $  190,063
  Accrued expenses....................................      11,504       11,694
  Current maturity of long term debt..................     544,924      566,426
                                                        ----------   ----------
    Total Current Liabilities.........................     657,087      768,183
Long Term Liabilities:
  Long term debt, excluding current portion...........   1,430,992      199,362
                                                        ----------   ----------
    Total Liabilities.................................   2,088,079      967,545
Commitments and Contingencies (Note H and I)
Stockholders' Equity:
  Common stock........................................         706        1,000
  Retained earnings...................................     995,681    1,388,783
                                                        ----------   ----------
    Total Stockholders' Equity........................     996,387    1,389,783
                                                        ----------   ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............  $3,084,466   $2,357,328
                                                        ==========   ==========

                  See Accompanying Notes and Auditor's Report.

                           HYDE'S STAY IN TOUCH, INC.

                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                           FISCAL YEAR ENDED
                                                             DECEMBER 31,
                                                         ----------------------
                                                            1997        1996
                                                         ----------  ----------
Revenues
  Fees and airtime, net of returns & allowances......... $3,859,167  $3,363,014
  Pager, hardware, and accessory sales..................    926,867     874,920
  Dealer airtime........................................    373,984     331,712
  Dealer hardware sales.................................    224,902      68,768
  Trade income..........................................     40,615      41,325
                                                         ----------  ----------
    Total Revenues......................................  5,425,535   4,679,739
Cost of Products Sold................................... (1,299,809)   (998,243)
                                                         ----------  ----------
                                                          4,125,726   3,681,496
Operating Expenses
  General and administrative............................  1,711,269   1,853,618
  Selling and marketing.................................    277,068     235,806
  Depreciation and amortization.........................    224,865     200,560
  Service, rent & maintenance...........................    515,169     492,235
                                                         ----------  ----------
    Total Operating Expenses............................  2,728,371   2,782,219
                                                         ----------  ----------
Income From Operations..................................  1,397,355     899,277
Other Income (Expense)..................................
  Interest income.......................................     37,378      28,188
  Unrealized gain (loss) on investment..................     72,365      (3,760)
  Other income..........................................     17,144      26,311
  Rent income...........................................      7,560       2,720
  Gain (loss) on sale of assets.........................        --          --
  Interest expense......................................    (40,904)    (34,775)
                                                         ----------  ----------
    Total Other Income (Expense)........................     93,543      18,684
                                                         ----------  ----------
Net Income.............................................. $1,490,898  $  917,961
                                                         ==========  ==========


                  See Accompanying Notes and Auditor's Report.

                           HYDE'S STAY IN TOUCH, INC.

                        STATEMENTS OF RETAINED EARNINGS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                          FISCAL YEAR ENDED
                                                             DECEMBER 31,
                                                        -----------------------
                                                           1997         1996
                                                        -----------  ----------
   Beginning Retained Earnings......................... $ 1,388,783  $1,041,901
   Net Income..........................................   1,490,898     917,961
   Stockholder Distributions...........................    (416,413)   (571,079)
   Retirement of Treasury Stock........................  (1,467,587)        --
                                                        -----------  ----------
   Ending Retained Earnings............................ $   995,681  $1,388,783
                                                        ===========  ==========



                  See Accompanying Notes and Auditor's Report.

                           HYDE'S STAY IN TOUCH, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                          FISCAL YEAR ENDED
                                                            DECEMBER 31,
                                                        ----------------------
                                                           1997        1996
                                                        -----------  ---------
Cash Flow From Operating Activities:
 Net income............................................ $ 1,490,898  $ 917,961
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Unrealized (gain) loss on investments...............     (72,365)     3,760
   Amortization........................................       2,500      2,500
   Depreciation........................................     222,365    198,060
  (Increase) Decrease in:
   Accounts receivable.................................    (136,197)   (62,379)
   Inventory...........................................      76,960    (91,505)
   Prepaid expenses....................................       1,775      2,251
   Rental deposits.....................................      (1,000)       --
  Increase (Decrease) in:
   Accounts payable....................................     (89,404)   165,880
   Accrued expenses....................................        (190)   (16,165)
                                                        -----------  ---------
    Net Cash Provided (Used) by Operating Activities...   1,495,342  1,120,363
Cash Flows From Investing Activities:
 Acquisition of fixed assets...........................    (478,991)  (250,764)
 Sale of fixed assets..................................     123,543      4,524
 Purchases of trading securities.......................    (337,335)  (321,811)
                                                        -----------  ---------
    Net Cash Provided (Used) by Investing Activities...    (692,783)  (568,051)
Cash Flows From Financing Activities:
 Principal reduction of debt...........................    (566,434)  (127,689)
 Loan proceeds.........................................   1,776,562    430,191
 Stockholder distributions.............................    (416,413)  (571,079)
 Advance to Budget Phone, Inc. ........................    (133,260)  (225,332)
 Stock redemption......................................  (1,467,880)       --
                                                        -----------  ---------
    Net Cash Provided (Used) by Financing Activities...    (807,425)  (493,909)
                                                        -----------  ---------
Net (Decrease) Increase In Cash........................      (4,866)    58,403
Beginning Cash.........................................     124,550     66,147
                                                        -----------  ---------
Ending Cash............................................ $   119,684  $ 124,550
                                                        ===========  =========

                  See Accompanying Notes and Auditor's Report.

                          HYDE'S STAY IN TOUCH, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1997 AND 1996
NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS OPERATIONS

  The Company was organized in 1988 and is licensed by the Federal Communications Commission (FCC) as a private paging carrier. It specializes in one-way communications through a networking of UHF and VHF MHz frequencies. The business provides state of the art paging and voicemail services to over 38,000 subscribers. The Company's coverage area includes eastern Texas, all of the State of Louisiana and portions of Mississippi.

ACCOUNTING METHOD

  The accrual method of accounting is used for both financial and income tax reporting purposes.

CASH AND MARKETABLE SECURITIES

  For purposes of the financial statements of cash flows, the Company considers cash in operating bank accounts and cash on hand as cash.

  The Company's marketable securities that are bought and held primarily for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings.

ESTIMATES

 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated.

CONCENTRATION OF CREDIT RISK

  The Company occasionally maintains deposits in excess of federally insured limits. Statement of Financial Accounting Standards No. 105 identifies this as a concentration of credit risk requiring disclosure, regardless of the degree of risk. The risk is managed by maintaining all deposits in high quality financial institutions.

ACCOUNTS RECEIVABLE

  All accounts receivable at December 31, 1997 and 1996 are considered by management to be collectible and therefore no allowance for bad debts was deemed necessary.

INVENTORIES

  Inventories consist of pagers, which are valued at the lower of market, with cost determined on a first-in, first-out basis.

                          HYDE'S STAY IN TOUCH, INC.

                          DECEMBER 31, 1997 AND 1996

LOAN FEES

  The Company is amortizing a SBA loan fee of $12,502 over sixty months. At December 31, 1997, sixteen months remained to be amortized.

PROPERTY AND EQUIPMENT

  Property and equipment are recorded at cost. Expenditures for maintenance and repairs are expensed as incurred while renewals and betterments are capitalized.

  Depreciation and amortization have been provided using the straight-line method over the useful lives of the assets as follows:

     Office furniture and fixtures.................................. 10 years
     Vehicles.......................................................  3 years
     Leased equipment...............................................  3 years
     Machinery and equipment........................................ 5-10 years
     Leasehold improvements......................................... 10-40 years

  Leased equipment consists of pagers, which are leased to customers on a monthly basis.

  These pagers are added to a leased pool on an accrual basis. The pool is then depreciated over a three-year period.

  Depreciation for the years ended December 31, 1997 and 1996 was $222,365 and $198,060, respectively.

REVENUE RECOGNITION

  Revenue is recognized when services are provided.

INCOME TAXES

  Under the provisions of the Internal Revenue Code, the Company has elected to be taxed as an "S" corporation. Under such election, the Company's federal taxable income or loss and tax credits are passed through to the individual stockholders.

NOTE B: INVESTMENTS IN MARKETABLE SECURITIES

  Investments in marketable securities classified as trading securities are summarized as follows at December 31, 1997:

                                                   GROSS      GROSS
                                                 UNREALIZED UNREALIZED   FAIR
                                                    GAIN       LOSS     VALUE
                                                 ---------- ---------- --------
   Eaton Vance Municipals.......................  $ 8,898     $  --    $135,704
   Oppenheimer Value Fund.......................    8,889        --     113,229
   Oppenheimer Income Fund......................   33,964        --     261,517
   John Hancock Bank Fund.......................   27,137        --      81,575
   Eaton Vance Growth Fund......................    1,511        --      51,511
   Franklin Templeton Mutual....................      --       8,034    200,446
                                                  -------     ------   --------
                                                  $80,399     $8,034   $843,982
                                                  =======     ======   ========

                           HYDE'S STAY IN TOUCH, INC.

                           DECEMBER 31, 1997 AND 1996
  Investments in marketable securities classified as trading securities are summarized as follows at December 31, 1996:

                                                   GROSS      GROSS
                                                 UNREALIZED UNREALIZED   FAIR
                                                    GAIN       LOSS     VALUE
                                                 ---------- ---------- --------
   Eaton Vance Municipals.......................   $  --      $2,066   $120,339
   Oppenheimer Value Fund.......................    1,106        --      52,466
   Oppenheimer Income Fund......................      --       5,585    208,101
   John Hancock Bank Fund.......................    2,785        --      53,376
                                                   ------     ------   --------
                                                   $3,891     $7,651   $434,282
                                                   ======     ======   ========

NOTE C: ACCOUNTS RECEIVABLE

  Accounts Receivable consist of the following:

                                                                1997     1996
                                                              -------- --------
   Accounts Receivable Trade................................. $488,882 $390,780
   Trade Out Receivables.....................................   22,562   13,247
   Accounts Receivable Employees.............................   69,630   40,850
                                                              -------- --------
                                                              $581,074 $444,877
                                                              ======== ========

NOTE D: INVENTORIES

  Inventories consist of various types of pagers held in each of the various business locations the Company operates. The total value at lower of cost or market at December 31, 1997 and 1996 was $279,686 and $356,646, respectively.

NOTE E: PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                             1997       1996
                                                          ---------- ----------
   Office furniture and fixtures......................... $   45,309 $   39,805
   Vehicles..............................................     13,423     13,423
   Leased equipment......................................    637,571    577,492
   Machinery and equipment...............................  1,193,557    920,556
   Leasehold improvements................................     56,509     39,647
                                                          ---------- ----------
                                                           1,946,369  1,590,923
   Less: Accumulated depreciation........................  1,054,935    832,571
                                                          ---------- ----------
                                                          $  891,434 $  758,352
                                                          ========== ==========

NOTE F: PREPAID EXPENSES

  Prepaid expenses consist of the following:

                                                             1997       1998
                                                          ---------- ----------
   Prepaid Insurance..................................... $    2,950 $    4,725
                                                          ========== ==========

                          HYDE'S STAY IN TOUCH, INC.

                          DECEMBER 31, 1997 AND 1996

NOTE G: ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                                  1997    1996
                                                                 ------- -------
   Interest payable............................................. $ 4,934 $   767
   Sales tax payable............................................   6,153   9,652
   Payroll tax payable..........................................     417   1,275
                                                                 ------- -------
                                                                 $11,504 $11,694
                                                                 ======= =======

NOTE H: LEASE COMMITMENTS

  The Company leases building facilities and an auto under agreements which have been classified as operating leases.

  Future lease commitments under operating leases at December 31, 1997 are as follows:

        YEARS ENDING                                                   OPERATING
        DECEMBER 31                                                     LEASES
        ------------                                                   ---------
         1998........................................................  $ 87,453
         1999........................................................    66,797
         2000........................................................    51,225
         2001........................................................     9,990
         2002........................................................     5,960
                                                                       --------
       Total minimum lease payments..................................  $221,425
                                                                       ========

  Future lease commitments under capital leases at December 31, 1996 are as follows:

         YEARS ENDING                                                  OPERATING
         DECEMBER 31                                                    LEASES
         ------------                                                  ---------
          1997.......................................................  $ 63,114
          1998.......................................................    87,453
          1999.......................................................    66,797
          2000.......................................................    51,225
          2001.......................................................     9,990
                                                                       --------
       Total minimum lease payments..................................  $278,579
                                                                       ========

  The Company rents space on several transmission towers throughout its coverage area. Many of the rentals are verbal and on a month to month basis. Industry standard is sixty days notice to vacate.

  Total rental expense on the operating leases for the years ended December 31, 1997 and 1996 was $174,377 and $156,778, respectively.

                           HYDE'S STAY IN TOUCH, INC.

                           DECEMBER 31, 1997 AND 1996

NOTE I: LONG TERM DEBT

  Long term debt consists of the following:

                                                             1997       1996
                                                          ----------  ---------
     Note payable to Commercial National Bank in
      Shreveport, Louisiana, a $300,000 revolving line
      of credit maturing May 31, 1997, at a variable
      interest rate. This note is collateralized by
      accounts receivable and personal guaranty of
      Robert D. Hyde, Jr................................  $  150,000  $ 285,000
     Note payable to Commercial National Bank in
      Shreveport, Louisiana, payable in monthly
      installments of $13,180 including interest at
      8.00% through March 27, 1999. This note is a U.S.
      Small Business Administration loan and is
      collateralized by equipment, inventory, accounts
      receivable, and personal guaranty of Robert D.
      Hyde, Jr..........................................     199,354    335,597
     Note payable to the Estate of Shirley Ann Gunstream
      Hyde, dated December 31, 1997, payable with
      interest at 8.00% on December 31, 1998............     187,732    145,191
     Note payable to Danny Hagen Gunstream Trust,
      payable in monthly installments of $9,278.90
      including interest at 8.00% through February 10,
      2013. The note is secured by the personal guaranty
      of R. Daniel Hyde, Jr. The note can be accelerated
      under certain conditions of the sale of company
      stock.............................................     970,950        --
     Note payable to the congregation of St. John's
      Roman Catholic Church of Caddo Parish, Louisiana,
      payable in monthly installments of $5,676.88
      including interest at 8.00% through November 10,
      2007..............................................     467,880        --
                                                          ----------  ---------
       Total long term debt.............................   1,975,916    765,788
       Current portion..................................    (544,924)  (566,426)
                                                          ----------  ---------
       Long term portion................................  $1,430,992  $ 199,362
                                                          ==========  =========

  The interest expense for the years ended December 31, 1997 and 1996 was $40,904 and $34,775, respectively.

  Maturities of the notes for each of the five years succeeding December 31 are as follows:

   YEAR                                                          1997     1996
   ----                                                        -------- --------
   1st........................................................ $544,924 $566,426
   2nd........................................................  123,538  147,542
   3rd........................................................   77,860   51,820
   4th........................................................   84,125      --
   5th........................................................   91,110      --
                                                               -------- --------
                                                               $921,557 $765,788
                                                               ======== ========

                          HYDE'S STAY IN TOUCH, INC.

                          DECEMBER 31, 1997 AND 1996

NOTE J: CAPITAL STOCK

  The capital stock consists of 1,000 authorized shares of no par value common stock. At December 31, 1996 there were 100 shares outstanding of which 50 were held by Mr. R. Daniel Hyde, Jr. and 50 by the Estate of Shirley Hyde. Mr. Hyde is the executor of the estate. In her will, Mrs. Hyde made bequeaths to St. John's Catholic Church and to the Hagen Gunstream Trust. On December 19, 1997 these gifts were transferred from the estate to the donees in the form of
29.36 shares of stock of Hyde's Stay In Touch, Inc., valued at $50,000 per share as determined by an independent valuation. Simultaneous with the transfer, the stock was redeemed by the Company as treasury stock to be retired. The stock redemption resulted in corporate notes to the donees as set forth in Note I. At December 31, 1997 there were 70.64 shares of stock issued and outstanding.

NOTE K: RELATED PARTY TRANSACTIONS

  Payments made by the Company to the stockholders during the year were charged to wages, administration fees, or stockholder distributions. The note payable to the Estate of Shirley Ann Gunstream Hyde was established to equalize stockholders' distributions. The amount of the note represents the Estate's portion of the unfunded stockholders distributions at December 31, 1997 and 1996 which was $187,732 and $145,191, respectively. Except as set forth in Note G there were no receivables from nor payables to the stockholders at December 31, 1997 or 1996.

  The Company's sole surviving stockholder owns the majority of the stock of Budget Phone, Inc. Advances to Budget Phone, Inc. by the Company totaled $358,592 and $225,332 at December 31, 1997 and 1996, respectively.

NOTE L: CASH FLOW INFORMATION

  The total interest paid for cash flow purposes for the years ended December 31, 1997 and 1996 was $30,954 and $34,008, respectively.

                           HYDE'S STAY IN TOUCH, INC.
                                 BALANCE SHEET
                              AS OF APRIL 30, 1998

                                                                      APRIL 30,
                                                                        1998
                                                                     -----------
                                                                     (UNAUDITED)
ASSETS
Current Assets:
  Cash.............................................................. $   37,736
  Investments--Trading securities...................................  1,213,078
  Accounts receivable...............................................    537,601
  Inventory.........................................................    435,467
  Prepaid expenses..................................................    124,390
                                                                     ----------
    Total Current Assets............................................  2,348,272
Property and Equipment, net.........................................    819,462
Other Assets:
  Loan fees, net....................................................      2,501
  Deposits..........................................................      3,730
  Due from Budget Phone, Inc........................................    368,355
                                                                     ----------
    Total Other Assets..............................................    374,586
                                                                     ----------
TOTAL ASSETS........................................................ $3,542,320
                                                                     ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable.................................................. $  142,264
  Accrued expenses..................................................     39,751
  Current maturity of long term debt................................    566,123
                                                                     ----------
    Total Current Liabilities.......................................    748,138
Long Term Liabilities:
  Long term debt, excluding current portion.........................  1,359,047
                                                                     ----------
    Total Liabilities...............................................  2,107,185
Stockholder's Equity:
  Common stock......................................................        706
  Retained earnings.................................................  1,434,429
                                                                     ----------
    Total Stockholder's Equity......................................  1,435,135
                                                                     ----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY.......................... $3,542,320
                                                                     ==========

                             See Accompanying Notes

                           HYDE'S STAY IN TOUCH, INC.
                              STATEMENTS OF INCOME
               FOR THE FOUR MONTHS ENDED APRIL 30, 1998 AND 1997
                                  (UNAUDITED)


                                                           FOUR MONTHS ENDED
                                                               APRIL 30,
                                                         ----------------------
                                                            1998        1997
                                                         ----------  ----------
Revenues
 Fees and airtime, net of returns & allowances.......... $1,493,198  $1,268,369
 Pager, hardware, and accessory sales...................    422,024     328,575
 Dealer airtime.........................................    132,925     125,683
 Dealer hardware sales..................................    148,844      80,633
                                                         ----------  ----------
    Total Revenues......................................  2,196,991   1,803,260
Cost of Products Sold...................................   (573,753)   (424,354)
                                                         ----------  ----------
                                                          1,623,238   1,378,906
Operating Expenses
 General and administrative.............................    615,348     547,726
 Selling and marketing..................................     94,213     112,877
 Depreciation and amortization..........................     73,476      78,546
 Service, rent and maintenance..........................    147,208     198,878
                                                         ----------  ----------
    Total Operating Expenses............................    930,245     938,027
                                                         ----------  ----------
Income from Operations..................................    692,993     440,879
Other Income (Expense)
 Interest income........................................      3,071       2,545
 Unrealized gain (loss) on investment...................     91,025      16,582
 Gain (Loss) on disposition of assets...................     44,135         --
 Other income...........................................     10,676       1,903
 Rent income............................................      4,750         --
 Interest expense.......................................    (51,911)    (17,927)
                                                         ----------  ----------
    Total Other Income (Expense)........................    101,746       3,103
                                                         ----------  ----------
Net Income.............................................. $  794,739  $  443,982
                                                         ==========  ==========

                             See Accompanying Notes

                           HYDE'S STAY IN TOUCH, INC.
                            STATEMENTS OF CASH FLOWS
               FOR THE FOUR MONTHS ENDED APRIL 30, 1998 AND 1997
                                  (UNAUDITED)

                                                            FOUR MONTHS ENDED
                                                                APRIL 30,
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
Cash Flow from Operating Activities:
 Net income................................................ $794,739  $443,982
  Adjustments to reconcile net income to net cash provided
   by operating activities:
   Unrealized (gain) loss on investments...................  (91,025)  (16,582)
   Gain on disposition of fixed assets.....................  (44,135)      --
   Amortization............................................      833       833
   Depreciation............................................   72,643    74,122
  (Increase) Decrease in:
   Accounts receivable.....................................   43,473   (58,433)
   Inventory............................................... (155,781)   42,673
   Prepaid expenses........................................ (121,440)   (6,119)
  Increase (Decrease) in:
   Accounts payable........................................   41,605    57,975
   Accrued expenses........................................   28,247    25,766
                                                            --------  --------
    Net Cash Provided (Used) by
     Operating Activities..................................  569,159   564,217
Cash Flows from Investing Activities:
 Acquisition of fixed assets............................... (111,605) (104,663)
 Purchases of trading securities........................... (278,071)      --
                                                            --------  --------
   Net Cash Provided (Used) by
    Investing Activities................................... (389,676) (104,663)
Cash Flows from Financing Activities:
 Principal reduction of debt...............................  (50,746) (329,253)
 Stockholder distributions................................. (200,922)  (89,211)
 Advance to Budget Phone, Inc..............................   (9,763)  (22,856)
                                                            --------  --------
   Net Cash Provided (Used) by
    Financing Activities................................... (261,431) (441,320)
                                                            --------  --------
Net (Decrease) Increase In Cash............................  (81,948)   18,234
Beginning Cash.............................................  119,684   124,550
                                                            --------  --------
Ending Cash................................................ $ 37,736  $142,784
                                                            ========  ========

                             See Accompanying Notes

                          HYDE'S STAY IN TOUCH, INC.

                    CONDENSED NOTES TO FINANCIAL STATEMENTS

  1. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to Article 10 of Regulation S-X of the securities and Exchange Commission. The accompanying unaudited condensed consolidated financial statements reflect, in the opinion of management, all adjustments necessary to achieve a fair statement of financial position and results for the interim periods presented. All such adjustments are of a normal recurring nature. It is suggested that these condensed financial statements be read in conjunction with the annual consolidated financial statements of the Company and the notes thereof.

  2. On May 1, 1998, Satellink Communications, Inc. acquired substantially all of the assets of Hyde's Stay in Touch, Inc.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The following unaudited pro forma consolidated balance sheet as of April 30, 1998 has been prepared to give effect to the following events and transactions (collectively, the "Transactions") as if each occurred on April 30, 1998: (i) the acquisition (the "Hyde's Acquisition") of Hyde's Stay In Touch, Inc. ("Hyde's"), including the increase in the Revolving Credit Facility and issuance of a promissory note, which totaled in the aggregate approximately $12.2 million, and (ii) the sale and issuance of 2,750,000 shares of Common Stock at an estimated initial public offering price of $11.00 per share.

  The unaudited pro forma consolidated statement of operations for the nine months ended April 30, 1998 has been prepared by combining Satellink's unaudited historical results of operations for that period with Hyde's unaudited historical results of operations for the same period adjusted to give effect to the Transactions as if they had occurred on August 1, 1996. Note that the months of August and September 1997 are included in statements of operations for both the nine months ended April 30, 1998 and the year ended July 31, 1997. Revenues, operating income and net income for the two months ended September 30, 1997 were $849,287, $275,957 and $290,525, respectively.

  The unaudited pro forma consolidated statement of operations for the year ended July 31, 1997 has been prepared by combining Satellink's audited historical results of operations for the year ended July 31, 1997 with Hyde's unaudited historical results of operations for the year ended September 30, 1997 adjusted to give effect to the Transactions as if they had occurred on August 1, 1996. In addition, the unaudited pro forma consolidated statement of operations for the year ended July 31, 1997 gives effect to Satellink's February 1, 1997 acquisition of Message World as if it had occurred on August 1, 1996.

  This unaudited pro forma consolidated financial information is prepared for informational purposes only and is not necessarily indicative of future results or of actual results that would have been achieved had the Transactions been consummated at the beginning of the periods presented. Because the Hyde's Acquisition was consummated subsequent to April 30, 1998, the Company's estimated allocation of the purchase price should be considered preliminary. The Company is undertaking a full investigation of the allocation of the purchase price among the assets acquired. Although the allocation is preliminary, the final allocation is not expected to be materially different. The unaudited pro forma consolidated financial information should be read in conjunction with "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Consolidation and Results of Operations" and the consolidated financial statements of Satellink, Hyde's, and Message World and related notes thereto included elsewhere in the Prospectus.

  The pro forma financial statements are based upon available information and certain assumptions that management believes are reasonable. Final adjustments may differ from the pro forma adjustments herein.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                              AS OF APRIL 30, 1998

                                     HISTORICAL                                                            PRO FORMA
                          ---------------------------------                                               CONSOLIDATED
                             SATELLINK                       PRO FORMA                     PRO FORMA      AS ADJUSTED
                          COMMUNICATIONS,    HYDE'S STAY    ACQUISITION      PRO FORMA     OFFERING         FOR THE
                               INC.       IN TOUCH, INC.(A) ADJUSTMENTS     CONSOLIDATED  ADJUSTMENTS     OFFERING(E)
                          --------------- ----------------- -----------     ------------  -----------     ------------
         ASSETS
Current assets:
 Cash and cash
  equivalents...........   $    255,167      $   37,736     $   (37,736)(b) $    255,167  $     2,540 (j) $   257,707
 Investments............            --        1,213,078      (1,213,078)(b)          --           --              --
 Accounts receivable,
  net...................      4,322,969         537,601             --         4,860,570          --        4,860,570
 Other receivables......        265,363             --              --           265,363          --          265,363
 Inventory..............        170,855         435,467             --           606,322          --          606,322
 Deferred tax asset.....            --              --              --               --       400,000 (i)     400,000
 Prepaid expenses and
  other current assets..        532,050         124,390             --           656,440          --          656,440
                           ------------      ----------     -----------     ------------  -----------     -----------
 Total current assets...      5,546,404       2,348,272      (1,250,814)       6,643,862      402,540       7,046,402
Property and equipment,
 net....................     11,164,877         819,462        (319,462)(c)   11,664,877          --       11,664,877
Goodwill, net...........     13,827,596             --        8,356,540 (c)   22,184,136          --       22,184,136
Other intangible assets,
 net....................      3,895,013             --        2,200,000 (c)    6,095,013          --        6,095,013
Investment in joint
 venture................        560,363             --              --           560,363          --          560,363
Other assets............            --          374,586             --           374,586      900,000 (i)   1,274,586
                           ------------      ----------     -----------     ------------  -----------     -----------
 Total assets...........   $ 34,994,253      $3,542,320     $ 8,986,264     $ 47,522,837    1,302,540      48,825,377
                           ============      ==========     ===========     ============  ===========     ===========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
       (DEFICIT)
Current liabilities:
 Current maturities of
  long term debt........   $  1,200,000      $  566,123     $  (566,123)(b) $  1,200,000          --      $ 1,200,000
 Accounts payable and
  accrued liabilities...      2,132,040         182,015        (182,015)(b)    2,432,040          --        2,432,040
                                                                300,000 (c)
 Customer deposits......        280,898             --              --           280,898          --          280,898
 Deferred revenues......      1,283,797             --              --         1,283,797          --        1,283,797
 Accrued dividends on
  preferred stock.......         93,011             --              --            93,011          --           93,011
                           ------------      ----------     -----------     ------------  -----------     -----------
 Total current
  liabilities...........      4,989,746         748,138       (448,138)        5,289,746          --        5,289,746
Long-term debt, less
 current maturities.....     25,262,612       1,359,047      (1,359,047)(b)   37,491,196  (22,732,000)(e)  14,759,196
                                                             12,228,584 (d)
Stock warrants..........      5,955,162             --              --         5,955,162   (4,575,162)(f)         --
                                                                                           (1,380,000)(j)
Series C redeemable
 preferred stock........      3,500,000             --              --         3,500,000   (3,500,000)(g)         --
Series D redeemable
 preferred stock........      3,520,000             --              --         3,520,000   (3,520,000)(e)         --
Shareholders' Equity
(Deficit):
 Series A convertible
  preferred stock.......             74             --              --                74          (74)(h)         --
 Class A voting common
  stock.................         30,544             706            (706)(d)       30,544       27,500 (e)      77,103
                                                                                                9,540 (g)
                                                                                                6,219 (h)
                                                                                                3,300 (j)
 Additional paid in
  capital...............      2,537,282             --              --         2,537,282   27,204,500 (e)  34,605,337
                                                                                            3,490,460 (g)
                                                                                               (6,145)(h)
                                                                                            1,379,240 (j)
 Stock warrants.........            --              --              --               --     4,575,162 (f)   4,575,162
 Accumulated earnings
  (deficit).............    (10,801,167)      1,434,429      (1,434,429)(d)  (10,801,167)   1,300,000 (i) (10,481,167)
                                                                                             (980,000)(e)
                           ------------      ----------     -----------     ------------  -----------     -----------
 Total shareholders'
  equity (deficit)......     (8,233,267)      1,435,135      (1,435,135)      (8,233,267)  37,009,702      28,776,435
                           ------------      ----------     -----------     ------------  -----------     -----------
 Total liabilities and
  shareholders' equity
  (deficit).............   $ 34,994,253      $3,542,320     $ 8,986,264     $ 47,522,837  $ 1,302,540     $48,825,377
                           ============      ==========     ===========     ============  ===========     ===========

--------
ACQUISITION ADJUSTMENTS:

(a) Derived from the unaudited balance sheet of Hyde's as of April 30, 1998.
(b) Reflects a reduction of certain assets and liabilities that will not be acquired or assumed from Hyde's by the Company, pursuant to the stock purchase agreement.
(c) Reflects the Company's purchase price allocation arising from the acquisition of Hyde's by the Company as if such acquisition had occurred on April 30, 1998. A summary of the computation follows:

      Purchase price.............................................. $12,228,584
      Less: Net tangible assets acquired..........................  (2,291,506)
      Plus: Fair value adjustments to net tangible assets
       acquired...................................................     319,462
      Less: Identifiable intangible assets:
       Customer base..............................................  (2,000,000)
       FCC License................................................    (100,000)
       Non-Compete................................................    (100,000)
                                                                   -----------
                                                                     8,056,540
      Plus: Transaction costs of purchase acquisition.............     300,000
                                                                   -----------
      Excess purchase price over the fair value of Hyde's net
       assets acquired (i.e. goodwill)............................ $ 8,356,540
                                                                   ===========

  Because the Hyde's acquisition was consummated subsequent to April 30, 1998, the Company's estimated allocation of the purchase price should be considered preliminary. The Company is undertaking a full investigation of the allocation of the purchase price among the assets acquired. Management does not expect the final allocation of value among assets acquired to have a material effect on the Company's results of operations.
(d) Reflects the increase in the Revolving Credit Facility and issuance of a promissory note, which totaled approximately $12,228,584 related to the Hyde's Acquisition and the elimination of Hyde's historical shareholders' equity.

OFFERING ADJUSTMENTS:

(e) Reflects the sale of 2,750,000 shares of Common Stock offered by the Company hereby at an assumed offering price of $11.00 and application of the proceeds therefrom as follows:

      Gross proceeds from the offering............................. $30,250,000
      Underwriting discounts and commissions at 7%.................  (2,118,000)
      Expenses related to the offering.............................    (900,000)
                                                                    -----------
        Net proceeds to the Company................................  27,232,000
      Reduction of the revolving line of credit and term loan...... (22,732,000)
      Redemption of Series D preferred stock.......................  (4,500,000)
                                                                    -----------
        Net increase in cash and cash equivalents.................. $       --
                                                                    ===========

  Upon redemption of the Series D Preferred Stock the Company will recognize a loss of approximately $980,000.
(f) Reflects reclassification of stock warrants to shareholders' equity related to the elimination of the put feature upon completion of an initial public offering.
(g) Reflects the conversion of 3,500 shares of Series C Convertible Preferred Stock into approximately 272.5725 shares each of the Company's Class A Common Stock pursuant to the designation of the Series C Convertible Preferred Stock.
(h) Reflects the conversion of 7,360 shares of Series A Convertible Preferred Stock into 84.5 shares each of the Company's Class A Common Stock pursuant to the designation of the Series A Convertible Preferred Stock.
(i) Reflects the recognition of the Company's net deferred tax asset as of April 30, 1998. As a result of the debt and corresponding interest expense reduction in conjunction with the initial public offering, management believes that it is more likely than not that the net deferred tax asset is realizable upon completion of the initial public offering.

(j) Reflects the exercise of warrants to purchase 329,959 shares of Class A Common Stock at an exercise price of $0.0077 per share in connection with the initial public offering and the related reduction in stock warrants of $1,380,000.

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE NINE MONTHS ENDED APRIL 30, 1998

                                     HISTORICAL
                          --------------------------------                                                   PRO FORMA
                                               HYDE'S STAY   PRO FORMA                    PRO FORMA         CONSOLIDATED
                               SATELLINK        IN TOUCH,   ACQUISITION     PRO FORMA     OFFERING          AS ADJUSTED
                          COMMUNICATIONS, INC.  INC. (A)    ADJUSTMENTS    CONSOLIDATED  ADJUSTMENTS      FOR THE OFFERING
                          -------------------- -----------  -----------    ------------  -----------      ----------------
REVENUES:
 Service, rent, and
  maintenance...........      $14,577,001      $3,300,323    $     --      $17,877,324   $      --          $17,877,324
 Product sales..........          903,454       1,063,509          --        1,966,963          --            1,966,963
                              -----------      ----------    ---------     -----------   ----------         -----------
 Total revenues.........       15,480,455       4,363,832          --       19,844,287          --           19,844,287
 Cost of products sold..          801,288       1,168,955                    1,970,243          --            1,970,243
                              -----------      ----------    ---------     -----------   ----------         -----------
 Net revenues...........       14,679,167       3,194,877          --       17,874,044          --           17,874,044
OPERATING EXPENSES:
 Services, rent and
  maintenance...........        5,475,108         323,773          --        5,798,881          --            5,798,881
 Selling and marketing..        2,260,730         208,676          --        2,469,406          --            2,469,406
 General and
  administrative........        2,634,702       1,230,554     (378,000)(b)   3,487,256          --            3,487,256
 Engineering............          631,056             --           --          631,056          --              631,056
 Fixed asset impairment.          833,996             --           --          833,996          --              833,996
 Depreciation and
  amortization..........        2,130,085         193,376      469,143 (c)   2,792,604          --            2,792,604
                              -----------      ----------    ---------     -----------   ----------         -----------
 Total operating
  expenses..............       13,965,677       1,956,379       91,143      16,013,199          --           16,013,199
                              -----------      ----------    ---------     -----------   ----------         -----------
OPERATING INCOME (LOSS).          713,490       1,238,498      (91,143)      1,860,845          --            1,860,845
                              -----------      ----------    ---------     -----------   ----------         -----------
OTHER INCOME (EXPENSES):
 Other income...........          180,433         269,647          --          450,080          --              450,080
 Interest expense.......       (1,740,176)        (69,701)    (885,960)(d)  (2,695,837)   1,662,278 (e)      (1,033,559)
 Accretion of stock
  warrants..............         (628,440)            --           --         (628,440)     628,440 (f)             --
 Income from joint
  venture...............           98,970             --           --           98,970          --               98,970
 Minority interest......           (7,740)            --           --           (7,740)         --               (7,740)
                              -----------      ----------    ---------     -----------   ----------         -----------
 Total other income
  (expenses)............       (2,096,953)        199,946     (885,960)     (2,782,967)   2,290,718            (492,249)
                              -----------      ----------    ---------     -----------   ----------         -----------
INCOME (LOSS) BEFORE
 INCOME TAX PROVISION...       (1,383,463)      1,438,444     (977,103)       (922,122)   2,290,718           1,368,596
INCOME TAX PROVISION....              --              --           --              --      (520,066) (g)       (520,066)
                              -----------      ----------    ---------     -----------   ----------         -----------
NET INCOME (LOSS) BEFORE
 CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING
 PRINCIPLE..............       (1,383,463)      1,438,444     (977,103)       (922,122)   1,770,652             848,530
PREFERRED STOCK
 DIVIDENDS..............          360,618             --           --          360,618     (360,618) (h)            --
                              -----------      ----------    ---------     -----------   ----------         -----------
NET INCOME (LOSS) BEFORE
 CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING
 PRINCIPLE ATTRIBUTABLE
 TO COMMON SHAREHOLDERS.      $(1,744,081)     $1,438,444    $(977,103)    $(1,282,740)  $2,131,270         $   848,530
                              ===========      ==========    =========     ===========   ==========         ===========
PRO FORMA INCOME (LOSS)
 ATTRIBUTABLE TO COMMON
 SHAREHOLDERS(I):
 Class A Common Stock...      $(1,772,626)                                                                  $   848,530
 Class B Common Stock...           (1,455)                                                                          N/A
BASIC NET INCOME (LOSS)
 PER SHARE:
 Class A Common Stock ..      $     (0.59)                                                                  $      0.11
 Class B Common Stock ..           (50.17)                                                                          N/A
DILUTED NET INCOME PER
 SHARE..................              N/A                                                                   $      0.10
WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES
 OUTSTANDING--BASIC(J):
 Class A Common Stock ..        3,015,800                                                                     7,674,124
 Class B Common Stock ..               29                                                                           N/A
WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES
 OUTSTANDING--
 DILUTED(K):............              N/A                                                                     8,257,378

--------
ACQUISITION ADJUSTMENTS:
(a) Historical amounts related to the Hyde's Acquisition in the pro forma statement of operations for the nine months ended April 30, 1998 have been derived from Hyde's unaudited financial statements for that period, which are not included in the Prospectus. Note that the months of August and September 1997 are included here and also in the pro forma statement of operations for the year ended July 31, 1997. Revenues, operating income and net income for the two months ended September 1997 were $849,287, $275,957, and $290,525, respectively.

(b) Reflects a reduction in distributions, reflected as expense, to the owner of Hyde's who received S corporation distributions to pay taxes related to ownership. The owner's salary remains as an expense in the pro forma statement of operations.

(c) Reflects additional depreciation and amortization expense associated with the increase in the basis of the acquired assets to fair market value at the date of the Hyde's Acquisition offset by the estimated amount of depreciation expense associated with the write-down of Hyde's net tangible assets acquired at fair value. Amounts allocated to customer base, FCC licenses, covenant not to compete, goodwill and equipment in connection with the Hyde's Acquisition will be amortized over five, ten, two, thirty, and ten years, respectively. Given that the Hyde's Acquisition was consummated subsequent to April 30, 1998, the Company's estimated allocation of the purchase price is preliminary. The Company is undertaking a full investigation of the allocation of the purchase price among the assets acquired. Management does not expect the final allocation of value among assets acquired to have a material effect on the Company's results of operations.

(d) Reflects the increase in interest expense attributable to borrowings used to effect the Hyde's Acquisition at an estimated interest rate of (9.66% -
     LIBOR + 4%), which represents the Company's interest rate at the time of the consummation of the acquisition.

OFFERING ADJUSTMENTS:

(e) Reflects a reduction of interest expense related to the payoff of outstanding long term debt from the proceeds of the offering at the Company's blended historical rate of 9.75%.

(f) Reflects the elimination of the warrant accretion as the put feature is contractually eliminated upon completion of an initial public offering.

(g) Reflects income tax effect, using an effective rate of 38%, related to the Company's pro forma results of operations . Pro forma results of operations do not include any impact from changes in the valuation reserve which has been recorded against net operating loss carryforwards historically incurred by the Company since recognition of the Company's deferred tax asset is a material nonrecurring credit which results directly from the Offering and the Hyde's Acquisition. Upon completion of the initial public offering and application of the proceeds to repay certain debt, management believes that it is more likely than not that the deferred tax asset will be realized. Consequently, management anticipates recognizing its deferred tax asset in its historical results of operations within the next 12 months.

(h) Reflects a decrease of $262,503 in dividends related to the conversion of Series C Preferred Stock which is automatically converted to Common Stock in the event of an initial public offering and a decrease of $66,240 related to the conversion of Series A Preferred Stock which the Company intends to convert into Common Stock in connection with the initial public offering and the decrease of $31,875 in dividends related to the redemption of Series D Preferred Stock which is required to be redeemed in the event of an initial public offering. The Company expects to incur a loss of approximately $980,000 upon redemption of the Series D Preferred Stock. This loss has been excluded from the pro forma results of operations for the nine months ended April 30, 1998.

(i) The Company is required to present earnings per share for each class of outstanding common stock. Net income attributable to Class A and Class B shareholders is allocated between each class based on the extent to which each class shares in the Company's earnings. Class A and Class B shareholders share in earnings at a 1:84.5 ratio.

(j) Basic weighted average common shares outstanding are comprised of the following for each class of common stock:

                                                              CLASS A  CLASS B
                                                             --------- -------
   Weighted average shares outstanding prior to initial
    public offering......................................... 3,015,800    29
   Conversion of Class B Common Stock.......................     2,450   (29)
   Conversion of Series A Convertible Preferred Stock.......   621,920   --
   Conversion of Series C Convertible Preferred Stock.......   953,995   --
   Exercise of stock warrants...............................   329,959   --
   Issuance of common shares from the initial public
    offering................................................ 2,750,000   --
                                                             ---------   ---
   Pro forma weighted average shares outstanding............ 7,674,124   --
                                                             =========   ===

(k) Diluted net income per share differs from basic earnings per share only for periods in which earnings are positive. Weighted average common shares outstanding for diluted net income per share consists of the following:

                                                                        CLASS A
                                                                       ---------
   Pro forma weighted average common shares outstanding............... 7,674,124
   Effect of dilutive stock options and warrants......................   583,254
                                                                       ---------
   Pro forma diluted weighted average common shares outstanding....... 8,257,378
                                                                       =========

                SATELLINK COMMUNICATIONS, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JULY 31, 1997

                                    HISTORICAL
                    -------------------------------------------                                                  PRO FORMA
                       SATELLINK                                 PRO FORMA                     PRO FORMA        CONSOLIDATED
                    COMMUNICATIONS, MESSAGE      HYDE'S STAY    ACQUISITION      PRO FORMA     OFFERING         AS ADJUSTED
                         INC.       WORLD(A)  IN TOUCH, INC.(B) ADJUSTMENTS     CONSOLIDATED  ADJUSTMENTS     FOR THE OFFERING
                    --------------- --------  ----------------- -----------     ------------  -----------     ----------------
REVENUES:
 Service, rent,
  and maintenance.    $16,308,042   $230,768     $3,939,527     $       --      $20,478,337   $      --         $20,478,337
 Product sales....      1,264,418    130,409      1,113,468             --        2,508,295          --           2,508,295
                      -----------   --------     ----------     -----------     -----------   ----------        -----------
 Total revenues...     17,572,460    361,177      5,052,995             --       22,986,632          --          22,986,632
 Cost of products
  sold............      1,201,271     37,941      1,204,171             --        2,443,383          --           2,443,383
                      -----------   --------     ----------     -----------     -----------   ----------        -----------
 Net revenues.....     16,371,189    323,236      3,848,824             --       20,543,249          --          20,543,249
OPERATING
 EXPENSES:
 Services, rent,
  and maintenance.      6,541,774     56,782        550,645             --        7,149,201          --           7,149,201
 Selling and mar-
  keting..........      2,313,930     56,195        264,498             --        2,634,623          --           2,634,623
 General and
  administrative..      3,039,390     91,307      1,727,242        (462,000)(c)   4,395,939          --           4,395,939
 Engineering......        638,387      3,200            --              --          641,587          --             641,587
 Depreciation and
  amortization....      2,241,518     16,969        210,262         809,710 (d)   3,278,459          --           3,278,459
                      -----------   --------     ----------     -----------     -----------   ----------        -----------
 Total operating
  expenses........     14,774,999    224,453      2,752,647         347,710      18,099,809          --          18,099,809
                      -----------   --------     ----------     -----------     -----------   ----------        -----------
OPERATING INCOME..      1,596,190     98,783      1,096,177        (347,710)      2,443,440          --           2,443,440
                      -----------   --------     ----------     -----------     -----------   ----------        -----------
OTHER INCOME
 (EXPENSES):
 Other income.....         89,808        --          61,448             --          151,256          --             151,256
 Interest expense.     (1,564,067)   (18,299)       (35,736)     (1,266,737)(e)  (2,884,839)   2,209,550 (f)       (675,289)
 Accretion of
  stock warrants..     (1,773,107)       --             --              --       (1,773,107)   1,773,107 (g)            --
 Income from joint
  venture.........         26,123        --             --              --           26,123          --              26,123
 Minority
  interest........         (2,829)       --             --              --           (2,829)         --              (2,829)
                      -----------   --------     ----------     -----------     -----------   ----------        -----------
 Total other income
  (expenses)......     (3,224,072)   (18,299)        25,712      (1,266,737)     (4,483,396)   3,982,657           (500,739)
INCOME (LOSS)
 BEFORE INCOME TAX
 PROVISION........     (1,627,882)    80,484      1,121,889      (1,614,447)     (2,039,956)   3,982,657          1,942,701
INCOME TAX
 PROVISION........            --         --             --              --              --      (738,226)(h)       (738,226)
                      -----------   --------     ----------     -----------     -----------   ----------        -----------
NET INCOME (LOSS).     (1,627,882)    80,484      1,121,889      (1,614,447)     (2,039,956)   3,244,431          1,204,475
PREFERRED STOCK
 DIVIDENDS........        438,558        --             --              --          438,558     (438,558)(i)            --
                      -----------   --------     ----------     -----------     -----------   ----------        -----------
NET INCOME (LOSS)
 ATTRIBUTABLE TO
 COMMON
 SHAREHOLDERS.....    $(2,066,440)  $ 80,484     $1,121,889     $(1,614,447)    $(2,478,514)  $3,682,989        $ 1,204,475
                      ===========   ========     ==========     ===========     ===========   ==========        ===========
PRO FORMA LOSS
 ATTRIBUTABLE TO
 COMMON
 SHAREHOLDERS(J):
 Class A Common
  Stock...........    $(2,042,387)                                                                              $ 1,204,475
 Class B Common
  Stock...........        (24,053)                                                                                      N/A
BASIC NET INCOME
 (LOSS) PER SHARE:
 Class A Common
  Stock...........    $     (0.69)                                                                              $      0.16
 Class B Common
  Stock...........         (44.96)                                                                                      N/A
DILUTED INCOME PER
 SHARE(L).........            N/A                                                                                      0.15
WEIGHTED AVERAGE
 NUMBER OF COMMON
 SHARES
 OUTSTANDING--
 BASIC(K):
 Class A Common
  Stock...........      2,952,811                                                                                 7,653,892
 Class B Common
  Stock...........            535                                                                                       N/A
WEIGHTED AVERAGE
 NUMBER OF COMMON
 SHARES
 OUTSTANDING--
 DILUTED(L).......            N/A                                                                                 8,231,345

--------
ACQUISITION ADJUSTMENTS:

(a) The Message World acquisition was completed on February 1, 1997. Historical amounts for Satellink in the pro forma statement of operations for the year ended July 31, 1997 include the results of operations of Message World subsequent to the acquisition date. Historical amounts shown for Message World reflect its unaudited results of operations for the six months ended January 31, 1997.

(b) Historical amounts related to the Hyde's Acquisition in the pro forma statement of operations for the year ended July 31, 1997 have been derived from its unaudited financial statements for the annual period ended September 30, 1997. Note that the months of August and September 1997 are included here and also in the pro forma statement of operations for the nine months ended April 30, 1998. Revenues, operating income and net income for the two months ended September 30, 1997 were $849,287, $275,957, and $290,525, respectively.

(c) Reflects a reduction in distributions, reflected as expense, to the owner of Hyde's who received S corporation distributions to pay taxes related to ownership. The owner salary remains as expense in the pro forma statement of operations.

(d) Reflects additional depreciation and amortization expense associated with the increase in the basis of the acquired assets to fair market value at the date of acquisition for Message World and Hyde's (the "Acquisitions"). Amounts allocated to the Message World name will be amortized over ten years. Amounts allocated to customer base, FCC licenses, covenant not to compete, goodwill and equipment in connection with the Acquisitions will be amortized over five, ten, two, thirty and ten years, respectively. Because the Hyde's Acquisition was consummated subsequent to April 30, 1998, the Company's estimated allocation of the purchase price should be considered preliminary. The Company is undertaking a full investigation of the allocation of the purchase price among the assets acquired. Management does not expect the final allocation of value among assets acquired to have a material effect on the Company's results of operations.

(e) Reflects the increase in interest expense attributable to borrowings used to affect the Hyde's Acquisition at an estimated interest rate of (9.66% -
     LIBOR + 4%), which represents the Company's interest rate at the time of the consummation of the Hyde's Acquisition and the incremental interest expense related to the Message World acquisition at the Company's blended interest rate of 9.72%.

OFFERING ADJUSTMENTS:

(f) Reflects a reduction of interest expense related to the pay off of outstanding long term debt from the proceeds of the offering at the Company's blended historical rate of 9.72%.

(g) Reflects the elimination of the warrant accretion as the put feature is contractually eliminated upon completion of an initial public offering.

(h) Reflects income tax effect, using an effective rate of 38%, related to the Company's pro forma results of operations. Pro forma results of operations do not include any impact from changes in the valuation reserve which has been recorded against net operating loss carryforwards historically incurred by the Company since recognition of the Company's deferred tax asset is a material nonrecurring credit which results directly from the Offering and the Hyde's Acquisition. Upon completion of the offering, and application of the proceeds to repay certain debt, management believes that it is more likely than not that the deferred tax asset will be realized. Consequently, management anticipates recognizing its deferred tax asset in its historical results of operation within the next 12 months.

(i) Reflects a decrease of $350,000 in dividends related to the conversion of Series C Convertible Preferred Stock which is automatically converted to Common Stock in the event of an initial public offering and a decrease of $88,558 related to the conversion of Series A Convertible Preferred Stock which the Company intends to convert into Common Stock in connection with the initial public offering.

(j) The Company is required to present earnings per share for each class of outstanding common stock. Net income attributable to Class A and Class B shareholders is allocated between each class based on the extent to which each class shares in the Company's earnings. Class A and Class B shareholders share in earnings at a 1:84.5 ratio.

(k) Basic weighted average common shares outstanding are comprised of the following for each class of common stock:

                                                              CLASS A  CLASS B
                                                             --------- -------
   Weighted average shares outstanding prior to initial
    public offering......................................... 2,952,811   535
   Conversion of Class B common stock.......................    45,207  (535)
   Conversion of Series A preferred stock...................   621,920   --
   Conversion of Series C preferred stock...................   953,995   --
   Exercise of stock warrants...............................   329,959   --
   Issuance of common stock in the initial public offering.. 2,750,000   --
                                                             ---------  ----
   Pro forma weighted average shares outstanding............ 7,653,892     0
                                                             =========  ====

(l) Diluted earnings per share differs from basic earnings per share only for periods in which earnings are positive. Weighted average common shares outstanding for diluted net income per share consists of the following:

                                                                        CLASS A
                                                                       ---------
   Pro forma weighted average common shares outstanding............... 7,653,892
   Effect of dilutive stock options and warrants......................   577,453
                                                                       ---------
   Pro forma weighted average common shares outstanding............... 8,231,345
                                                                       =========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFOR-MATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES OF COMMON STOCK OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

 UNTIL       , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY RE-QUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    8
Use of Proceeds...........................................................   21
Dividend Policy...........................................................   22
Capitalization............................................................   23
Dilution..................................................................   24
Selected Consolidated Financial and Operating Data........................   25
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   27
Business..................................................................   36
Management................................................................   51
Certain Transactions......................................................   56
Principal and Selling Shareholders........................................   58
Description of Capital Stock..............................................   60
Shares Eligible for Future Sale...........................................   63
Underwriting..............................................................   67
Legal Matters.............................................................   68
Experts...................................................................   68
Available Information.....................................................   69
Index to Consolidated Financial Statements................................  F-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             3,700,000 SHARES


                                      LOGO
OF SATELLINK COMMUNICATIONS, INC. APPEARS HERE


                                  COMMON STOCK

                                ---------------

                                   PROSPECTUS

                                ---------------

                                J.C.Bradford&Co.

                                Morgan Keegan &
                                 Company, Inc.

                                       , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts except the SEC registration fee and the NASD filing fee are estimated.

      SEC registration fee............................................ $ 15,063
      NASD filing fee.................................................    5,606
      Accounting fees and expenses....................................  350,000
      Nasdaq National Market listing fee..............................   40,000
      Legal fees and expenses.........................................  260,000
      Printing and engraving expenses.................................  200,000
      Blue sky fees and expenses......................................    2,000
      Directors and officers' insurance...............................   15,000
      Transfer agent and registrar fees and expenses..................   10,000
      Miscellaneous...................................................    2,331
                                                                       --------
        Total......................................................... $900,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Bylaws state that the Company shall indemnify and save harmless the directors, officers, employees and agents of the Company for personal losses or damages incurred for acts or omissions done or not done on behalf of the Company in accordance with the Company's indemnification policy (the "Policy"). The Policy provides that the Company shall indemnify and hold harmless any person who was or who is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than in an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which a director, officer, employee or agent of the Company shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the Policy, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Otherwise, any indemnification shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct. Such a determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel then employed by the Company, in a written opinion; or (3) by the affirmative vote of a majority of the shares entitled to vote thereon.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  On November 17, 1995, the Company issued and sold 3,500 shares of Series C Convertible Preferred Stock to Creditanstalt, Stiles A. Kellett, Jr., an affiliate of Mr. Kellett and an unaffiliated accredited investor for cash consideration of $1,000 per share and received proceeds of $3,500,000 in a transaction exempt from registration pursuant to Sections 4(2) and 4(6) of the Securities Act and Rule 505 of Regulation D thereunder. In accordance with the terms and conditions of the designation of the Series C Convertible Preferred Stock, contemporaneously with the consummation of the Offering, each issued and outstanding share of Series C Convertible Preferred Stock will be converted into 272.5725 shares of Common Stock without any further action on the part of the Company or the Series C Investors.

  During 1996, the Company approved the conversion of all outstanding shares of Class B Common Stock into Class A Common Stock. As of January 31, 1998, 2,071 shares of Class B Common Stock have been converted into 175,025 shares of Class A Common Stock, and there are no remaining shares of Class B Common Stock outstanding. In February 1996, the Company issued and sold 105,625 shares of Class A Common Stock for cash consideration of $2.37 per share and received proceeds of $250,000 in a transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereunder.

  On April 3, 1998, the Company issued and sold 4,500 shares of Series D Redeemable Preferred Stock for cash consideration of $1,000 per share in a transaction exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereunder. The shares of Series D Redeemable Preferred Stock were offered to and purchased by a limited number of accredited investors, including certain directors and executive officers of the Company. Pursuant to the terms of the designation of the Company's Series D Redeemable Preferred Stock, all outstanding shares of Series D Redeemable Preferred Stock will be redeemed contemporaneously with the consummation of the Offering through proceeds realized from the Offering.

  On August 1, 1995, the Company granted an option to an employee to purchase 84,500 shares of Common Stock at an exercise price of $1.78 per share (the estimated fair value at the date of grant). The option has a term of five years and vests ratably over a period of three years. In January 1998, the employee partially exercised his option and purchased 56,332 shares of Common Stock for cash consideration of $100,099. During fiscal 1997, the Company granted to principals of Breckenridge options to purchase 169,000 shares of Common Stock at an exercise price of $3.68 per share (the estimated fair value at the date of grant) in consideration of services provided in connection with several of the Company's acquisitions. These options have a term of five years and vested immediately. During the six months ended January 31, 1998, the Company granted options to employees to purchase 140,910 shares of Common Stock at an exercise price of $4.62 per share (the estimated fair value at the date of grant). These options to employees have terms of ten years and vest ratably over a period of four years.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) The following exhibits are filed as a part of this Registration
Statement:

 EXHIBIT
   NO.                           DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  1  **  Underwriting Agreement.
  3.1**  Restated Articles of Incorporation of the Company.
  3.2**  Bylaws of the Company.
  3.3**  Amended and Restated Articles of Incorporation of the Company
  3.4**  Amended and Restated Bylaws of the Company
  4.1**  Stockholders Agreement, dated August 1, 1988, by and between Satellink
         Paging, Inc. and the several stockholders of the Company.
  4.2**  Debenture Purchase Agreement and Amendment to Stockholders Agreement,
         dated July 25, 1989, by and between Satellink Paging, Inc. and the several stockholders of the Company.
  4.3**  Series A Preferred Stock Purchase Agreement and Second Amendment to
         Stockholders Agreement, dated by and among Satellink Paging, Inc., the several purchasers and the several security holders of the Company.
  4.4**  Second Amended and Restated Warrant Agreement, as amended, dated
         November 17, 1995, by and between Satellink Paging, Inc. and
         Creditanstalt American Corporation.

  EXHIBIT
    NO.                           DESCRIPTION OF EXHIBIT
  -------                         ----------------------
  4.5**    First Amendment, dated May 31, 1996, to Second Amended and Restated
           Warrant Agreement by and between Satellink Paging, Inc. and
           Creditanstalt American Corporation
  4.6**    Second Amendment, dated June 27, 1997, to Second Amended and
           Restated Warrant Agreement by and between Satellink Paging, Inc. and
           Creditanstalt American Corporation.
  4.7**    Series C Convertible Preferred Stock Securities Purchase Agreement,
           dated November 17, 1995, by and among Satellink Paging, Inc. and
           Creditanstalt American Corporation. (The Company has entered into agreements substantially similar in all material respects to this agreement. A schedule of such similar agreements is attached to this exhibit).
  4.8**    Form of Preferred Stock and Warrant Purchase Agreement, dated April
           3, 1998, by and among Satellink Communications, Inc. and the several purchasers of Series D Preferred Stock.
  5**      Form of opinion regarding legality.
 10.1**    Satellink Communications, Inc. 1997 Long-Term Incentive Plan.
 10.2**    Asset Purchase Agreement, dated February 1, 1997, by and among
           Satellink Paging, LLC, Saner Communications, Inc. and Michael J.
           Saner.
 10.3**    Merger Agreement, dated May 23, 1997, by and among Satellink Paging,
           Inc., A. Lee Pickard and Satellink Paging, LLC.
 10.4**    Shareholder Agreement, dated May 25, 1995, between C.R., Inc., Cape
           Fear Paging Company of North Carolina and Satellink Paging, Inc.
 10.5**    Merger Agreement, dated January 27, 1998, by and among Premier
           Paging, Inc., Premier Paging of New Orleans, Inc., the shareholders of Premier Paging, Inc., the shareholders of Premier Paging of New
           Orleans, Inc. and Satellink Paging, LLC.
 10.6**    Asset Purchase Agreement, dated May 31, 1996, between Satellink
           Paging, Inc., C.R., Inc., James Sowell, Larry Simmons and Jay Lee
           Jameson, as Trustee of The Safeton Trust.
 10.7**    Asset Purchase Agreement, dated February 15, 1997, by and among
           Satellink Paging, LLC, Call One, Inc., James Sowell, Larry Simmons
           and Jay Lee Jameson, as Trustee of The Safeton Trust.
 10.8**    Option to Purchase Common Stock of Satellink Communications, Inc.
           executed in favor of Donald W. Rochow of The Breckenridge Group,
           Inc. (The Company has entered into agreements substantially similar in all material respects to this agreement. A schedule of such similar agreements is attached to this exhibit).
 10.9**    Third Amended and Restated Loan and Security Agreement, dated June
           27, 1997, by and among Satellink Communications, Inc., Satellink
           Paging, LLC, certain named Lenders and Creditanstalt-Bankverein.
 10.10**   First Amendment, dated March 11, 1998, to Third Amended and Restated
           Loan and Security Agreement by and among Satellink Communications,
           Inc., Satellink Paging, LLC, certain named Lenders and
           Creditanstalt-Bankverein.
 10.11*    Agreement with Cape Fear Paging Company of North Carolina.
 10.12***  Sales and Distribution Agreement, dated May 21, 1996, between Paging
           Network of Atlanta, Inc. and Satellink Paging, Inc.
 10.13**** Agency Agreement for Private Carrier Paging (Georgia), dated March
           4, 1992, between Preferred Networks, Inc. and Satellink Paging, Inc.
 10.14**   Non-exclusive Reseller Agreement, dated January 18, 1994, between
           Satellink Paging, Inc. and Alabama Network USA, Inc.
 10.15**   Pager Supply Agreement, dated May 5, 1997, between FM Concepts,
           L.L.C. and Info Telecom S.A.
 10.16**** Distribution Agreement, dated April 2, 1990, between CUE Paging
           Corporation and Satellink Paging, Inc., as amended by that certain
           Amendment to the Distribution Agreement, dated April 2, 1990.
 10.17**** Regional Affiliate Agreement, dated August 20, 1990, between CUE
           Paging Corporation and C.R., Inc., as assigned to Satellink Paging,
           Inc.
 10.18**** Distribution Agency Agreement, dated November 29, 1989 between
           Satellink Paging, Inc. and Southern Connections, Inc. (The Company
           has entered into agreements substantially similar in all material respects to this agreement. A schedule of such similar agreements is attached to this exhibit).

  EXHIBIT
    NO.                           DESCRIPTION OF EXHIBIT
  -------                         ----------------------
 10.19**** Reseller Agreement, dated October 17, 1997, between Destineer
           Corporation and Satellink Paging, Inc. d/b/a/ Satellink Messaging
 10.20**   Stock Purchase Agreement, dated April 9, 1998 by and among Satellink
           Paging, LLC and Hyde's Stay In Touch, Inc. and R. Daniel Hyde, Jr.
 10.21**   Amendment to Stock Purchase Agreement, dated May 1, 1998, by and among Satellink Paging, LLC and Hyde's Stay in Touch, Inc. and R.
           Daniel Hyde, Jr.
 10.22**   Stock Purchase Agreement, dated May 1, 1998, by and among Satellink
           Paging, LLC and 9077 Broadcasting, Inc. and R. Daniel Hyde, Jr.
 21**      Subsidiaries of the Company.
 23.1**    Consent of Alston & Bird LLP (included in Exhibit 5).
 23.2      Consent of Arthur Andersen LLP.
 23.3      Consent of James N. Rachel.
 24**      Power of Attorney.
 27        Financial Data Schedule.

--------

   *To be filed by amendment.

  **Previously filed.

 ***Previously filed with portions omitted pursuant to a request for confidential treatment.

****Portions omitted pursuant to a request for confidential treatment.

  (b) The following Financial Statement Schedules of Satellink Communications, Inc. are included in this Registration Statement:

  Not Applicable.

ITEM 17. UNDERTAKINGS.


  (f) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (i) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on the 29th day of June, 1998.

                                          SATELLINK COMMUNICATIONS, INC.

                                          By:      /s/ Jerry W. Mayfield
                                             ----------------------------------
                                                     JERRY W. MAYFIELD
                                             CHAIRMAN OF THE BOARD, PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to this Registration Statement has been signed below by the following persons in the capacities indicated on June 29, 1998.

              SIGNATURE                               TITLE

       /s/ Jerry W. Mayfield              Chairman of the Board,
-------------------------------------      President and Chief
          Jerry W. Mayfield                Executive Officer
                                           (Principal Executive
                                           Officer)

      /s/ Daniel D. Lensgraf              Senior Vice President--
-------------------------------------      Finance & Administration
         Daniel D. Lensgraf                and Chief Financial Officer
                                           (Principal Financial and
                                           Accounting Officer)

                  *                                 Director
-------------------------------------
         James O. Carpenter

                  *                                 Director
-------------------------------------
           Marc A. Comeaux

              SIGNATURE                               TITLE

                  *                                 Director
-------------------------------------
         Robert D. Gage, IV

                  *                                 Director
-------------------------------------
          Gordon E. Kaiser

                  *                                 Director
-------------------------------------
       Stiles A. Kellett, Jr.

                  *                                 Director
-------------------------------------
           David C. Massey

                  *                                 Director

-------------------------------------
  /s/ Jerry W. Mayfield
By:
           Robert P. Poche
  _____________________________
     Attorney-in-Fact

SATELLINK COMMUNICATIONS, INC.

  SCHEDULE II: VALUATION AND QUALIFYING ACCOUNTS YEARS ENDED JULY 31, 1995, 1996, 1997, AND THE SIX MONTHS ENDED JANUARY 31,1998

                                         CHARGED TO
                                       BEGINNING COSTS          ENDING
             DESCRIPTION                 AND BALANCE   EXPENSE WRITEOFFS  BALANCE
             -----------               --------------- ------- ---------  -------
1995 Allowance for doubtful accounts.       92,000      16,405  (47,644)   60,761
1996 Allowance for doubtful accounts.       60,761     179,722  (41,573)  198,911
1997 Allowance for doubtful accounts.      198,911     523,117 (277,000)  445,028
January 31, 1998 Allowance for
 doubtful accounts...................      445,028     326,339 (245,348)  526,019

                                      S-1